US$350,000,000 Secured Revolving Credit Facility Agreement Dated 3 May 2023 (1) Teekay Tankers Ltd. (as borrower) (2) The Banks, Financial Institutions and other Institutional Lenders listed in Schedule 1, Part I (as lenders) (3) The Financial Institutions listed in Schedule 1, Part II (as mandated lead arrangers) (4) The Financial Institutions listed in Schedule 1, Part III (as lead arrangers) (5) The Financial Institutions listed in Schedule 1, Part IV (as bookrunners) (6) The Financial Institutions listed in Schedule 1, Part V (as hedge providers) (7) Nordea Bank Abp, New York Branch (as coordinator) (8) Nordea Bank Abp, New York Branch (as agent and security trustee)

Contents Page 1 Definitions and Interpretation .................................................................. 1 2 The Loan and its Purposes ...................................................................... 25 3 Conditions of Utilisation ......................................................................... 25 4 Advance .............................................................................................. 28 5 Repayment .......................................................................................... 29 6 Prepayment ......................................................................................... 29 7 Interest ............................................................................................... 33 8 Indemnities .......................................................................................... 36 9 Fees .................................................................................................... 45 10 Security and Application of Moneys .......................................................... 45 11 Representations and Warranties .............................................................. 47 12 Undertakings and Covenants .................................................................. 53 13 Events of Default .................................................................................. 62 14 Assignment and Transfer ....................................................................... 66 15 The Agent and the Lenders ..................................................................... 70 16 Set-Off ................................................................................................ 84 17 Payments ............................................................................................ 84 18 Notices ................................................................................................ 87 19 Partial Invalidity ................................................................................... 88 20 Remedies and Waivers ........................................................................... 88 21 Miscellaneous ....................................................................................... 89 22 Confidentiality ...................................................................................... 90 23 Law and Jurisdiction .............................................................................. 93 24 PATRIOT Act Notice ............................................................................... 93 Schedule 1 Original Finance Parties ......................................................................... 95 Part I The Lenders and the Commitments ................................................. 95 Part II MLAs ......................................................................................... 97 Part III Lead Arrangers ......................................................................... 98 Part IV Bookrunners .............................................................................. 99

Part V The Hedge Providers ................................................................ 100 Schedule 2 Conditions Precedent and Subsequent .................................................... 102 Part I: Conditions precedent to service of Drawdown Notice ...................... 102 Part II(A): Conditions precedent to First Drawdown Date .......................... 104 Part II(B): Conditions precedent to be met no later than the Second Target Date ........................................................................................................ 107 Part II(C): Conditions precedent to subsequent Drawdown Dates ............... 109 Part III(A): Conditions subsequent to First Drawdown Date ....................... 110 Part III(B): Conditions subsequent for a Delayed Delivery Collateral Vessel . 111 Part IV: Conditions precedent to a Vessel Replacement Date ..................... 112 Part V: Conditions subsequent to Vessel Replacement Date ....................... 115 Schedule 3 The Collateral Vessels .......................................................................... 116 Schedule 4 Form of Drawdown Notice .................................................................... 117 Schedule 5 Form of Transfer Certificate .................................................................. 118 Schedule 6 Form of Compliance Certificate ............................................................. 121 Schedule 7 Reduction Schedule ............................................................................. 123 Schedule 8 Form of Attestation to be issued by the Borrower .................................... 142

Page 1 Loan Facility Agreement Dated 3 May 2023 Between: (1) Teekay Tankers Ltd., a corporation incorporated under the laws of the Republic of the Marshall Islands whose registered address is at The Trust Company Complex, Ajeltake Island, Majuro, Marshall Islands, MH96960 (the "Borrower"); and (2) The Banks, Financial Institutions and other Institutional Lenders listed in Schedule 1, Part I, each acting through its office at the address indicated against its name in Schedule 1, Part I as lenders (together the "Lenders" and each a "Lender"); and (3) The Financial Institutions listed in Schedule 1, Part II as mandated lead arrangers (in that capacity the "MLAs" and each an "MLA"); and (4) The Financial Institutions listed in Schedule 1, Part III as lead arrangers (in that capacity the "Lead Arrangers" and each a "Lead Arranger"); and (5) The Financial Institutions listed in Schedule 1, Part IV as bookrunners (in that capacity the "Bookrunners" and each a "Bookrunner"); and (6) The Financial Institutions listed in Schedule 1, Part V, each acting through its office at the address indicated against its name in Schedule 1, Part VI as hedge providers (the "Hedge Providers" and each a "Hedge Provider"); and (7) Nordea Bank Abp, New York Branch acting through its office at 1211 Avenue of the Americas, 23rd Floor, New York, NY 10036, United States of America as coordinator (in that capacity the "Coordinator"); and (8) Nordea Bank Abp, New York Branch acting as agent and security trustee through its office at 1211 Avenue of the Americas, 23rd Floor, New York, NY 10036, United States of America (in those capacities the "Agent"). Whereas: Each of the Lenders has agreed to advance to the Borrower its Commitment (aggregating, with all the other Commitments, a revolving credit facility of up to $350,000,000 to assist the Borrower and the Collateral Owners (i) to refinance the existing indebtedness of the Borrower Group relating to the Collateral Vessels and (ii) with their general corporate and working capital requirements. It is agreed as follows: 1 Definitions and Interpretation 1.1 In this Agreement: "2018 Withdrawal Act" means the European Union (Withdrawal) Act 2018. "2020 Withdrawal Act" means the European Union (Withdrawal Agreement) Act 2020.

Page 2 "Acceptable Bank" means a bank or financial institution which has a rating for its long-term unsecured and non-credit-enhanced debt originations of A+ or higher by Standard & Poor's Ranking Services or Fitch Ratings Ltd or A1 or higher by Moody's Investors Services Limited or a comparable rating from an internationally recognised credit rating agency. "Account Holder" means Nordea Bank Abp, New York Branch acting through its office at 1211 Avenue of the Americas, 23rd Floor, New York, NY 10036, United States of America or any other bank or financial institution which at any time, with the prior written consent of the Lenders, holds the Earnings Account. "Account Security Deed" means the account security deed referred to in Clause 10.1.5. "Accounts" means, in relation to the Borrower, the consolidated financial accounts of the Borrower, to be provided to the Agent pursuant to Clause 12.1.1 and Clause 12.1.4. "Administration" has the meaning given to it in paragraph 1.1.3 of the ISM Code. "Affiliate" means, in relation to any person, a Subsidiary of that person, a Holding Company of that person or any other Subsidiary of that Holding Company. "Annex VI" means Annex VI of the Protocol of 1997 (as subsequently amended from time to time) to amend the International Convention for the Prevention of Pollution from Ships 1973 (Marpol), as modified by the Protocol of 1978 relating thereto. "Approved Broker" means each of Fearnleys, Clarkson, Simpson Spence & Young Shipbrokers Ltd and Braemar ACM Valuations Limited or such other reputable and independent consultancy or ship broker firm approved by the Agent. "Approved Managers" means (i) the Commercial Manager and (ii) the Technical Manager. "Arrangers" means the MLAs and the Lead Arrangers. "Article 55 BRRD" means Article 55 of Directive 2014/59/EU establishing a framework for the recovery and resolution of credit institutions and investment firms. "Assignments" means all the forms of assignment (if relevant) referred to in Clause 10.1.2 and "Assignment" means any one of them. "Authorisation" means an authorisation, consent, approval, resolution, licence, exemption, filing, notarisation or registration. "Available Credit Lines" means any undrawn committed revolving credit lines, other than committed revolving credit lines with less than six (6) months to maturity, available to be drawn by any member of the Borrower Group, as reflected in the Borrower's most recent quarterly management accounts forming part of the Borrower's Accounts; "Available Loan Amount" means, in respect of each Collateral Vessel, that part of the Loan set out in Schedule 7 available for drawing in respect of that Collateral Vessel at any one time.

Page 3 "Bail-In Action" means the exercise of any Write-down and Conversion Powers. "Bail-In Legislation" means: (a) in relation to an EEA Member Country which has implemented, or which at any time implements, Article 55 BRRD, the relevant implementing law or regulation as described in the EU Bail-In Legislation Schedule from time to time; (b) in relation to the United Kingdom, the UK Bail-In Legislation; and (c) in relation to any state other than such an EEA Member Country and the United Kingdom, any analogous law or regulation from time to time which requires contractual recognition of any Write-down and Conversion Powers contained in that law or regulation. "Credit Adjustment Spread" means: (a) in relation to an Interest Period of one month, 0.11448%; (b) in relation to an Interest Period of three months, 0.26161%; (c) in relation to an Interest Period of any other duration, the applicable adjustment spread as calculated using ISDA's methodology, as published by Bloomberg in its technical notice on IBOR Fallbacks. "Borrower Group" means the Borrower and each of its Subsidiaries. "Break Costs" means all sums payable by the Borrower from time to time under Clause 8.3. "Business Day" means a day on which banks are open for business of a nature contemplated by this Agreement (and not authorised by law to close) in New York, London, Stockholm, Singapore, Paris, Vancouver and Oslo, and (in relation to the fixing of an interest rate) which is a US Government Securities Business Day. "Change of Control" means: (a) in relation to the Borrower, where any person or any two or more persons acting together (excluding any member of the Teekay Group) acquires the right or ability to control, either directly or indirectly, the affairs or the composition of the majority of the board of directors (or equivalent thereof) of the Borrower; and (b) in relation to any other Security Party, where there is a change in the legal or beneficial ownership of any such company from that previously advised to the Agent (other than where such company remains wholly owned, directly or indirectly, by the Borrower), in each case unless the Borrower has requested the prior consent of the Majority Lenders to a change of control event described in (a) or (b) above and the Majority Lenders have consented to such request within 30 days of such request being made. "Charged Property" means all of the assets of the Security Parties which from time to time are, or are expressed to be, the subject of the Security Documents.

Page 4 "Charter" means any time charter or other contract of employment in respect of a Collateral Vessel, whether or not already in existence, which is for a period, in excess of, or capable of exceeding, 36 months entered into between a Collateral Owner and a Charterer. "Charter Rights" means all rights and benefits accruing to a Collateral Owner under or pursuant to any relevant Charter and not forming part of the Earnings. "Charterer" means any entity that is a charterer under a Charter. "Code" means the US Internal Revenue Code of 1986. "Collateral Owners" means: (a) each company (being a 100% direct or indirect Subsidiary of the Borrower or the Pledgor) shown as an owner of a Collateral Vessel in Schedule 3; and (b) following a Collateral Substitution, any Replacement Vessel Owner, in each case whilst such company remains party to any Security Documents (each a "Collateral Owner"). "Collateral Substitution" means the replacement of a Collateral Vessel by a Replacement Vessel in accordance with Clause 6.4.2 and Clause 6.5.2. "Collateral Vessels" means: (a) the vessels listed in Schedule 3; and (b) following a Collateral Substitution, any Replacement Vessel, in each case whilst such vessel is (or is about to be) subject to a Mortgage or other Security Documents (each a "Collateral Vessel"). "Collateral Vessel Tranche" means, in relation to each Collateral Vessel, that part of the Loan, up to the Maximum Amount for that Collateral Vessel Tranche, to be advanced to the Borrower, or when the context permits, the amount of the Collateral Vessel Tranche advanced and for the time being outstanding, and together the "Collateral Vessel Tranches". "Commercial Manager" means (i) Teekay Tankers Chartering Pte. Ltd. (ii) the Borrower, (iii) Teekay, (iv) any other member of the Borrower Group or the Teekay Group or (v) any other commercial manager approved by the Lenders (such approval not to be unreasonably withheld). "Commitment" means, in relation to each Lender, the aggregate amount of the Loan which that Lender agrees to advance to the Borrower as its several liability as indicated against the name of that Lender in Schedule 1, Part I and/or, where the context permits, the amount of the Loan advanced by that Lender and, to the extent not cancelled or reduced under this Agreement, remaining outstanding and "Commitments" means more than one of them. "Commitment Commission" means the commitment commission to be paid by the Borrower to the Agent on behalf of the Lenders pursuant to Clause 9.

Page 5 "Compliance Certificate" means a certificate substantially in the form set out in Schedule 6. "Confidential Information" means all information relating to any Security Party, any other member of the Borrower Group, the Finance Documents or the Loan of which a Finance Party becomes aware in its capacity as, or for the purpose of becoming, a Finance Party which is received by a Finance Party in relation to, or for the purpose of becoming a Finance Party under, the Finance Documents or the Loan from either: (a) any Security Party, any other member of the Borrower Group or any of its advisers; or (b) another Finance Party, if the information was obtained by that Finance Party directly or indirectly from any Security Party, any other member of the Borrower Group or any of its advisers, in whatever form, and includes information given orally and any document, electronic file or any other way of representing or recording information which contains or is derived or copied from such information but excludes information that: (i) is or becomes public information other than as a direct or indirect result of any breach by that Finance Party of Clause 22; or (ii) is identified in writing at the time of delivery as non-confidential by any Security Party, any other member of the Borrower Group or any of its advisers; or (iii) is known by that Finance Party before the date the information is disclosed to it in accordance with (a) or (b) or is lawfully obtained by that Finance Party after that date, from a source which is, as far as that Finance Party is aware, unconnected with any Security Party or any other member of the Borrower Group and which, in either case, as far as that Finance Party is aware, has not been obtained in breach of, and is not otherwise subject to, any obligation of confidentiality. "Confidentiality Undertaking" means a confidentiality undertaking substantially in a recommended form of the Loan Market Association at the relevant time. "Confirmation" means a Confirmation exchanged or deemed to be exchanged between a Hedge Provider and the Borrower as contemplated by a Hedging Agreement. "Currency of Account" means, in relation to any payment to be made to a Finance Party under a Finance Document, the currency in which that payment is required to be made by the terms of that Finance Document. "Deeds of Covenants" means the deeds of covenants referred to in Clause 10.1.1, if relevant, and "Deed of Covenant" means any one of them. "Default" means an Event of Default or any event or circumstance specified in Clause 13.1 which would (with the expiry of a grace period, the giving of notice, the making of any determination under the Finance Documents or any combination of any of the foregoing) be an Event of Default.

Page 6 "Defaulting Lender" means any Lender: (a) which has failed to make its participation in a Drawing available (or has notified the Agent or the Borrower (which has notified the Agent) that it will not make its participation in a Drawing available) by the relevant Drawdown Date in accordance with Clause 4.2; or (b) which has otherwise rescinded or repudiated a Finance Document; or (c) with respect to which an Insolvency Event has occurred and is continuing, unless, in the case of (a): (i) its failure to pay is caused by: (A) administrative or technical error; or (B) a Disruption Event; and payment is made within three (3) Business Days of its due date; or (ii) the Lender is disputing in good faith whether it is contractually obliged to make the payment in question. "Delayed Delivery Collateral Vessels" means the vessels specified in Schedule 3 with the following vessel names: "Aspen Spirit", "Cascade Spirit", Emerald Spirit" and "Garibaldi Spirit" (each a "Delayed Delivery Collateral Vessel"). "Disruption Event" means either or both of: (a) a material disruption to those payment or communications systems or to those financial markets which are, in each case, required to operate in order for payments to be made in connection with the Loan (or otherwise in order for the transactions contemplated by the Finance Documents to be carried out) which disruption is not caused by, and is beyond the control of, any of the Parties; or (b) the occurrence of any other event which results in a disruption (of a technical or systems-related nature) to the treasury or payments operations of a Party preventing that, or any other Party: (i) from performing its payment obligations under the Finance Documents; or (ii) from communicating with other Parties in accordance with the terms of the Finance Documents, and which (in either such case) is not caused by, and is beyond the control of, the Party whose operations are disrupted. "Dollars", "US$" and "$" each means available and freely transferable and convertible funds in lawful currency of the United States of America. "Drawdown Date" means the date on which a Drawing is advanced under Clause 4.1. "Drawdown Notice" means a notice substantially in the form set out in Schedule 4.

Page 7 "Drawing" means any one amount advanced or to be advanced pursuant to a Drawdown Notice or, where the context permits, the amount advanced and for the time being outstanding and "Drawings" means more than one of them. "EEA Member Country" means any member state of the European Union, Iceland, Liechtenstein and Norway. "Earnings" means all hires, freights, pool income and other sums payable to the account of a Collateral Owner in respect of a Collateral Vessel including (without limitation) all remuneration for salvage and towage services, demurrage and detention moneys, contributions in general average, compensation in respect of any requisition for hire, and damages and other payments (whether awarded by any court or arbitral tribunal or by agreement or otherwise) for breach, termination or variation of any contract for the operation, employment or use of a Collateral Vessel. "Earnings Account" means the bank account opened in the name of the Borrower with the Account Holder and designated "TNK – Earnings Account". "Encumbrance" means a mortgage, charge, assignment, pledge, lien, or other security interest securing any obligation of any person or any other agreement or arrangement having a similar effect. "Environmental Approvals" means any present or future permit, licence, approval, ruling, variance, exemption or other authorisation required under the applicable Environmental Laws. "Environmental Claim" means any and all enforcement, clean-up, removal, administrative, governmental, regulatory or judicial actions, orders, demands instituted or completed pursuant to any Environmental Laws or Environmental Approvals. "Environmental Incident" means: (a) any release, emission, spill or discharge from a Collateral Vessel or into or upon the air, sea, land or soils (including the seabed) or surface water of Environmentally Sensitive Material within or from a Collateral Vessel; or (b) any incident in which Environmentally Sensitive Material is released, emitted, spilled or discharged into or upon the air, sea, land or soils (including the seabed) or surface water from a vessel other than a Collateral Vessel and which involves a collision between a Collateral Vessel and such other vessel or some other incident of navigation or operation, in either case, in connection with which a Collateral Vessel is actually or potentially liable to be arrested, attached, detained or injuncted and/or a Collateral Vessel and/or any Security Party and/or any operator or manager of a Collateral Vessel is at fault or allegedly at fault or otherwise liable to any legal or administrative action; or (c) any other incident in which Environmentally Sensitive Material is released, emitted, spilled or discharged into or upon the air, sea, land or soils (including the seabed) or surface water otherwise than from a Collateral Vessel and in connection with which a Collateral Vessel is actually or potentially liable to be arrested and/or where any Security Party and/or any operator or manager of a Collateral Vessel is at fault or allegedly at fault or otherwise liable to any

Page 8 legal or administrative action, other than in accordance with an Environmental Approval. "Environmental Laws" means any present and future laws, regulations, treaties and conventions of any applicable jurisdiction which: (a) have as a purpose or effect the protection of, and/or prevention of harm or damage to, the environment; (b) relate to the carriage of Environmentally Sensitive Material or to actual or threatened releases of Environmentally Sensitive Material; (c) provide remedies or compensation for harm or damage to the environment; or (d) relate to Environmentally Sensitive Materials or health or safety matters. "Environmentally Sensitive Material" means (i) oil and oil products and (ii) any other waste, pollutant, contaminant or other substance (including any liquid, solid, gas, ion, living organism or noise) that may be harmful to human health or other life or the environment or a nuisance to any person or that may make the enjoyment, ownership or other territorial control of any affected land, property or waters more costly for such person to a material degree. "EU Bail-In Legislation Schedule" means the document described as such and published by the Loan Market Association (or any successor person) from time to time. "Event of Default" means any of the events or circumstances set out in Clause 13.1. "Execution Date" means the date of this Agreement. "Existing Lease Agreements" means: (a) the bareboat charter agreement dated 8 September 2021 made between (1) Sea 247 Leasing Co. Limited as owner and (2) T.I.L. IX L.L.C. as bareboat charterer relating to the collateral vessel m.v. Aspen Spirit; (b) the bareboat charter agreement dated 8 September 2021 made between (1) Sea 248 Leasing Co. Limited as owner and (2) T.I.L. XI L.L.C. as bareboat charterer relating to the collateral vessel m.v. Cascade Spirit; (c) the bareboat charter agreement dated 16 September 2021 made between (1) Sea 249 Leasing Co. Limited as owner and (2) T.I.L. III L.L.C. as bareboat charterer relating to the collateral vessel m.v. Emerald Spirit; (d) the bareboat charter agreement dated 16 September 2021 made between (1) Sea 250 Leasing Co. Limited as owner and (2) T.I.L. IV L.L.C. as bareboat charterer relating to the collateral vessel m.v. Garibaldi Spirit; (e) the bareboat charter agreement dated 17 July 2017 made between (i) Xiang T4 HK International Ship Lease Co., Limited and (2) Athens Spirit L.L.C. as bareboat charter relating to the collateral vessel m.v. Athens Spirit;

Page 9 (f) the bareboat charter agreement dated 17 July 2017 made between (i) Xiang T5 HK International Ship Lease Co., Limited and (2) Sydney Spirit L.L.C. as bareboat charter relating to the collateral vessel m.v. Sydney Spirit; (g) the bareboat charter agreement dated 17 July 2017 made between (i) Xiang T6 HK International Ship Lease Co., Limited and (2) Beijing Spirit L.L.C. as bareboat charter relating to the collateral vessel m.v. Beijing Spirit; (h) the bareboat charter agreement dated 17 July 2017 made between (i) Xiang T7 HK International Ship Lease Co., Limited and (2) Moscow Spirit L.L.C. as bareboat charter relating to the collateral vessel m.v. Moscow Spirit; (i) the bareboat charter agreement dated 1 November 2018 made between (i) Xiang T55 HK International Ship Lease Co., Limited and (2) T.I.L. VI L.L.C as bareboat charter relating to the collateral vessel m.v. Trysil Spirit; and (j) the bareboat charter agreement dated 5 November 2018 made between (i) Xiang T56 HK International Ship Lease Co., Limited and (2) Pinnacle Spirit L.L.C as bareboat charter relating to the collateral vessel m.v. Pinnacle Spirit. "Existing Loan Agreement" means the $532,800,000 secured revolving credit facility agreement dated 28 January 2020 made between (1) Teekay Tankers Ltd. as borrower, (2) the banks, financial institutions and other institutional lenders listed in Schedule 1, Part I thereto as lenders, (3) the financial institutions listed in Schedule 1, Part III thereto as mandated lead arrangers, (4) the financial institutions listed in Schedule 1, Part IV thereto as bookrunners, (5) Nordea Bank Abp, New York Branch, (6) the banks listed in Schedule 1, Part II thereto as hedge providers, (7) Nordea Bank Abp, New York Branch as agent and security trustee and (8) Skandinaviska Enskilda Banken AB (publ) as co-arranger. "Facility Office" means: (a) in respect of a Lender, the office or offices notified by that Lender to the Agent in writing on or before the date it becomes a Lender (or, following that date, by not less than five (5) Business Days' written notice) as the office or offices through which it will perform its obligations under this Agreement; or (b) in respect of any other Finance Party, the office in the jurisdiction in which it is resident for tax purposes. "Facility Period" means the period beginning on the Execution Date and ending on the date when the whole of the Indebtedness has been repaid in full, all Commitments have been terminated and the Security Parties have ceased to be under any further actual or contingent liability to the Finance Parties under or in connection with the Finance Documents. "Fair Market Value" means the average of two (2) Valuations of the fair market value of a Collateral Vessel obtained from two (2) Approved Brokers. If such Valuations differ by a margin of more than 10% then a further Valuation shall be obtained from a third Approved Broker appointed by the Agent in consultation with the Borrower on the same basis and the Fair Market Value of that Collateral Vessel shall be the average of all three (3) Valuations. "Fallback Interest Period" means one month.

Page 10 "FATCA" means: (a) sections 1471 to 1474 of the Code or any associated regulations; (b) any treaty, law, regulation or other official guidance enacted in any other jurisdiction, or relating to an intergovernmental agreement between the US and any other jurisdiction, which (in either case) facilitates the implementation of paragraph (a) above; or (c) any agreement pursuant to the implementation of any treaty, law or regulation referred to in paragraphs (a) or (b) above with the US Internal Revenue Service, the US government or any governmental or taxation authority in any other jurisdiction. "FATCA Application Date" means: (a) in relation to a "withholdable payment" described in section 1473(1)(A)(i) of the Code (which relates to payments of interest and certain other payments from sources within the US), 1 July 2014; or (b) in relation to a "passthru payment" described in section 1471(d)(7) of the Code not falling within paragraph (a) above, the date from which such payment may become subject to a deduction or withholding required by FATCA. "FATCA Deduction" means a deduction or withholding from a payment under a Finance Document required by FATCA. "FATCA Exempt Party" means a Party that is entitled to receive payments free from any FATCA Deduction. "FATCA FFI" means a foreign financial institution as defined in section 1471(d)(4) of the Code which, if any Finance Party is not a FATCA Exempt Party, could be required to make a FATCA Deduction. "Fee Letter" means any letter or letters between the Agent and the Borrower (or the Arrangers and the Borrower) setting out any fees referred to in Clause 9. "Final Availability Date" means any date up to one month before, but not including, the Maturity Date. "Finance Documents" means this Agreement, any Hedging Agreement, the Security Documents, the Fee Letter, any Transfer Certificate and any other document designated as such by the Agent and the Borrower and "Finance Document" means any one of them. "Finance Parties" means the Agent, the Arrangers, the Bookrunners, the Coordinator, the Hedge Providers and the Lenders and "Finance Party" means any one of them. "Financial Indebtedness" means any indebtedness for or in respect of: (a) moneys borrowed; (b) any acceptance credit;

Page 11 (c) any bond, note, debenture, loan stock or other similar instrument; (d) any redeemable preference share to the extent such shares can be redeemed before the Maturity Date; (e) any finance or capital lease; (f) receivables sold or discounted (otherwise than on a non-recourse basis); (g) any derivative transaction protecting against or benefiting from fluctuations in any rate or price (and, except for non-payment of an amount, the then mark to market value of the derivative transaction will be used to calculate its amount); (h) any other transaction (including any forward sale or purchase agreement) which has the commercial effect of a borrowing; (i) any counter-indemnity obligation in respect of any guarantee, indemnity, bond, letter of credit or any other instrument issued by a bank or financial institution; or (j) any guarantee, indemnity or similar assurance against financial loss of any person in respect of any item referred to in paragraphs (a) to (i) above. "First Drawdown Date" means the date on which the first Drawing is advanced under Clause 4. "First Target Date" means 30 May 2023 or such other date as approved by the Agent in writing (acting on the instructions of the Lenders). "Free Liquidity" means cash, cash equivalents and marketable securities of maturities less than one (1) year to which members of the Borrower Group shall have free, immediate and direct access each as reflected in the Borrower's most recent quarterly management accounts forming part of the Borrower's Accounts. "GAAP" means generally acceptable accounting principles in the United States of America. "Guarantee" means the guarantee and indemnity of each Collateral Owner and the Pledgor referred to in Clause 10.1.3. "Hedging Agreement" means any ISDA Master Agreement entered into between a Hedge Provider and the Borrower before or during the Facility Period, including each Schedule to any Hedging Agreement and each Confirmation exchanged under such Hedging Agreement, evidencing any non-speculative interest or currency exchange transaction in relation to this Agreement. "Hedging Agreement Proceeds" means any and all sums due and payable to the Borrower under each Hedging Agreement following an Early Termination Date (as defined in the ISDA Master Agreement) (subject always to all rights of netting and set- off contained in that Hedging Agreement) and all right to require and enforce the payment of those sums. "Hedging Security Deed" means any deed of charge or assignment referred to in Clause 10.1.7 (Security Documents).

Page 12 "Hedging Transaction" means a transaction entered into between the Hedge Providers and the Borrower governed by a Hedging Agreement. "Historic Term SOFR" means, in relation to any Drawing, the most recent applicable Term SOFR for a period equal in length to the Interest Period of that Drawing and which is as of a day which is no more than five days before the Quotation Day. "Holding Company" means, in relation to any entity, any other entity in respect of which it is a Subsidiary. "IAPPC" means a valid international air pollution prevention certificate for a Collateral Vessel issued under Annex VI. "Impaired Agent" means the Agent at any time when: (a) it has failed to make (or has notified a Party that it will not make) a payment required to be made by it under the Finance Documents by the due date for payment; (b) the Agent otherwise rescinds or repudiates a Finance Document; (c) (if the Agent is also a Lender) it is a Defaulting Lender under (a) or (b) of the definition of "Defaulting Lender"; or (d) an Insolvency Event has occurred and is continuing with respect to the Agent; unless, in the case of (a): (i) its failure to pay is caused by: (A) administrative or technical error; or (B) a Disruption Event; and payment is made within three (3) Business Days of its due date; or (ii) the Agent is disputing in good faith whether it is contractually obliged to make the payment in question. "Indebtedness" means the aggregate from time to time of: the amount of the Loan Outstanding; all accrued and unpaid interest on the Loan; and all other sums of any nature (together with all accrued and unpaid interest on any of those sums) which from time to time may be payable by the Security Parties or any of them to any of the Finance Parties under all or any of the Finance Documents. "Insolvency Event" in relation to an entity means that the entity: (a) is dissolved (other than pursuant to a consolidation, amalgamation or merger); (b) becomes insolvent or is unable to pay its debts or fails or admits in writing its inability generally to pay its debts as they become due and, in each case, as regards a Finance Party that Finance Party is under a public insolvency, bankruptcy or governmental proceeding or process that is not dismissed, discharged, stayed or restrained, in each case within thirty (30) days of the institution or presentation thereof;

Page 13 (c) makes a general assignment, arrangement or composition with or for the benefit of its creditors; (d) institutes or has instituted against it, by a regulator, supervisor or any similar official with primary insolvency, rehabilitative or regulatory jurisdiction over it in the jurisdiction of its incorporation or organisation or the jurisdiction of its head or home office, a proceeding seeking a judgment of insolvency or bankruptcy or any other relief under any bankruptcy or insolvency law or other similar law affecting creditors' rights, or a petition is presented for its winding-up or liquidation by it or such regulator, supervisor or similar official; (e) has instituted against it a proceeding seeking a judgment of insolvency or bankruptcy or any other relief under any bankruptcy or insolvency law or other similar law affecting creditors' rights, or a petition is presented for its winding-up or liquidation, and, in the case of any such proceeding or petition instituted or presented against it, such proceeding or petition is instituted or presented by a person or entity not described in (d) and: (i) results in a judgment of insolvency or bankruptcy or the entry of an order for relief or the making of an order for its winding-up or liquidation; or (ii) is not dismissed, discharged, stayed or restrained in each case within thirty (30) days of the institution or presentation thereof; (f) has exercised in respect of it one or more of the stabilisation powers pursuant to Part 1 of the Banking Act 2009 and/or has instituted against it a bank insolvency proceeding pursuant to Part 2 of the Banking Act 2009 or a bank administration proceeding pursuant to Part 3 of the Banking Act 2009; (g) has a resolution passed for its winding-up, official management or liquidation (other than pursuant to a consolidation, amalgamation or merger); (h) seeks or becomes subject to the appointment of an administrator, provisional liquidator, conservator, receiver, trustee, custodian or other similar official for it or for all or substantially all its assets (other than, for so long as it is required by law or regulation not to be publicly disclosed, any such appointment which is to be made, or is made, by a person or entity described in (d)); (i) has a secured party take possession of all or substantially all its assets or has a distress, execution, attachment, sequestration or other legal process levied, enforced or sued on or against all or substantially all its assets and such secured party maintains possession, or any such process is not dismissed, discharged, stayed or restrained, in each case within 30 days thereafter; (j) causes or is subject to any event with respect to it which, under the applicable laws of any jurisdiction, has an analogous effect to any of the events specified in (a) to (i); or (k) takes any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the foregoing acts. "Insurances" means all policies and contracts of insurance (including all entries in protection and indemnity or war risks associations) which are from time to time taken

Page 14 out or entered into in respect of or in connection with a Collateral Vessel or her increased value or her Earnings and (where the context permits) all benefits under such contracts and policies, including all claims of any nature and returns of premium. "Interest Payment Date" means each date for the payment of interest in accordance with Clause 7.7. "Interest Period" means each period for the payment of interest selected by the Borrower or agreed by the Agent pursuant to Clause 7. "Interpolated Historic Term SOFR" means, in relation to any Drawing, the rate (rounded to the same number of decimal places as Term SOFR) which results from interpolating on a linear basis between: (a) either: (i) the most recent applicable Term SOFR (as of a day which is not more than five days before the Quotation Day) for the longest period (for which Term SOFR is available) which is less than the Interest Period of that Drawing; or (ii) if no such Term SOFR is available for a period which is less than the Interest Period of that Drawing, the most recent SOFR for a day which is no more than five days (and no less than two US Government Securities Business Days) before the Quotation Day; and (b) the most recent applicable Term SOFR (as of a day which is not more than five days before the Quotation Day) for the shortest period (for which Term SOFR is available) which exceeds the Interest Period of that Drawing. "Interpolated Term SOFR" means, in relation to any Drawing, the rate (rounded to the same number of decimal places as Term SOFR) which results from interpolating on a linear basis between: (a) either: (i) the applicable Term SOFR (as of the Quotation Day) for the longest period (for which Term SOFR is available) which is less than the Interest Period of that Drawing; or (ii) if no such Term SOFR is available for a period which is less than the Interest Period of that Loan, SOFR for the day which is two US Government Securities Business Days before the Quotation Day; and (b) the applicable Term SOFR (as of the Quotation Day) for the shortest period (for which Term SOFR is available) which exceeds the Interest Period of that Drawing. "ISDA Master Agreement" means the 2002 Master Agreement as published by the International Swaps and Derivatives Association, Inc. "ISM Code" means the International Management Code for the Safe Operation of Ships and for Pollution Prevention.

Page 15 "ISM Company" means, at any given time, the company responsible for a Collateral Vessel's compliance with the ISM Code under paragraph 1.1.2 of the ISM Code. "ISPS Code" means the International Ship and Port Facility Security Code. "ISPS Company" means, at any given time, the company responsible for a Collateral Vessel's compliance with the ISPS Code. "ISSC" means a valid international ship security certificate for a Collateral Vessel issued under the ISPS Code. "law" or "Law" means any law, statute, treaty, convention, regulation, instrument or other subordinate legislation or other legislative or quasi-legislative rule or measure, or any order or decree of any government, judicial or public or other body or authority, or any directive, code of practice, circular, guidance note or other direction issued by any competent authority or agency (whether or not having the force of law). "Loan" means the aggregate amount of the reducing revolving credit facility advanced or to be advanced by the Lenders to the Borrower under Clause 2 (being the aggregate of the Drawings) or, where the context permits, the amount advanced and for the time being out-standing. "Loan Outstanding" means the total of all Drawings made at that time, to the extent not reduced by repayments, prepayments, cancellations and voluntary reductions. "Majority Lenders" means a Lender or Lenders whose Commitments aggregate equal to or greater than 662/3% of the Total Commitments (or, if the Total Commitments have been reduced to zero, aggregated more than 662/3% of the Total Commitments immediately prior to the reduction). "Management Agreements" means the agreement(s) for the commercial and/or technical management of the Collateral Vessels entered into between (i) the Collateral Owners and (ii) the Approved Managers (unless the Approved Manager is the Borrower, Teekay, Teekay Marine (Singapore) Pte. Ltd. or any other member of the Borrower Group or the Teekay Group). "Managers' Confirmations" means the written confirmations of the Approved Managers (unless the Approved Managers are the Borrower, Teekay, Teekay Marine (Singapore) Pte. Ltd. or any other member of the Borrower Group or the Teekay Group) that throughout the Facility Period unless otherwise agreed by the Agent: (a) they will not, without the prior written consent of the Agent, subcontract or delegate the commercial or technical management of the Collateral Vessels (as the case may be) to any third party; and (b) following the occurrence of an Event of Default which is continuing unremedied and unwaived, all claims of the Approved Managers against the Collateral Owners (less any agreed reasonable deductible) shall be subordinated to the claims of the Finance Parties under the Finance Documents. "Margin" means 2% per annum.

Page 16 "Material Adverse Effect" means a material adverse change in, or a material adverse effect on: (a) the financial condition, assets, prospects or business of any Security Party or on the consolidated financial condition, assets, prospects or business of the Borrower Group; (b) the ability of any Security Party to perform and comply with its obligations under any Security Document or to avoid any Event of Default; (c) the validity, legality or enforceability of any Security Document; or (d) the validity, legality or enforceability of any security expressed to be created pursuant to any Security Document or the priority and ranking of any such security, provided that, in determining whether any of the forgoing circumstances shall constitute such a material adverse change or material adverse effect for the purposes of this definition, the Finance Parties shall consider such circumstance in the context of (x) the Borrower Group taken as a whole and (y) the ability of the Borrower and the Collateral Owners to perform each of their obligations under the Security Documents. "Maturity Date" means the date falling six years after the First Drawdown Date. "Maximum Amount" means: (a) in relation to a Collateral Vessel Tranche, the lesser of: (i) the amount set out in Schedule 3 in the column headed "Maximum Amount of Collateral Vessel Tranche" for the relevant Collateral Vessel; and (ii) an amount equal to 47.5% of the Fair Market Value of that Collateral Vessel calculated on or about (but not after) the First Drawdown Date on the basis of a Valuation issued no earlier than seventy-five (75) days prior to the First Drawdown Date; and (b) in relation to the Loan as a whole, the aggregate amount of the Maximum Amount for each Collateral Vessel Tranche, in each case, as the same may be reduced from time to time pursuant to the terms of this Agreement. "Maximum Drawing Amount" means the aggregate of the Maximum Amount for each Collateral Vessel Tranche relating to each Collateral Vessel then subject to a Mortgage. "Month" means a period starting on one day in a calendar month and ending on the numerically corresponding day in the next calendar month, except that: (a) (subject to (c) below) if the numerically corresponding day is not a Business Day, that period shall end on the next Business Day in that calendar month in which that period is to end if there is one, or if there is not, on the immediately preceding Business Day;

Page 17 (b) if there is no numerically corresponding day in the calendar month in which that period is to end, that period shall end on the last Business Day in that calendar month; and (c) if an Interest Period begins on the last Business Day of a calendar month, that Interest Period shall end on the last Business Day in the calendar month in which that Interest Period is to end. The above rules will only apply to the last Month of any period. "Mortgages" means the first priority statutory or first preferred mortgages (as the case may be) referred to in Clause 10.1.1 together with the Deeds of Covenants (if applicable) and "Mortgage" means any one of them. "Necessary Authorisations" means all Authorisations of any person including any government or other regulatory authority required by applicable Law to enable it to: (a) lawfully enter into and perform its obligations under the Security Documents to which it is party; (b) ensure the legality, validity, enforceability or admissibility in evidence in England and, if different, its jurisdiction of incorporation or formation, of such Security Documents to which it is party; and (c) carry on its business from time to time. "Party" means a party to this Agreement. "PATRIOT Act" means the United States Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Improvement and Reauthorization Act of 2005 (H.R. 3199). "Permitted Encumbrance" means: (a) any Encumbrance which has the prior written approval of the Agent acting on the instructions of all the Lenders; (b) from the Execution Date until the last Drawdown Date, any Encumbrance created pursuant to the Existing Loan Agreement; (c) from the Execution Date until the First Drawdown Date, any Encumbrance created pursuant to an Existing Lease Agreement for a Collateral Vessel that is not a Delayed Delivery Collateral Vessel; (d) from the Execution Date until the Second Target Achievement Date, any Encumbrance created pursuant to an Existing Lease Agreement for a Delayed Delivery Collateral Vessel; (e) any liens securing obligations incurred in the ordinary course of trading and/or operating a Collateral Vessel up to an aggregate amount at any time not exceeding US$5,000,000 in respect of each Collateral Vessel and not more than thirty (30) days overdue. "Pledgor" means T.I.L. Holdings Limited, a corporation incorporated under the law of the Republic of the Marshall Islands whose registered address is at the Trust Company

Page 18 Complex, Ajeltake Road, Ajeltake Island, P.O. Box 1405, Majuro, Marshall Islands MH96960. "Poseidon Principles" means the financial industry framework for assessing and disclosing the climate alignment of ship finance portfolios published on 18 June 2019 as the same may be amended or replaced (to reflect changes in applicable law or regulation or the introduction of, or changes to, mandatory requirements of the International Maritime Organization) from time to time. "Pre-Approved Classification Society" means any of DNV GL, Lloyds Register, America Bureau of Shipping (ABS) or Bureau Veritas or such other classification society that is a member of the International Association of Classification Societies and is approved by the Majority Lenders, acting reasonably. "Pre-Approved Flag" means Marshall Islands, Norwegian International Ship Registry, Liberia, Cayman Islands, Panama, Isle of Man, Bermuda, Bahamas, Malta or Singapore. "Proportionate Share" means, at any time, the proportion which a Lender's Commitment (whether or not advanced) then bears to the aggregate Commitments of all the Lenders (whether or not advanced) being on the Execution Date the percentage indicated against the name of that Lender in Schedule 1. "Protected Party" means a Finance Party which is or will be subject to any liability or required to make any payment for or on account of Tax in relation to a sum required or receivable (or any sum deemed for the purpose of Tax to be received or receivable) under a Finance Document. "Quotation Day" means, in relation to any period for which an interest rate is to be determined two (2) US Government Securities Business Days before the first day of that period, unless market practice differs in the relevant syndicated loan market, in which case the Quotation Day will be determined by the Agent in accordance with that market practice (and if quotations would normally be on more than one day, the Quotation Day will be the last of those days). "Reduction Date" means, in relation to each Collateral Vessel Tranche, each date on which the Maximum Amount of that Collateral Vessel Tranche shall be reduced in accordance with Clause 3.6. "Reference Rate" means, in relation to any Drawing: (a) the applicable Term SOFR as of the Quotation Day and for a period equal in length to that Interest Period; or (b) as otherwise determined pursuant to Clause 7.9, and if, in either case, that rate is less than zero, the Reference Rate shall be deemed to be zero. "Related Fund" in relation to a fund (the "first fund"), means a fund which is managed or advised by the same investment manager or investment adviser as the first fund or, if it is managed by a different investment manager or investment adviser, a fund whose investment manager or investment adviser is an Affiliate of the investment manager or investment adviser of the first fund.

Page 19 "Relevant Documents" means the Finance Documents, any Charters and the Management Agreements (if any). "Relevant Market" means the market for overnight cash borrowing collateralised by US Government securities. "Replacement Owner" means the owner (which shall be 100% owned, directly or indirectly by the Borrower) of a Replacement Vessel; "Relevant Persons" means, in respect of each Security Party, (a) its Subsidiaries; and (b) each of their directors, officers and employees. "Replacement Vessel" means (i) any Suezmax, Aframax or LR2 tanker vessel that is built no earlier than, and of which the Fair Market Value is equal to or greater than that of, the Collateral Vessel it is replacing, classed with a Pre-Approved Classification Society and registered in the name of the relevant Replacement Owner under a Pre- Approved Flag or (ii) any other vessel acceptable to the Lenders. "Reporting Day" means the Quotation Day for the relevant Interest Period. "Representative" means any delegate, agent, manager, administrator, nominee, attorney, trustee or custodian. "Requisition Compensation" means all compensation or other money which may from time to time be payable to a Collateral Owner as a result of a Collateral Vessel being requisitioned for title or in any other way compulsorily acquired (other than by way of requisition for hire). "Resolution Authority" means any body which has authority to exercise any Write- down and Conversion Powers. "Restricted Party" means a person (from time to time) (i) that is listed on any Sanctions List or is otherwise the target of any Sanctions, (ii) that is located, registered as located or resident in, or incorporated or organised under the laws of, a Sanctioned Country, (iii) that is at least 50% or more owned or controlled, directly or indirectly by, or acting on behalf of, a person referred to in (i) and/or (ii) above or (iv) with whom any Finance Party would be prohibited or restricted by law from engaging in trade, business or other activities as a result of Sanctions. "Sanctioned Country" means a country or territory that is, or whose government is, the subject of comprehensive, country-wide or territory-wide Sanctions. "Sanctions" means the economic, financial or trade sanctions laws, orders, regulations, decisions, executive orders, notices, embargoes or restrictive measures implemented, adopted, imposed, administered, enacted or enforced by (i) the Norwegian Government, (ii) the United States Government, (iii) the United Nations, (iv) the European Union, (v) any member state of the European Economic Area in which the Borrower, any Security Party or any Finance Party is incorporated or operates, (vi) the United Kingdom, (vii) the Republic of Singapore, (viii) France, (ix) Canada, (x) Australia or (xi) Japan and with regard to (i) - (xi) above, the respective governmental institutions and agencies of any of the foregoing, including, without

Page 20 limitation, the Office of Foreign Assets Control of the US Department of Treasury ("OFAC"), the United States Department of State and His Majesty's Treasury ("HMT") (together the "Sanctions Authorities"). "Sanctions List" means the "Specially Designated Nationals and Blocked Persons" list, the "Sectoral Sanctions Identifications List" and the "List of Foreign Sanctions Evaders" each maintained by OFAC and the "Consolidated List of Financial Sanctions Targets" list and the "Investment Ban List" each maintained by HMT or any similar list maintained by, or public announcement of Sanctions designation made by, any of the Sanctions Authorities, including, but not limited to, the Norwegian Government, the European Union, the United Nations, the Government of Singapore, the Government of Canada or the Government of Australia. "Second Target Date" means 30 November 2023 or such other date as approved by the Agent in writing (acting on the instructions of the Lenders). "Second Target Achievement Date" means the date on which the Agent has received all of the documents and other evidence listed in Part II(B) of Schedule 2. "Security Documents" means the Guarantees, the Mortgages, the Deeds of Covenants (if relevant), the Assignments, the Share Pledges, the Account Security Deed, any Hedging Security Deed, the Managers' Confirmations (if any) or (where the context permits) any one or more of them and any other agreement or document which may at any time be executed by any person as security for the payment of all or any part of the Indebtedness and "Security Document" means any one of them. "Security Parties" means the Borrower, each Collateral Owner, the Pledgor and any other person who may at any time during the Facility Period be liable for, or provide security for, all or any part of the Indebtedness (but, for the avoidance of doubt, not any Approved Manager), and "Security Party" means any one of them. "Share Pledges" means the pledge or pledges of the issued share capital or membership interests (as the case may be) of the Collateral Owners referred to in Clause 10.1.4 and "Share Pledge" means any one of them. "SMC" means a valid safety management certificate issued for a Collateral Vessel by or on behalf of the Administration under paragraph 13.7 of the ISM Code. "SOFR" means the secured overnight financing rate (SOFR) administered by the Federal Reserve Bank of New York (or any other person which takes over the administration of that rate) published (before any correction, recalculation or republication by the administrator) by the Federal Reserve Bank of New York (or any other person which takes over the publication of that rate). "Statement of Compliance" means a statement of compliance related to fuel oil consumption pursuant to regulations 6.6 and 6.7 of Annex VI. "Subsidiary" means a subsidiary undertaking as defined in section 1162 of the Companies Act 2006. "Tax" means any tax, levy, impost, duty or other charge or withholding of a similar nature (including any penalty or interest payable in connection with any failure to pay or any delay in paying any of the same) and "Taxation" shall be interpreted accordingly.

Page 21 "Technical Manager" means (i) the Borrower, (ii) Teekay, (iii) Teekay Marine (Singapore) Pte. Ltd., (iv) any other member of the Borrower Group or the Teekay Group, (v) Anglo-Eastern Tanker Management (Singapore) Pte. Ltd. or any other technical manager approved by the Majority Lenders. "Teekay" means Teekay Corporation, a corporation incorporated under the laws of the Republic of the Marshall Islands whose registered address is at The Trust Company Complex, Ajeltake Road, Ajeltake Island, P.O. Box 1405, Majuro, Marshall Islands MH96960. "Teekay Group" means Teekay and each of its Subsidiaries. "Term SOFR" means the term SOFR reference rate administered by CME Group Benchmark Administration Limited (or any other person which takes over the administration of that rate) for the relevant period published (before any correction, recalculation or republication by the administrator) by CME Group Benchmark Administration Limited (or any other person which takes over the publication of that rate). "Total Commitments" means the aggregate of the Commitments. "Total Debt" means the aggregate of: (a) the amount calculated in accordance with GAAP shown as each of "long term debt", "short term debt" and "current portion of long term debt" on the latest consolidated balance sheet of the Borrower but excluding debt which is non- recourse to the Borrower, and (b) the amount of any liability in respect of any lease or hire purchase contract entered into by the Borrower or any of its Subsidiaries which would, in accordance with GAAP, be treated as a finance or capital lease (excluding any amounts applicable to leases to the extent that the lease obligations are secured by a security deposit which is held on the balance sheet under "Restricted Cash"); "Total Loss" means: (a) an actual, constructive, arranged, agreed or compromised total loss of a Collateral Vessel; or (b) the requisition for title or compulsory acquisition of a Collateral Vessel by any government or other competent authority (other than by way of requisition for hire); or (c) the capture, seizure, arrest, detention, hijacking, theft, condemnation as prize, confiscation or forfeiture of a Collateral Vessel (not falling within (b)), unless that Collateral Vessel is released and returned to the possession of the relevant Collateral Owner within 180 days after the capture, seizure, arrest, detention, hijacking, theft, condemnation as prize, confiscation or forfeiture in question. "Transfer Certificate" means a certificate substantially in the form set out in Schedule 5 or any other form agreed between the Agent and the Borrower.

Page 22 "Transfer Date" means, in relation to any Transfer Certificate, the date for the making of the transfer specified in the schedule to such Transfer Certificate. "Trust Property" means: (a) all benefits derived by the Agent from Clause 10 (Security and Application of Moneys); and (b) all benefits arising under (including, without limitation, all proceeds of the enforcement of) each of the Security Documents, with the exception of any benefits arising solely for the benefit of the Agent. "UK Bail-In Legislation" means Part I of the United Kingdom Banking Act 2009 and any other law or regulation applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (otherwise than through liquidation, administration or other insolvency proceedings). "US" means the United States of America. "US Government Securities Business Day" means a day other than: (a) a Saturday or Sunday; and (b) a day on which the Securities Industry and Financial Markets Association (or any successor organisation) recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in US Government securities. "US Tax Obligor" means: (a) a Security Party which is resident for tax purposes in the US; or (b) a Security Party some or all of whose payments under the Finance Documents are from sources within the US for US federal income tax purposes. "Valuation" means, in relation to a Collateral Vessel, the written valuation of that Collateral Vessel addressed to the Agent, expressed in Dollars and prepared by one of the Approved Brokers to be nominated by the Borrower. Such valuation shall be prepared at the Borrower's expense, without a physical inspection, on the basis of a sale for prompt delivery for cash at arm's length on normal commercial terms as between a willing buyer and a willing seller without the benefit of any charterparty or other engagement. "VAT" means: (a) any value added tax imposed by the Value Added Tax Act 1994; (b) any tax imposed in compliance with the Council Directive of 28 November 2006 on the common system of value added tax (EC Directive 2006/112); and

Page 23 (c) any other tax of a similar nature, whether imposed in a member state of the European Union in substitution for, or levied in addition to, such tax referred to in (b), or imposed elsewhere. "Vessel Replacements" means the replacement of one or more Collateral Vessels with one or more Replacement Vessels pursuant to Clause 6.4.2 and Clause 6.5.2 and each a "Vessel Replacement". "Vessel Replacement Date" means in respect of each Vessel Replacement, the date on which the Agent confirms that all of the conditions precedent set out in Part IV of Schedule 2 have been satisfied which confirmation the Agent shall be under no obligation to give if the VTL Coverage (as defined in Clause 10.9) following such Vessel Replacement would be less than the VTL Coverage immediately prior to such Vessel Replacement. "Vessel Retirement and Release Date" means the date on which a Collateral Vessel is released pursuant to Clause 6.7. "Write-down and Conversion Powers" means: (a) in relation to any Bail-In Legislation described in the EU Bail-In Legislation Schedule from time to time, the powers described as such in relation to that Bail-In Legislation in the EU Bail-In Legislation Schedule; and (b) in relation to the UK Bail-In Legislation, any powers under that UK Bail-In Legislation to cancel, transfer or dilute shares issued by a person that is a bank or investment firm or other financial institution or affiliate of a bank, investment firm or other financial institution, to cancel, reduce, modify or change the form of a liability of such a person or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that UK Bail-In Legislation that are related to or ancillary to any of those powers; and (c) in relation to any other applicable Bail-In Legislation: (i) any powers under that Bail-In Legislation to cancel, transfer or dilute shares issued by a person that is a bank or investment firm or other financial institution or affiliate of a bank, investment firm or other financial institution, to cancel, reduce, modify or change the form of a liability of such a person or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers; and (ii) any similar or analogous powers under that Bail-In Legislation.

Page 24 1.2 In this Agreement: 1.2.1 words denoting the plural number include the singular and vice versa; 1.2.2 words denoting persons include corporations, companies, partnerships, associations of persons (whether incorporated or not) or governmental or quasi-governmental bodies or authorities and vice versa; 1.2.3 references to Recitals, Clauses and Schedules are references to recitals, clauses and schedules to or of this Agreement; 1.2.4 references to this Agreement include the Recitals and the Schedules; 1.2.5 the headings and contents page(s) are for the purpose of reference only, have no legal or other significance, and shall be ignored in the interpretation of this Agreement; 1.2.6 references to any document (including, without limitation, to all or any of the Relevant Documents) are, unless the context otherwise requires, references to that document as amended, supplemented, novated or replaced from time to time; 1.2.7 references to statutes or provisions of statutes are references to those statutes, or those provisions, as from time to time amended, replaced or re- enacted; 1.2.8 references to any Finance Party include its successors, transferees and assignees; 1.2.9 a time of day (unless otherwise specified) is a reference to New York time; 1.2.10 words and expressions defined in a Hedging Agreement, unless the context otherwise requires, have the same meaning; 1.2.11 a Lender's "cost of funds" in relation to its participation in a Drawing is a reference to the average cost (determined either on an actual or a notional basis) which that Lender would incur if it were to fund, from whatever source(s) it may reasonably select, an amount equal to the amount of that participation in that Drawing for a period equal in length to the Interest Period of the Drawing; 1.2.12 the determination of the extent to which a rate is "for a period equal in length" to an Interest Period shall disregard any inconsistency arising from the last day of that Interest Period being determined pursuant to the terms of this Agreement; 1.2.13 a "person" includes any individual firm, company, corporation, government, state or agency of a state or any association, trust, joint venture, consortium, partnership or other entity (whether or not having separate legal personality); and 1.2.14 a "regulation" includes any regulation, rule, official directive, request or guideline (whether or not having the force of law) of any governmental, intergovernmental or supranational body, agency, department or of any regulatory, self-regulatory or other authority or organisation.

Page 25 1.3 Offer letter This Agreement supersedes the terms and conditions contained in any correspondence relating to the subject matter of this Agreement exchanged between any Finance Party and the Borrower or their respective representatives prior to the date of this Agreement. 2 The Loan and its Purposes 2.1 Amount Subject to the terms of this Agreement, the Lenders agree to make available to the Borrower a revolving credit facility in an aggregate amount not exceeding the Maximum Amount of the Loan at any one time. 2.2 Finance Parties' rights and obligations 2.2.1 The obligations of each Finance Party under the Finance Documents are several. Failure by a Finance Party to perform its obligations under the Finance Documents does not affect the obligations of any other party to the Finance Documents. No Finance Party is responsible for the obligations of any other Finance Party under the Finance Documents. 2.2.2 The rights of each Finance Party under or in connection with the Finance Documents are separate and independent rights and any debt arising under the Finance Documents to a Finance Party from a Security Party shall be a separate and independent debt in accordance with which a Finance Party shall be entitled to enforce its rights in accordance with Clause 2.2.3. The rights of each Finance Party include any debt owing to that Finance Party under the Finance Documents and, for the avoidance of doubt, any part of the Loan or any other amount owed by a Security Party which relates to a Finance Party's participation in the Loan or its role under a Finance Document (including any such amount payable to the Agent on its behalf) is a debt owing to that Finance Party by that Security Party. 2.2.3 A Finance Party may, except as otherwise stated in the Finance Documents, separately enforce its rights under or in connection with the Finance Documents. 2.3 Purposes The Borrower shall apply the Loan for the purposes referred to in the Recital. 2.4 Monitoring No Finance Party is bound to monitor or verify the application of any amount borrowed under this Agreement. 3 Conditions of Utilisation 3.1 Conditions precedent to service of Drawdown Notice Before any Lender shall have any obligation to accept any Drawdown Notice under this Agreement the Borrower shall deliver or cause to be delivered to or to the order of the Agent all of the documents and other evidence listed in Part I of Schedule 2. 3.2 Further conditions precedent to service of Drawdown Notice The Lenders will only be obliged to accept any Drawdown Notice if on the date of the Drawdown Notice:

Page 26 3.2.1 no Default is continuing or would result from the advance of the relevant Drawing; and 3.2.2 the representations made by the Borrower under Clause 11 (other than that at Clause 11.7 for Drawdown Dates other than the First Drawdown Date and those at Clauses 11.2, 11.6 and 11.22) are true in all material respects. 3.3 Conditions precedent to Drawdown Date The Lenders will only be obliged to comply with Clause 4.2 (Lenders' Participation) in relation to the advance of: 3.3.1 the first Drawing under the Loan if: (a) on or before the First Drawdown Date, the Agent has received all of the documents and other evidence listed in Part II(A) (Conditions precedent to First Drawdown Date) of Schedule 2 (Conditions Precedent and Subsequent); and (b) the First Drawdown Date is on or before the First Target Date; 3.3.2 any subsequent Drawing under the Loan if on or before the proposed Drawdown Date the Agent has received all of the documents and other evidence listed in Part II(C) (Conditions precedent to subsequent Drawdown Dates) of Schedule 2 (Conditions Precedent and Subsequent) 3.4 Further conditions precedent to Drawdown Date The Lenders will only be obliged to advance a Drawing if on the proposed Drawdown Date: 3.4.1 no Default is continuing or would result from the advance of the relevant Drawing; and 3.4.2 the representations made by the Borrower under Clause 11 (other than that at Clause 11.7 for Drawdown Dates other than the First Drawdown Date and those at Clauses 11.2, 11.6 and 11.22) are true in all material respects. 3.5 Drawing limit The Lenders will only be obliged to advance a Drawing if: 3.5.1 that Drawing will not result in there being more than ten (10) Drawings outstanding at any one time; 3.5.2 that Drawing is not less than $1,000,000; 3.5.3 that Drawing will not increase the outstanding amount of the Loan as a whole to a sum in excess of the Maximum Drawing Amount of the Loan at that time; and 3.5.4 after the advance of that Drawing, the Borrower would continue to remain in compliance with the VTL Coverage requirement in Clause 10.9. 3.6 Reduction of Maximum Amount 3.6.1 The Maximum Amount of the Loan and each Collateral Vessel Tranche shall be reduced in accordance with the reduction schedule set out in Schedule 7 which is based on a profile whereby the Maximum Amount of each Collateral Vessel Tranche is reduced to zero when the Collateral Vessel to which it relates is 18 years of age, in consecutive semi-annual instalments the first

Page 27 such instalment commencing six months after the anticipated First Drawdown Date. 3.6.2 By 23:59 (New York time) on the Second Target Date, if the Agent has not received all of the documents and other evidence listed in Part II(B) (Conditions precedent to be met no later than the Second Target Date) of Schedule 2 (Conditions Precedent and Subsequent): (a) a Delayed Delivery Collateral Vessel shall no longer be a Collateral Vessel; (b) the table in Schedule 3 shall be deemed amended as if each row relating to a Delayed Delivery Collateral Vessel is deleted and the total sum specified in Schedule 3 is reduced accordingly (and such amount by which that total sum is reduced shall be referred to as the "DDCV Reduction Amount"); and (c) the reduction schedule headed "Total Semi-Annual Reductions" set out in Schedule 7 shall be deemed amended to reflect the DDCV Reduction Amount (and in particular each semi-annual reduction amount in each row of that reduction schedule shall be deemed reduced by a sum equal to the aggregate of the corresponding semi- annual reduction amounts for each Delayed Delivery Vessel in that Schedule 7), and the Agent shall notify the Borrower and the Lenders accordingly and the Agent shall thereafter provide a revised table and reduction schedule reflecting the changes in paragraphs (b) and (c) above. 3.7 Conditions subsequent The Borrower undertakes to deliver or to cause to be delivered to the Agent: 3.7.1 the additional documents and other evidence listed in Part III (A) (Conditions subsequent to First Drawdown Date) of Schedule 2 on, or as soon as practicable after (or within any time period specified in that Part III (A) of Schedule 2 and in any event where no time period is specified, within thirty (30) days of) the First Drawdown Date; and 3.7.2 in respect of a Delayed Delivery Collateral Vessel, following the execution of the Security Documents in respect of that Delayed Delivery Collateral Vessel, the additional documents and other evidence listed in Part III (B) (Conditions subsequent for a Delayed Delivery Collateral Vessel) of Schedule 2 on, or as soon as practicable after (or within any time period specified in that Part III (B) of Schedule 2 and in any event where no time period is specified, within thirty (30) days of) the day on which the applicable Security Documents have been executed. 3.8 No Waiver If the Lenders in their sole discretion agree to advance a Drawing to the Borrower before all of the documents and evidence required by Clause 3.3 (Conditions precedent to Drawdown Date) or 3.4 (Further conditions precedent to Drawdown Date) have been delivered to or to the order of the Agent, the Borrower undertakes to deliver all outstanding documents and evidence to or to the order of the Agent no later than

Page 28 thirty (30) days after the First Drawdown Date or such other date specified by the Agent (acting on the instructions of the Lenders). The advance of a Drawing under this Clause 3.8 shall not be taken as a waiver of the Lenders' right to require production of all the documents and evidence required by Clause 3.3 or Clause 3.4 as the case may be. 3.9 Form and content All documents and evidence delivered to the Agent under this Clause 3 shall: 3.9.1 be in form and substance reasonably acceptable to the Agent (acting on the instructions of the Lenders); and 3.9.2 if reasonably required by the Agent, be certified, notarised, legalised or attested in a manner acceptable to the Agent. 4 Advance 4.1 Drawdown Request The Borrower may request a Drawing to be advanced on any Business Day no later than: 4.1.1 in the case of the First Drawdown Date, the First Target Date; and 4.1.2 in the case of any subsequent Drawing, the Final Availability Date, by delivering to the Agent a duly completed Drawdown Notice not more than ten (10) Business Days and not later than 10:00 a.m. (New York time) three (3) Business Days before the proposed Drawdown Date. 4.2 Lenders' participation 4.2.1 Subject to Clause 2 and Clause 3, the Agent shall promptly notify each Lender of the receipt of a Drawdown Notice, following which each Lender shall advance its participation in the relevant Drawing to the Borrower through the Agent not later than 11:00am (New York time) on the relevant Drawdown Date. 4.2.2 The amount of each Lender's participation in any Drawing will be equal to the proportion borne by its Commitment to the Total Commitments. 4.3 Cancellation of Commitments 4.3.1 The Total Commitments shall be cancelled on the Final Availability Date to the extent that they are unutilised at that time. 4.3.2 By 23:59 (New York time) on the Second Target Date, if the Agent has not received all of the documents and other evidence listed in Part II(B) (Conditions precedent to be met no later than the Second Target Date) of Schedule 2 (Conditions Precedent and Subsequent), the Total Commitments shall be cancelled by an amount equal to the DDCV Reduction Amount referred to in Clause 3.6.2 and each Lender's Commitment shall be reduced on a pro rata basis.

Page 29 5 Repayment 5.1 Repayment 5.1.1 Repayment of each Drawing The Borrower agrees to repay each Drawing to the Agent for the account of the Lenders on the last day of the Interest Period in respect of that Drawing save where a further Interest Period is to apply in respect of such Drawing, in which case such Interest Period shall (unless otherwise notified by the Borrower to the Agent) be deemed to be based on an Interest Period of three months provided that no such Interest Period shall apply if an Event of Default has occurred and is continuing unremedied and unwaived in which case the Borrower shall be obliged to repay such Drawing on the last day of its then current Interest Period. The Borrower shall on the Maturity Date repay to the Agent as agent for the Lenders the amount of any Drawings made and outstanding at that time, to the extent not reduced by repayments, prepayments, cancellations or voluntary reductions. 5.1.2 Reborrowing Amounts of the Loan which are repaid or prepaid shall be available for reborrowing in accordance with Clause 3 prior to the Final Availability Date. 6 Prepayment 6.1 Illegality If it becomes unlawful and/or contrary to Sanctions, in any jurisdiction for a Lender to fund or maintain its Commitment as contemplated by this Agreement or to fund or maintain its participation in the Loan or it becomes unlawful and/or contrary to Sanctions, for any Affiliate of a Lender for that Lender to do so: 6.1.1 that Lender shall promptly notify the Agent of that event; 6.1.2 upon the Agent notifying the Borrower, the Commitment of that Lender (to the extent not already advanced) will be immediately cancelled; and 6.1.3 the Borrower shall repay that Lender's participation in any Drawing on the last day of its current Interest Period or, if earlier, the date specified by that Lender in the notice delivered to the Agent and notified by the Agent to the Borrower (being no earlier than the last day of any applicable grace period permitted by law) and the Maximum Amount of the Loan shall be reduced by the amount of that Lender's Commitment in the Loan. Any reduction in the Maximum Amount of the Loan as a result of this Clause 6.1, shall be applied against the remaining mandatory reductions on a pro rata basis and shall not be reversed. Prior to the date on which repayment is required to be made under this Clause 6.1.3 the affected Lender shall negotiate in good faith with the Borrower to find an alternative method or lending base in order to maintain the Loan. 6.2 Voluntary Cancellation 6.2.1 The Borrower may voluntarily cancel the whole or any part of the Loan in an amount of not less than $5,000,000 (or as otherwise may be agreed by the Agent), provided that it has first given to the Agent not fewer than three Business Days' prior written notice expiring on a Business Day (the

Page 30 "Cancellation Date") of its desire to cancel the Loan; such notice once received by the Agent shall be irrevocable. Any such cancellation of the Loan shall be applied as against the remaining mandatory reductions in respect of the Loan on a pro rata basis. Any cancellation under this Clause 6.2.1 shall not be reversed. If, as a result of any such cancellation, the Loan Outstanding would exceed the Maximum Amount of the Loan, the Borrower shall, on the Cancellation Date, prepay such amount of the Loan as will ensure that the Loan Outstanding is not greater than the relevant Maximum Amount. 6.2.2 Simultaneously with each reduction of the Loan in accordance with this Clause 6.2, the Commitment of each Lender will reduce so that the Commitments of the Lenders in respect of the reduced Loan remains in accordance with their respective Proportionate Shares. 6.3 Voluntary Prepayment of Drawings The Borrower may prepay the whole or any part of a Drawing (but, if in part, being an amount that reduces that Drawing by a minimum amount of $1,000,000 provided that it gives the Agent not less than three Business Days' (or such shorter period as the Majority Lenders may agree) prior notice. 6.4 Sale or release of Collateral Vessels 6.4.1 In the event of a sale, disposal or removal (following designation by the Borrower for a specific project purpose) of a Collateral Vessel or the Agent having received not less than five (5) Business Days' notice from the Borrower requesting that the security relating to a Collateral Vessel be released and discharged, the Maximum Amount of the Loan shall, subject to the provisions of Clause 6.4.2 and Clause 6.4.3, on the date of such sale, disposal, removal or release be reduced by an amount equivalent to the Available Loan Amount applicable to that Collateral Vessel at that time. If, as a result of any reduction in the Maximum Amount of the Loan pursuant to this Clause 6.4.1, the Loan Outstanding would exceed the Maximum Amount of the Loan, the Borrower shall, on the date of the sale, disposal, removal or release, prepay such amount of the Loan as will ensure that the Loan Outstanding is not greater than the Maximum Amount of the Loan. 6.4.2 The Borrower shall have the right to replace one or more Collateral Vessels that have been sold, disposed, removed or released pursuant to Clause 6.4.1 with one or more Replacement Vessels within 365 days of the sale, disposal, removal or release of such Collateral Vessel or Collateral Vessels (the "Vessel Replacement Period") provided that (i) the Borrower fulfils, or shall procure the fulfilment of, the conditions precedent set out Part IV of Schedule 2 and (ii) the VTL Coverage (as defined in Clause 10.9) following such replacement would be no less than the VTL Coverage immediately prior to the sale, disposal, removal or release of the Collateral Vessel or Collateral Vessels in question. 6.4.3 For the period from the date of the sale, disposal, removal or release of the Collateral Vessel or Collateral Vessels in question to the earlier of (a) the provision of the Replacement Vessel or Replacement Vessels and the satisfaction of the conditions referred to in Clauses 6.4.2(i) and (ii) above and (b) the end of the Vessel Replacement Period, the relevant Available Loan Amount shall not be available for drawing. Thereafter, the relevant Available

Page 31 Loan Amount shall either be available for redrawing (if (a) above applies) in full and such reinstated Available Loan Amount shall have a replacement reduction profile calculated in accordance with Clause 3.6 based on the age of the Replacement Vessel or Replacement Vessels or shall be permanently cancelled (if no Replacement Vessel has been provided by the end of the period specified in (b) above). At or around the date of the Vessel Replacement or permanent cancellation of the relevant Available Loan Amount (as the case may be) the Agent shall circulate to each of the parties an amended Schedule 7 to reflect the reduction in the Maximum Loan Amount of the Loan or the Replacement Vessel Owner(s) and Replacement Vessel(s) (as the case may be). Any reduction in the Maximum Amount of the Loan pursuant to this Clause 6.4 shall not be reversed save in accordance with this Clause 6.4.3. In circumstances where the whole of the Available Loan Amount in respect of a Collateral Vessel is cancelled in full and any necessary prepayment of the Loan Outstanding is made, any security held by the Agent (whether directly or indirectly) for the relevant Collateral Owner with respect to the relevant Collateral Vessel and over the relevant Collateral Vessel (including its Guarantee, unless it owns more than one Collateral Vessel) shall be released and such Collateral Vessel and Collateral Owner (unless it owns more than one Collateral Vessel) shall no longer be considered relevant for the purposes of the Finance Documents. 6.5 Total Loss 6.5.1 In the event that a Collateral Vessel becomes a Total Loss, on the earlier to occur of (that date being the "Total Loss Payment Date") (a) the date on which the proceeds of such Total Loss are realised and (b) on the earlier of (i) the Maturity Date and (ii) the one hundred and eightieth (180th) day after the date of such Total Loss occurring the Maximum Amount of the Loan shall, subject to Clause 6.5.2 and Clause 6.5.3, be reduced by an amount equivalent to the relevant Available Loan Amount applicable to that Collateral Vessel on the Total Loss Payment Date. If, as a result of any reduction in the Maximum Amount of the Loan pursuant to this Clause, the Loan Outstanding would exceed the Maximum Amount of the Loan, the Borrower shall, simultaneously with that reduction prepay such amount of the Loan as will ensure that the Loan Outstanding is not greater than the Maximum Amount of the Loan. 6.5.2 The Borrower shall have the right to replace a Collateral Vessel which has become a Total Loss pursuant to Clause 6.5.1 in each case with one or more Replacement Vessels within 365 days of the Total Loss Payment Date (the "Total Loss Vessel Replacement Period") provided that (i) the Borrower fulfils, or shall procure the fulfilment of, the conditions precedent set out in Part IV of Schedule 2 and (ii) the VTL Coverage (as defined in Clause 10.9) following such replacement would not be less than the VTL Coverage immediately prior to the Total Loss Payment Date of the Collateral Vessel in question. 6.5.3 For the period from the Total Loss Payment Date to the earlier of (a) the provision of the Replacement Vessel or Replacement Vessels and the satisfaction of the conditions referred to in Clauses 6.5.2(i) and (ii) above and

Page 32 (b) the end of the Total Loss Vessel Replacement Period, the relevant Available Loan Amount shall not be available for drawing. Thereafter, the relevant Available Loan Amount shall either be available for redrawing (if (a) above applies) in full and such reinstated Available Loan Amount shall have a replacement reduction profile calculated in accordance with Clause 3.6 based on the age of the Replacement Vessel or Replacement Vessels or shall be permanently cancelled (if no Replacement Vessel has been provided by the period specified in (b) above). At or around the date of the Vessel Replacement or permanent cancellation of the relevant Available Loan Amount (as the case may be) the Agent shall circulate to each of the parties an amended Schedule 7 to reflect the reduction in the Maximum Loan Amount of the Loan or the Replacement Vessel Owner(s) and Replacement Vessel(s) (as the case may be). Any reduction in the Maximum Amount of the Loan pursuant to this Clause 6.5 shall not be reversed save in accordance with this Clause 6.5.3. 6.6 Change of Control In the event that a Change of Control occurs with respect to any Security Party, the Maximum Amount of the Loan shall on the date falling thirty (30) days from such Change of Control be reduced (i) in the case of a Change of Control with respect to the Borrower, to zero, (ii) in the case of a Change of Control with respect to the Pledgor, in an amount equivalent to the aggregate of the Available Loan Amounts applicable to the Collateral Vessels of the Collateral Owners directly owned by the Pledgor and (iii) in the case of a Change of Control in respect of a Collateral Owner, in an amount equivalent to the relevant Available Loan Amount applicable to the Collateral Vessel owned by that Collateral Owner. Any reduction in the Maximum Amount pursuant to this Clause 6.6 shall not be reversed. If, as a result of any reduction in the Maximum Amount of the Loan pursuant to this Clause 6.6, the Loan Outstanding would exceed the Maximum Amount of the Loan, the Borrower shall simultaneously with that reduction prepay such amount of the Loan as will ensure that the Loan Outstanding is not greater than the Maximum Amount of the Loan. 6.7 Vessel Retirement and Release Date When a Collateral Vessel becomes 18 years of age and the Maximum Amount of the applicable Collateral Vessel Tranche has been reduced to zero, the Borrower may request that any Security Documents or other Encumbrances held by the Agent (whether directly or indirectly) in relation to the relevant Collateral Owner or with respect to the relevant Collateral Vessel (including the relevant Collateral Owner’s Guarantee, unless it owns more than one Collateral Vessel) shall be released and such Collateral Vessel and Collateral Owner (unless it owns more than one Collateral Vessel) shall no longer be considered relevant for the purposes of the Finance Documents, provided that on the proposed release date (the "Vessel Retirement and Release Date"), (a) no Event of Default is continuing and (b) the Borrower remains in compliance with the VTL Coverage (as defined in Clause 10.9) immediately following the release of the relevant Collateral Vessel (compliance with the VTL Coverage for the purposes of this Clause 6.7 to be tested by the Agent on the basis of the latest set of Valuations delivered by the Borrower pursuant to Clause 12.1.39). 6.8 Mandatory prepayment on reduction of Maximum Amount If the Maximum Amount of the Loan is reduced in accordance with Clause 3.6 to an amount which is less than the amount outstanding under the Loan, the Borrower shall, simultaneously

Page 33 with that reduction, prepay such amount of the Loan to ensure that the amount of the Loan outstanding does not exceed the reduced Maximum Amount of the Loan. 6.9 Restrictions Any notice of prepayment or cancellation given under this Clause 6 shall be irrevocable and, unless a contrary indication appears in this Agreement, shall specify the date or dates upon which the relevant prepayment or cancellation is to be made and the amount of that prepayment or cancellation. Any prepayment or cancellation under this Agreement shall be made together with all interest and Commitment Commission accrued on the amount so prepaid or reduced up to and including the date of prepayment or reduction together with any Break Costs in respect of such prepaid amount if the date of such prepayment is not the final day of an Interest Period and subject to Clauses 6.3, 6.5, 6.6 and 6.7, without premium or penalty. 6.10 If the Agent receives a notice under this Clause 6 it shall promptly forward a copy of that notice to the Borrower or the Lenders, as appropriate. 7 Interest 7.1 Interest Periods The period during which each Drawing shall be outstanding under this Agreement shall be divided into consecutive Interest Periods of one or three months' duration, as selected by the Borrower by written notice to the Agent not later than 11:00 am on the third Business Day before the beginning of the Interest Period in question, or any other period which will coincide with the end of any other Interest Period then current, or such other duration as may be agreed by the Agent (acting on the instructions of all the Lenders) and provided that no Interest Period shall extend beyond the Maturity Date. 7.2 Beginning and end of Interest Periods The first Interest Period in respect of each Drawing shall begin on the Drawdown Date in respect of that Drawing and shall end on the last day of the Interest Period selected in accordance with Clause 7.1. Any subsequent Interest Period selected in respect of a Drawing shall commence on the day following the last day of its previous Interest Period and shall end on the last day of its current Interest Period selected in accordance with Clause 7.1. 7.3 Interest Periods to meet Reduction Dates If an Interest Period in respect of a Drawing would otherwise expire after the next Reduction Date, there shall be a separate Interest Period for that Drawing and that separate Interest Period shall expire on the next Reduction Date. 7.4 Non-Business Days If an Interest Period would otherwise end on a day which is not a Business Day, that Interest Period will instead end on the next Business Day in that calendar month (if there is one) or the preceding Business Day (if there is not). 7.5 Interest rate The rate of interest on a Drawing for each relevant Interest Period is the percentage rate per annum which is the aggregate of (a) the Margin and (b) the applicable Reference Rate. 7.6 Failure to select Interest Period If the Borrower at any time fails to select or agree an Interest Period in respect of a Drawing in accordance with Clause 7.1, the interest rate applicable shall be based on an Interest Period of three months.

Page 34 7.7 Accrual and payment of interest Interest shall accrue from day to day, shall be calculated on the basis of a 360 day year and the actual number of days elapsed (or, in any circumstance where market practice differs, in accordance with the prevailing market practice) and shall be paid by the Borrower to the Agent for the account of the Lenders on the last day of each Interest Period and, if the Interest Period is longer than three months, on the dates falling at three monthly intervals after the first day of that Interest Period. 7.8 Default interest If any Security Party fails to pay any amount payable by it under a Finance Document on its due date, interest shall accrue (without double counting) on the overdue amount from the due date, subject to any applicable grace period, up to the date of actual payment (both before and after judgment) at a rate which is 1.5% higher than the rate which would have been payable if the overdue amount had, during the period of non-payment, constituted a Drawing in the currency of the overdue amount for successive Interest Periods, each selected by the Agent (acting reasonably). Any interest accruing under this Clause 7.8 shall be immediately payable by the Borrower on demand by the Agent. If unpaid, any such interest will be compounded with the overdue amount at the end of each Interest Period applicable to that overdue amount (without double counting) but will remain immediately due and payable. 7.9 Unavailability of Term SOFR 7.9.1 If no Term SOFR is available for an Interest Period, the applicable Reference Rate shall be the Interpolated Term SOFR for a period equal in length to that Interest Period. 7.9.2 If no Term SOFR is available for an Interest Period and it is not possible to calculate the Interpolated Term SOFR, that Interest Period shall (if it is longer than the applicable Fallback Interest Period) be shortened to the applicable Fallback Interest Period and the applicable Reference Rate for that shortened Interest Period shall be determined pursuant to the definition of "Reference Rate". 7.9.3 If Clause 7.9.2 applies but no Term SOFR is available for that the relevant Interest Period and it is not possible to calculate the Interpolated Term SOFR, the applicable Reference Rate shall be the Historic Term SOFR for that Interest Period. 7.9.4 If Clause 7.9.3 applies but no Historic Term SOFR is available for the relevant Interest Period, the applicable Reference Rate shall be the Interpolated Historic Term SOFR for a period equal in length to that Interest Period. 7.9.5 If Clause 7.9.4 applies but it is not possible to calculate the Interpolated Historic Term SOFR for the relevant Interest Period, the Interest period shall, if it has been shortened pursuant to Clause 7.9.2, revert to its previous length, and Clause 7.11 (Cost of funds) shall apply to the relevant Interest Period. 7.10 Market disruption If before close of business in London on the Reporting Day, the Agent receives notifications from a Lender or Lenders (whose participations in the relevant Drawing exceed 50% of that Drawing) that its cost of funds relating to its participation in that Drawing would be in excess of the aggregate of the Reference

Page 35 Rate and the applicable Credit Adjustment Spread, then Clause 7.11 (Cost of funds) shall apply to that Drawing for the relevant Interest Period. 7.11 Cost of funds 7.11.1 If this Clause 7.11 applies for any Interest Period, then the rate of interest on each Lender's share of a Drawing for that Interest Period shall be the percentage rate per annum which is the sum of: (a) the applicable Margin; and (b) the rate notified to the Agent by that Lender as soon as practicable, and in any event by close of business on the date falling 10 Business Days after the Reporting Day (or, if earlier, on the date falling 10 Business Days prior to the date on which interest is due to be paid in respect of that Interest Period), to be that which expresses as a percentage rate per annum that Lender's cost of funds relating to its participation in the Loan. 7.11.2 If this Clause 7.11 applies and the Agent or the Borrower so require, the Agent and the Borrower shall enter into negotiations (for a period of not more than 30 days) with a view to agreeing a substitute basis for determining the rate of interest. 7.11.3 Any alternative basis agreed pursuant to Clause 7.11.3 shall, with the prior consent of all the Lenders and the Borrower, be binding on all Parties. 7.11.4 If an alternative basis is not agreed pursuant to Clause 7.11.3, the rate of interest shall continue to be determined in accordance with Clause 7.11.1. 7.12 Determinations conclusive The Agent shall promptly notify the Borrower of the determination of a rate of interest under this Clause 7 and each such determination shall (save in the case of manifest error) be final and conclusive. 7.13 Hedging 7.13.1 The Borrower may (but is not obliged to) enter into and, if they do so, shall thereafter maintain any Hedging Agreement in accordance with this Clause 7.13 for the hedging of the Borrower's exposure to interest rate fluctuations. 7.13.2 Each Hedging Agreement shall: (a) be with the Hedge Providers; (b) be for a term ending on the Maturity Date to occur under this Agreement; and (c) be based on the ISDA Master Agreement and otherwise in form and substance satisfactory to the Agent. 7.13.3 Upon entering into a Hedging Agreement, the Borrower shall deliver to the Agent: (a) a duly executed Hedging Security Deed in favour of the Agent in respect of that Hedging Agreement;

Page 36 (b) any additional Security Document or amendment and/or supplement to a Security Document as required by the Agent; and (c) such constitutional documents, corporate authorisations and other documents and matters as the Agent may reasonably require (including without limitation legal opinions relating to the relevant jurisdiction), in form and substance satisfactory to the Agent, to verify that the Borrower's obligations are legally binding, valid and enforceable and to satisfy any applicable legal and regulatory requirements. 7.13.4 The Borrower shall not assign, novate or encumber or in any other way transfer any of its rights or obligations under any Hedging Agreement (other than the relevant Hedging Security Deed). 7.13.5 The parties to each Hedging Agreement: (a) must comply with the terms of that Hedging Agreement. (b) may amend, supplement, extend or waive the terms of such Hedging Agreement provided that such amendment, supplement, extension or waiver does not give rise to a conflict with any provision of this Agreement. 7.13.6 The aggregate notional amount of the outstanding Hedging Transactions maintained by the Borrower shall not exceed the amount of the Total Commitments. 7.13.7 The Agent shall not be liable for the performance of any of the Borrower's obligations under a Hedging Agreement. 8 Indemnities 8.1 Transaction expenses The Borrower will, within 14 days of the Agent's written demand, pay the Agent (for the account of the Finance Parties) the amount of all reasonable and documented out of pocket costs and expenses (including legal fees) reasonably incurred by the Finance Parties or any of them in connection with: 8.1.1 the negotiation, preparation, printing, execution and registration of the Finance Documents (whether or not any Finance Document is actually executed or registered and whether or not the Loan is advanced); 8.1.2 any amendment, addendum or supplement to any Finance Document (whether or not completed); and 8.1.3 any other document which may at any time be required by a Finance Party to give effect to any Finance Document (other than a Hedging Agreement) or which a Finance Party is entitled to call for or obtain under any Finance Document. 8.2 Funding costs The Borrower shall indemnify each Finance Party, by payment to the Agent (for the account of that Finance Party) on the Agent's written demand, against all losses and costs incurred or sustained by that Finance Party if, for any reason due to a default or other action by the Borrower, a Drawing is not advanced to the Borrower

Page 37 after the relevant Drawdown Notice has been given to the Agent, or is advanced on a date other than that requested in the Drawdown Notice. 8.3 Break Costs The Borrower shall indemnify each Finance Party, by payment to the Agent (for the account of that Finance Party) on the Agent's written demand, against all documented costs, losses, premiums or penalties incurred by that Finance Party as a result of its receiving any prepayment of all or any part of a Drawing (whether pursuant to Clause 6 or otherwise) on a day other than the last day of an Interest Period for that Drawing, or any other payment under or in relation to the Finance Documents on a day other than the due date for payment of the sum in question, excluding Margin but including (without limitation) any losses or costs incurred in liquidating or re-employing deposits from third parties acquired to effect or maintain all or any part of a Drawing, and any liabilities, expenses or losses incurred by any Hedge Provider in terminating or reversing, or otherwise in connection with, any non- speculative interest or currency exchange transaction or arrangement entered into by that Hedge Provider with any member of the Borrower Group to hedge any exposure arising under any Hedging Agreement, or in terminating or reversing, or otherwise in connection with, any open position arising under any Hedging Agreement. 8.4 Currency indemnity In the event of a Finance Party receiving or recovering any amount payable under a Finance Document in a currency other than the Currency of Account, and if the amount received or recovered is insufficient when converted into the Currency of Account at the date of receipt to satisfy in full the amount due, the Borrower shall promptly, on the Agent's written demand, pay to the Agent for the account of the relevant Finance Party such further amount in the Currency of Account as is sufficient to satisfy in full the amount due and that further amount shall be due to the Agent on behalf of the relevant Finance Party as a separate debt under this Agreement. 8.5 Other Indemnities 8.5.1 The Borrower shall (or shall procure that a Security Party will), within three Business Days of demand, indemnify each Finance Party against any cost, loss or liability reasonably incurred by it as a result of: (a) a failure by a Security Party to pay any amount due under a Finance Document on its due date, including without limitation, any cost, loss or liability arising as a result of Clause 15.23; (b) the Loan (or part of the Loan) not being prepaid in accordance with a notice of prepayment given by the Borrower. 8.6 General indemnity 8.6.1 The Borrower hereby agrees at all times to pay promptly or, as the case may be, indemnify and hold the Finance Parties and their respective officers, directors, representatives, agents and employees (together the "Indemnified Parties") harmless on a full indemnity basis from and against each and every loss suffered or incurred by or imposed on any Indemnified Party related to or arising out of: (a) the use of proceeds of the Loan;

Page 38 (b) the execution and delivery of any commitment letter, engagement letter, fee letter, the Finance Documents or any other document connected therewith or the performance of the respective obligations thereunder, including without limitation environmental liabilities; or (c) any claim, action, suit, investigation or proceeding relating to the foregoing or the Security Parties, whether or not any Indemnified Party is a party thereto or target thereof, or the Indemnified Parties' roles in connection therewith, and will reimburse the Indemnified Parties, on demand, for all reasonable expenses (including reasonable counsel fees and expenses and costs related to operating a secure website for Lenders' communication) as they are incurred by the Indemnified Parties in connection with investigating, preparing for or defending any such claim, action, suit or proceeding (including any security holder actions or proceeding, inquiry or investigation), whether or not in connection with pending or threatened litigation in which the Security Parties are a party. 8.6.2 The Borrower will not, however, be responsible for any claims, liabilities, losses, damages or expenses of an Indemnified Party that are finally judicially determined by a court of competent jurisdiction to have resulted principally from the wilful misconduct or gross negligence of such Indemnified Party. 8.6.3 The foregoing shall be in addition to any rights that the Indemnified Parties may have at common law or otherwise and shall extend upon the same terms to and inure to the benefit of any Affiliate, director, officer, employee, agent or controlling person of an Indemnified Party. 8.7 Increased costs 8.7.1 Subject to Clause 8.9, the Borrower shall, within three (3) Business Days of a demand by the Agent, pay to the Agent for the account of a Finance Party the amount of any Increased Costs incurred by that Finance Party or any of its Affiliates as a result of (i) the introduction of or any change in (or in the interpretation, administration or application of) any law or regulation or (ii) compliance with any law or regulation made after the date of this Agreement or (iii) the implementation or application of or compliance with Basel III, CRR or CRD IV or any other law or regulation which implements Basel III, CRR or CRD IV (whether such implementation, application or compliance is by a government, regulator, that Finance Party or any of that Finance Party's Affiliates). 8.7.2 In this Agreement: (a) "Basel III" means: (i) the agreements on capital requirements, a leverage ratio and liquidity standards contained in "Basel III: A global regulatory framework for more resilient banks and banking systems", "Basel III: International framework for liquidity risk measurement, standards and monitoring" and "Guidance for national authorities operating the countercyclical capital buffer" published by the Basel

Page 39 Committee on Banking Supervision in December 2010, each as amended, supplemented or restated; (ii) the rules for global systemically important banks contained in "Global systemically important banks: assessment methodology and the additional loss absorbency requirement – Rules text" published by the Basel Committee on Banking Supervision in November 2011, as amended, supplemented or restated; and (iii) any further guidance or standards published by the Basel Committee on Banking Supervision relating to "Basel III". (b) "CRD IV" means EU CRD IV and UK CRD IV. (c) "EU CRD IV" means: (i) Regulation (EU) No 575/2013 of the European Parliament and of the Council of 26 June 2013 on prudential requirements for credit institutions and investment firms and amending Regulation (EU) No 648/2012; and (ii) (Directive 2013/36/EU of the European Parliament and of the Council of 26 June 2013 on access to the activity of credit institutions and the prudential supervision of credit institutions and investment firms, amending Directive 2002/87/EC and repealing Directives 2006/48/EC and 2006/49/EC. (d) "UK CRD IV" means: (i) (Regulation (EU) No 575/2013 of the European Parliament and of the Council of 26 June 2013 on prudential requirements for credit institutions and investment firms and amending Regulation (EU) No 648/2012 as it forms part of domestic law of the United Kingdom by virtue of the 2018 Withdrawal Act; (ii) the law of the United Kingdom or any part of it, which immediately before IP Completion Day (as defined in the 2020 Withdrawal Act) implemented Directive 2013/36/EU of the European Parliament and of the Council of 26 June 2013 on access to the activity of credit institutions and the prudential supervision of credit institutions and investment firms, amending Directive 2002/87/EC and repealing Directives 2006/48/EC and 2006/49/EC and its implementing measures; and (iii) direct EU legislation (as defined in the 2018 Withdrawal Act), which immediately before IP Completion Day (as defined in the 2020 Withdrawal Act) implemented EU CRD IV as it forms part of domestic law of the United Kingdom by virtue of the 2018 Withdrawal Act. (e) "Increased Costs" means:

Page 40 (i) a reduction in the rate of return from the Loan or on a Finance Party's (or its Affiliate's) overall capital; (ii) an additional or increased cost; or (iii) a reduction of any amount due and payable under any Finance Document, which is incurred or suffered by a Finance Party or any of its Affiliates to the extent that it is attributable to that Finance Party having entered into any Finance Document or funding or performing its obligations under any Finance Document. 8.8 Increased cost claims 8.8.1 A Finance Party intending to make a claim pursuant to Clause 8.7 shall promptly notify the Agent of the event giving rise to the claim, following which the Agent shall promptly notify the Borrower. 8.8.2 Each Finance Party shall, as soon as practicable after a demand by the Agent, provide a certificate confirming the amount of its Increased Costs. 8.9 Exceptions to increased costs Clause 8.7 does not apply to the extent any Increased Cost is: 8.9.1 compensated for by a payment made under Clause 8.12 (or would have been compensated for by a payment made under Clause 8.12 but was not so compensated solely because any of the exclusions in Clause 8.12.2 applied); or 8.9.2 compensated for by a payment made under Clause 17.3; or 8.9.3 attributable to a FATCA Deduction required to be made by a Party; or 8.9.4 attributable to the wilful breach by the relevant Finance Party (or an Affiliate of that Finance Party) of any law or regulation; or 8.9.5 attributable to the implementation or application of, or compliance with, the "International Convergence of Capital Measurement and Capital Standards, a Revised Framework" published by the Basel Committee on Banking Supervision in June 2004 in the form existing on the date of this Agreement (but excluding any amendment arising out of Basel III) ("Basel II") or any other law or regulation which implements Basel II (whether such implementation, application or compliance is by a government, regulator, Finance Party or of its Affiliates). 8.10 Events of Default The Borrower shall indemnify each Finance Party from time to time, by payment to the Agent (for the account of that Finance Party) on the Agent's written demand, against all losses and costs incurred or sustained by that Finance Party as a consequence of any Event of Default. 8.11 Enforcement costs The Borrower shall pay to the Agent (for the account of each Finance Party) on the Agent's written demand the amount of all costs and expenses (including legal fees) incurred by a Finance Party in connection with the enforcement, protection, maintenance of, or the preservation of any rights under, any Finance

Page 41 Document including (without limitation) any losses, costs and expenses which that Finance Party may from time to time sustain, incur or become liable for by reason of that Finance Party or other Finance Party being a mortgagee of a Collateral Vessel and/or lender to the Borrower. No such indemnity will be given where any such loss or cost has occurred due to gross negligence or wilful misconduct on the part of that Finance Party; however, this shall not affect the right of any other Finance Party to receive such indemnity. 8.12 Taxes 8.12.1 The Borrower shall (within three (3) Business Days of demand by the Agent) pay to a Protected Party an amount equal to the loss, liability or cost which that Protected Party determines will be or has been (directly or indirectly) suffered for or on account of Tax by that Protected Party in respect of a Finance Document. 8.12.2 Clause 8.12.1 above shall not apply: (a) with respect to any Tax assessed on a Finance Party: (i) under the law of the jurisdiction in which that Finance Party is incorporated or, if different, the jurisdiction (or jurisdictions) in which that Finance Party is treated as resident for tax purposes; or (ii) under the law of the jurisdiction in which that Finance Party's Facility Office is located in respect of amounts received or receivable in that jurisdiction, if that Tax is imposed on or calculated by reference to the net income received or receivable (but not any sum deemed to be received or receivable) by that Finance Party; (b) to the extent a loss, liability or cost is compensated for by an increased payment under Clause 17.3; or (c) to the extent a loss, liability or cost relates to a FATCA Deduction required to be made by a Party. 8.12.3 A Protected Party making, or intending to make, a claim under Clause 8.12.1 above shall promptly notify the Agent of the event which will give, or has given, rise to the claim, following which the Agent shall notify the Borrower. 8.12.4 A Protected Party shall, on receiving a payment from a Security Party under this Clause 8.12, notify the Agent. 8.13 Stamp taxes 8.13.1 The Borrower shall pay and, within three (3) Business Days of demand, indemnify each Finance Party against any cost, loss or liability that Finance Party incurs in relation to all stamp duty, registration and other similar Taxes payable in respect of any Finance Document. 8.13.2 Provided that no Event of Default has occurred and is continuing, Clause 8.13.1 shall not apply in respect of any stamp duty, registration or other

Page 42 similar Taxes which are payable in respect of an assignment, transfer or other alienation of any kind by a Finance Party of any of its rights and/or obligations under a Finance Document. 8.14 VAT 8.14.1 All amounts set out or expressed in a Finance Document to be payable by any Party or any Security Party to a Finance Party which (in whole or in part) constitute the consideration for a supply or supplies for VAT purposes shall be deemed to be exclusive of any VAT which is chargeable on such supply or supplies, and accordingly, subject to Clause 8.14.2, if VAT is or becomes chargeable on any supply made by any Finance Party to any Party or to any Security Party under a Finance Document and such Finance Party is required to account to the relevant tax authority for the VAT, that Party or Security Party shall pay to the Finance Party (in addition to and at the same time as paying any other consideration for such supply) an amount equal to the amount of such VAT (and such Finance Party shall promptly provide an appropriate VAT invoice to such Party). 8.14.2 If VAT is or becomes chargeable on any supply made by any Finance Party (the "Supplier") to any other Finance Party (the "Recipient") under a Finance Document, and any Party other than the Recipient (the "Relevant Party") is required by the terms of any Finance Document to pay an amount equal to the consideration for that supply to the Supplier (rather than being required to reimburse or indemnify the Recipient in respect of that consideration): (a) (where the Supplier is the person required to account to the relevant tax authority for the VAT) the Relevant Party must also pay to the Supplier (at the same time as paying that amount) an additional amount equal to the amount of the VAT. The Recipient must (where this Clause (a) applies) promptly pay to the Relevant Party an amount equal to any credit or repayment the Recipient receives from the relevant tax authority which the Recipient reasonably determines relates to the VAT chargeable on that supply; and (b) (where the Recipient is the person required to account to the relevant tax authority for the VAT) the Relevant Party must promptly, following demand from the Recipient, pay to the Recipient an amount equal to the VAT chargeable on that supply but only to the extent that the Recipient reasonably determines that it is not entitled to credit or repayment from the relevant tax authority in respect of that VAT. 8.14.3 Where a Finance Document requires any Party to reimburse or indemnify a Finance Party for any cost or expense, that Party shall reimburse or indemnify (as the case may be) such Finance Party for the full amount of such cost or expense, including such part thereof as represents VAT, save to the extent that such Finance Party reasonably determines that it is entitled to credit or repayment in respect of such VAT from the relevant tax authority. 8.14.4 Any reference in this Clause 8.14 to any Party shall, at any time when such Party is treated as a member of a group for VAT purposes, include (where

Page 43 appropriate and unless the context otherwise requires) a reference to any member of such group at such time. 8.14.5 In relation to any supply made by a Finance Party to any Party under a Finance Document, if reasonably requested by such Finance Party, that Party must promptly provide such Finance Party with details of that Party's VAT registration and such other information as is reasonably requested in connection with such Finance Party's VAT reporting requirements in relation to such supply. 8.15 FATCA Information 8.15.1 Subject to Clause 8.15.3, each Party shall, within 10 Business Days of a reasonable request by another Party: (a) confirm to that other Party whether it is: (i) a FATCA Exempt Party; or (ii) not a FATCA Exempt Party; and (b) supply to that other Party such forms, documentation and other information relating to its status under FATCA as that other Party reasonably requests for the purposes of that other Party's compliance with FATCA; and (c) supply to that other Party such forms, documentation and other information relating to its status as that other Party reasonably request for the purposes of that other Party's compliance with any other law, regulation or exchange of information regime. 8.15.2 If a Party confirms to another Party pursuant to Clause 8.15.1(a) that it is a FATCA Exempt Party and it subsequently becomes aware that it is not, or has ceased to be a FATCA Exempt Party, that Party shall notify that other Party reasonably promptly. 8.15.3 Clause 8.15.1 above shall not oblige any Finance Party to do anything, and Clause 8.15.1(c) shall not oblige any Party to do anything, which would or might in its reasonable opinion constitute a breach of: (a) any law or regulation; (b) any fiduciary duty; or (c) any duty of confidentiality. 8.15.4 If a Party fails to confirm whether or not it is a FATCA Exempt Party or to supply forms, documentation or other information requested in accordance with Clause 8.15.1 (including, for the avoidance of doubt, where Clause 8.15.3 applies) then such Party shall be treated for the purposes of the Finance Documents (and payments under them) as if it is not a FATCA Exempt Party until such time as the Party in question provides the requested confirmation, forms, documentation or other information.

Page 44 8.15.5 If the Borrower is a US Tax Obligor or the Agent reasonably believes that its obligations under FATCA or any other applicable law or regulation require it, each Lender shall, within ten (10) Business Days of: (a) where the Borrower is a US Tax Obligor and the relevant Lender is a Lender on the date of this Agreement, the date of this Agreement; (b) where the Borrower is a US Tax Obligor on a date on which any other Lender becomes a Party as a Lender, that date; or (c) where the Borrower is not a US Tax Obligor, the date of a request from the Agent, supply to the Agent: (i) a withholding certificate on Form W-8 or Form W-9 or any other relevant form; or (ii) any withholding statement or other document, authorisation or waiver as the Agent may require to certify or establish the status of such Lender under FATCA or that other law or regulation. 8.15.6 The Agent shall provide any withholding certificate, withholding statement, document, authorisation or waiver it receives from a Lender pursuant to Clause 8.15.5 to the Borrower. 8.15.7 If any withholding certificate, withholding statement, document, authorisation or waiver provided to the Agent by a Lender pursuant to Clause 8.15.5 is or becomes materially inaccurate or incomplete, that Lender shall promptly update it and provide such updated withholding certificate, withholding statement, document, authorisation or waiver to the Agent unless it is unlawful for the Lender to do so (in which case the Lender shall promptly notify the Agent). The Agent shall provide any such updated withholding certificate, withholding statement, document, authorisation or waiver to the Borrower. 8.15.8 The Agent may rely on any withholding certificate, withholding statement, document, authorisation or waiver it receives from a Lender pursuant to Clause 8.15.5 or 8.15.7 without further verification. The Agent shall not be liable for any action taken by it under or in connection with Clause 8.15.5, 8.15.6 or 8.15.7. 8.16 FATCA Deduction 8.16.1 Each Party may make any FATCA Deduction it is required by FATCA to make, and any payment required in connection with that FATCA Deduction, and no Party shall be required to increase any payment in respect of which it makes such a FATCA Deduction or otherwise compensate the recipient of the payment for that FATCA Deduction. 8.16.2 Each Party shall promptly, upon becoming aware that it must make a FATCA Deduction (or that there is any change in the rate or the basis of such FATCA

Page 45 Deduction) notify the Party to whom it is making the payment and, in addition, shall notify the Borrower, the Agent and the other Finance Parties. 9 Fees 9.1 Commitment fee The Borrower shall pay to the Agent (for the account of the Lenders in proportion to their Commitments) a fee computed at the rate of 35% of the Margin on the undrawn and uncancelled amount of the Maximum Amount of the Loan from time to time for the period beginning on the Execution Date until the Final Availability Date (including, for the avoidance of doubt, on the amount of any relevant Available Loan Amount reduced on account of a potential Collateral Substitution for the period from the sale, disposal, removal or Total Loss Payment Date of the Collateral Vessel in question to the earlier of (i) the end of the Vessel Replacement Period or Total Loss Vessel Replacement Period (as the case may be) and (ii) the date on which the Borrower has effected such Collateral Substitution). The accrued commitment fees are payable on the last day of each successive period of three months commencing from the Execution Date which ends prior to the Final Availability Date, on the Final Availability Date and (on the cancelled amount of the relevant Lender's Commitment) at the time the cancellation is effective. 9.2 Other fees The Borrower shall pay the fees in the amounts and at the times agreed in any Fee Letter. 10 Security and Application of Moneys 10.1 Security Documents As security for the payment of the Indebtedness, the Borrower shall execute and deliver to the Agent or cause to be executed and delivered to the Agent at the relevant time, the following documents in such forms and containing such terms and conditions as the Agent shall require and which shall be reasonably satisfactory to the relevant Security Party, the Agent and the Lenders: 10.1.1 a first priority statutory or preferred mortgage (as the case may be) over each Collateral Vessel together with a collateral deed of covenants (if applicable), and if such mortgage shows the amount secured, such amount shall be no less than 110% of the Total Commitments (if allowed by applicable law); 10.1.2 a first priority deed of assignment of the Insurances, Earnings, Charter Rights (if applicable) and Requisition Compensation of each Collateral Vessel; 10.1.3 a guarantee and indemnity from each Collateral Owner and the Pledgor; 10.1.4 a first priority pledge of all the membership interests or shares (as the case may be) in each Collateral Owner from the Borrower or the Pledgor (as the case may be); 10.1.5 a first priority account security deed in respect of the Earnings Account and all amounts from time to time standing to the credit of the Earnings Account; 10.1.6 at any time when the Approved Managers of a Collateral Vessel are not the Borrower, Teekay, Teekay Marine (Singapore) Pte. Ltd. or any other member of the Borrower Group or the Teekay Group, a Managers' Confirmation; and

Page 46 10.1.7 a first priority deed of charge or assignment over the Hedging Agreement Proceeds in respect of each Hedging Agreement. 10.2 Earnings Account The Borrower shall maintain the Earnings Account with the Account Holder for the duration of the Facility Period free of Encumbrances and rights of set off other than those created by or under the Finance Documents. 10.3 Earnings The Borrower shall procure that all Earnings and any Requisition Compensation are credited to the Earnings Account. 10.4 Withdrawals from Earnings Account Subject to no Event of Default being continuing, the Borrower may freely withdraw any sum standing to the credit of the Earnings Account. 10.5 Relocation of Earnings Account On and at any time after the occurrence of an Event of Default which is continuing, the Agent may without the consent of the Borrower instruct the Account Holder to relocate the Earnings Account to any other branch of the Account Holder, without prejudice to the continued application of this Clause 10 and the rights of the Finance Parties under the Finance Documents. The Agent shall promptly notify the Finance Parties following a relocation of the Earnings Account pursuant to this Clause. 10.6 Access to information The Borrower agrees that the Agent (and its nominees) may from time to time during the Facility Period upon reasonable prior request review the records held by the Account Holder (whether in written or electronic form) in relation to the Earnings Account, and irrevocably waives any right of confidentiality which may exist in relation to those records. 10.7 Application after acceleration From and after the giving of notice to the Borrower by the Agent under Clause 13.2, the Borrower shall procure that all sums from time to time standing to the credit of the Earnings Account are immediately transferred to the Agent for application in accordance with Clause 10.8 and the Borrower irrevocably authorises the Agent to instruct the Account Holder to make those transfers. 10.8 General application of moneys Whilst an Event of Default is continuing unremedied or unwaived the Borrower irrevocably authorises the Agent to apply (and the Agent agrees to apply) all sums which it may receive under or in connection with any Security Document, in or towards satisfaction, or by way of retention on account, of the Indebtedness, as follows: 10.8.1 first in payment of all outstanding amounts (including, but not limited to, outstanding fees and expenses) payable to the Agent; 10.8.2 secondly in or towards payment of all outstanding interest hereunder; 10.8.3 thirdly in or towards payment of all outstanding principal hereunder; 10.8.4 fourthly in or towards payment of all other Indebtedness hereunder; 10.8.5 fifthly the balance, if any, shall be remitted to the Borrower or whoever may be entitled thereto,

Page 47 provided that any part of the Indebtedness arising out of any Hedging Agreement shall be satisfied only after every other part of the Indebtedness for the time being due and payable has been satisfied in full. 10.9 Additional security If at any time the aggregate of the Fair Market Value of the Collateral Vessels then subject to a Mortgage and the value of any additional security (such value to be the face amount of the deposit (in the case of cash), determined conclusively by appropriate advisers appointed by the Agent (in the case of other charged assets), and determined by the Agent, acting reasonably (in all other cases)) for the time being provided to the Agent under this Clause 10.9 is less than 125% of the amount of the Loan then outstanding (the "VTL Coverage") the Borrower shall, within 30 days of the Agent's request, at the Borrower's option: 10.9.1 pay to the Agent or to its nominee a cash deposit in the amount of the shortfall to be secured in favour of the Agent as additional security for the payment of the Indebtedness; or 10.9.2 give to the Agent other additional security in amount and form acceptable to the Agent (acting on the instructions of all of the Lenders); or 10.9.3 prepay the Loan in the amount of the shortfall. Clause 6.9 shall apply, mutatis mutandis, to any prepayment made under this Clause 10.9 and the value of any additional security provided shall be determined as stated above. If, at any time after the Borrower has provided additional security in accordance with the Agent's request under this Clause 10.9, the Agent shall determine when testing compliance with the VTL Coverage that all or any part of that additional security may be released without resulting in a shortfall in the VTL Coverage, then, provided that no Default is continuing, the Agent shall release all or any part of that additional security, but this shall be without prejudice to the Agent's right to make a further request under this Clause 10.9 should the value of the remaining security subsequently merit it. 11 Representations and Warranties The Borrower represents and warrants to each of the Finance Parties at the Execution Date and (by reference to the facts and circumstances then pertaining) at the date of each Drawdown Notice, at each Drawdown Date and at each Interest Payment Date as follows (except that the representation and warranty contained at Clause 11.7 shall only be made on the Execution Date and the First Drawdown Date and the representations and warranties at Clause 11.2, Clause 11.6 and Clause 11.22 shall only be made on the Execution Date): 11.1 Status and Due Authorisation Each of the Security Parties is a corporation or limited liability company duly incorporated or formed under the laws of its jurisdiction of incorporation or formation (as the case may be) with power to enter into the Finance Documents and to exercise its rights and perform its obligations under the Finance Documents and all corporate and other action required to authorise its execution of the Finance Documents and its performance of its obligations thereunder has been duly taken.

Page 48 11.2 No Deductions or Withholding Under the laws of the Security Parties' respective jurisdictions of incorporation or formation in force at the date hereof, none of the Security Parties will be required to make any deduction or withholding from any payment it may make under any of the Finance Documents. 11.3 Claims Pari Passu Under the laws of the Security Parties' respective jurisdictions of incorporation or formation in force at the date hereof, the Indebtedness will, to the extent that it exceeds the realised value of any security granted in respect of the Indebtedness, rank at least pari passu with all the Security Parties' other unsecured indebtedness save that which is preferred solely by any bankruptcy, insolvency or other similar laws of general application. 11.4 No Immunity In any proceedings taken in any of the Security Parties' respective jurisdictions of incorporation or formation in relation to any of the Finance Documents, none of the Security Parties will be entitled to claim for itself or any of its assets immunity from suit, execution, attachment or other legal process. 11.5 Governing Law and Judgments In any proceedings taken in any of the Security Parties' jurisdiction of incorporation or formation in relation to any of the Finance Documents in which there is an express choice of the law of a particular country as the governing law thereof, that choice of law and any judgment or (if applicable) arbitral award obtained in that country will be recognised and enforced. 11.6 Validity and Admissibility in Evidence As at the date hereof, all acts, conditions and things required to be done, fulfilled and performed in order (a) to enable each of the Security Parties lawfully to enter into, exercise its rights under and perform and comply with the obligations expressed to be assumed by it in the Finance Documents, (b) to ensure that the obligations expressed to be assumed by each of the Security Parties in the Finance Documents are legal, valid and binding and (c) to make the Finance Documents admissible in evidence in the jurisdictions of incorporation or formation of each of the Security Parties, have been done, fulfilled and performed. 11.7 No Filing or Stamp Taxes Under the laws of the Security Parties' respective jurisdictions of incorporation or formation in force at the date hereof, it is not necessary that any of the Finance Documents be filed, recorded or enrolled with any court or other authority in its jurisdiction of incorporation or formation (other than the relevant maritime registry, to the extent applicable) or that any stamp, registration or similar tax be paid on or in relation to any of the Finance Documents. 11.8 Binding Obligations The obligations expressed to be assumed by each of the Security Parties in the Finance Documents are legal and valid obligations, binding on each of them in accordance with the terms of the Finance Documents and no limit on any of their powers will be exceeded as a result of the borrowings, granting of security or giving of guarantees contemplated by the Finance Documents or the performance by any of them of any of their obligations thereunder. 11.9 No misleading information To the best of its knowledge, any factual information provided by any Security Party to any Finance Party in connection with the Loan was true and accurate in all material respects as at the date it was provided and is not misleading in any respect. 11.10 No Winding-up None of the Security Parties has taken any corporate or limited liability company action nor have any other steps been taken or legal proceedings been

Page 49 started or (to the best of the Borrower's knowledge and belief) threatened against any Security Party for its winding-up, dissolution, administration or reorganisation or for the appointment of a receiver, administrator, administrative receiver, trustee or similar officer of it or of any or all of its assets or revenues which might have a Material Adverse Effect. 11.11 Solvency 11.11.1 None of the Security Parties nor the Borrower Group taken as a whole is unable, or admits or has admitted its inability, to pay its debts or has suspended making payments in respect of any of its debts. 11.11.2 None of the Security Parties by reason of actual or anticipated financial difficulties, has commenced, or intends to commence, negotiations with one or more of its creditors with a view to rescheduling any of its indebtedness. 11.11.3 The value of the assets of each Security Party and the Borrower Group taken as a whole is not less than the liabilities of such entity or the Borrower Group taken as a whole (as the case may be) (taking into account contingent and prospective liabilities). 11.11.4 No moratorium has been, or may, in the reasonably foreseeable future be, declared in respect of any indebtedness of any Security Party. 11.12 No Material Defaults 11.12.1 Without prejudice to Clause 11.12.2, none of the Security Parties are in breach of or in default under any agreement to which it is a party or which is binding on it or any of its assets to an extent or in a manner which might have a Material Adverse Effect. 11.12.2 No Event of Default is continuing or might reasonably be expected to result from the advance of the Loan. 11.13 No Material Proceedings No action or administrative proceeding of or before any court, arbitral body or agency which is not covered by adequate insurance or which might have a Material Adverse Effect has been started or is reasonably likely to be started. 11.14 Accounts All financial statements relating to the Borrower required to be delivered under Clause 12.1.1 and Clause 12.1.4, were each prepared in accordance with GAAP, give (in conjunction with the notes thereto) a true and fair view of (in the case of annual financial statements) or fairly represent (in the case of quarterly accounts) the financial condition of the Borrower and its Subsidiaries at the date as of which they were prepared and the results of their operations during the financial period then ended. 11.15 No Material Adverse Change Since the publication of the last financial statements relating to the Borrower and its Subsidiaries delivered pursuant to Clause 12.1.1 and Clause 12.1.4, there has been no change that has a Material Adverse Effect. 11.16 No Undisclosed Liabilities As at the date to which the Accounts were prepared none of the Security Parties had any material liabilities (contingent or otherwise) which were not disclosed thereby (or by the notes thereto) or reserved against therein nor

Page 50 any unrealised or anticipated losses arising from commitments entered into by it which were not so disclosed or reserved against therein. 11.17 No Obligation to Create Security The execution of the Finance Documents by the Security Parties and their exercise of their rights and performance of their obligations thereunder will not result in the existence of nor oblige any Security Party to create any Encumbrance over all or any of their present or future revenues or assets, other than pursuant to the Security Documents. 11.18 No Breach The execution of the Finance Documents by each of the Security Parties and their exercise of their rights and performance of their obligations under any of the Finance Documents do not constitute and will not result in any breach of any agreement or treaty to which any of them is a party. 11.19 Security Each of the Security Parties is the legal and beneficial owner of all assets and other property which it purports to charge, mortgage, pledge, assign or otherwise secure pursuant to each Security Document and those Security Documents to which it is a party create and give rise to valid and effective security having the ranking expressed in those Security Documents. 11.20 Necessary Authorisations The Necessary Authorisations required by each Security Party are in full force and effect, and each Security Party is in compliance with the material provisions of each such Necessary Authorisation relating to it and, to the best of its knowledge, none of the Necessary Authorisations relating to it are the subject of any pending or threatened proceedings or revocation. 11.21 Money Laundering Any amount borrowed hereunder, and the performance of the obligations of the Security Parties under the Finance Documents, will be for the account of members of the Borrower Group and will not involve any breach by any of them of any law or regulatory measure relating to "money laundering" as defined in Article 1 of the Directive ((EU) 2015/849) of the European Parliament and of the Council of the European Communities. 11.22 Disclosure of material facts The Borrower is not aware of any material facts or circumstances which have not been disclosed to the Agent and which might, if disclosed, have reasonably been expected to adversely affect the decision of a person considering whether or not to make loan facilities of the nature contemplated by this Agreement available to the Borrower. 11.23 No breach of laws 11.23.1 None of the Security Parties has breached any law or regulation which breach has or is reasonably likely to have a Material Adverse Effect. 11.23.2 No labour disputes are current or (to the best of the Borrower's knowledge and belief) threatened against any member of the Borrower Group which have or are reasonably likely to have a Material Adverse Effect. 11.24 Anti-money laundering, anti-corruption and anti-bribery laws None of the Security Parties nor any of their Subsidiaries, directors or officers, or, to the best knowledge of any Security Party, any Affiliate of it, has engaged in any activity or conduct which would violate any applicable anti-money laundering, anti-corruption or anti-bribery laws, regulations or rules in any applicable jurisdiction.

Page 51 11.25 Environmental laws 11.25.1 Each member of the Borrower Group is in compliance with Clause 12.1.14 and (to the best of its knowledge and belief) no circumstances have occurred which would prevent such compliance in a manner or to an extent which has or is reasonably likely to have a Material Adverse Effect. 11.25.2 No Environmental Claim has been commenced or (to the best of the Borrower's knowledge and belief) is threatened against any member of the Borrower Group where that claim has or is reasonably likely, if determined against that member of the Borrower Group, to have a Material Adverse Effect. 11.26 Use of Facility The Loan will be used for the purposes specified in the Recital. 11.27 Taxation 11.27.1 The Borrower is not materially overdue in the filing of any Tax returns and it is not overdue in the payment of any amount in respect of Tax of $5,000,000 (or its equivalent in any other currency) or more, save in the case of Taxes which are being contested on bona fide grounds. 11.27.2 No claims or investigations are being made or conducted against the Borrower with respect to Taxes such that a liability of, or claim against, the Borrower of $5,000,000 (or its equivalent in any other currency) or more is reasonably likely to arise. 11.28 Shares The shares or membership interests (as the case may be) of the Borrower and each Collateral Owner are fully paid and not subject to any option to purchase or similar rights. The constitutional documents of each Collateral Owner do not and could not restrict or inhibit any transfer of those shares on creation or enforcement of the Security Documents. There are no agreements in force which provide for the issue or allotment of, or grant any person the right to call for the issue or allotment of, any share or loan capital of any member of the Borrower Group, the Borrower and the Collateral Owners (including any option or right of pre-emption or conversion). 11.29 Sanctions 11.29.1 No Security Party nor any of their Subsidiaries, respective directors, officers or employees: (a) is a Restricted Party; or (b) has received notice of or is aware of any claim, action, suit, proceeding or investigation against it with respect to Sanctions by any Sanctions Authority. 11.29.2 No Collateral Vessel is a vessel with which any Finance Party is prohibited or restricted from dealing with under any Sanctions. 11.29.3 Each of the Security Parties is in compliance with all Sanctions.

Page 52 11.29.4 Each Security Party has instituted and maintains policies and procedures designated to promote and achieve compliance by the Security Parties with Sanctions. 11.30 Representations Limited The representation and warranties of the Borrower in this Clause 11 are subject to: 11.30.1 the principle that equitable remedies are remedies which may be granted or refused at the discretion of the court; 11.30.2 the limitation of enforcement by laws relating to bankruptcy, insolvency, liquidation, reorganisation, court schemes, moratoria, administration and other laws generally affecting or limiting the rights of creditors; 11.30.3 the time barring of claims under any applicable limitation acts; 11.30.4 the possibility that a court may strike out provisions from a contract as being invalid for reasons of oppression, undue influence or similar; and 11.30.5 any other reservations or qualifications of law expressed in any legal opinions obtained by the Agent in connection with the Loan; and 11.31 Sanctions 11.31.1 In this Clause 11.31: "Restricted Lender" means a Lender that notifies the Agent to the effect that the Sanctions Provisions will apply for its benefit according to this Clause 11.31. "Sanctions Provisions" means the representations and warranties given in Clause 11.29 (Sanctions) and the undertakings given in Clause 12.1.12 (Sanctions). 11.31.2 The Sanctions Provisions shall only apply for the benefit of a Restricted Lender to the extent that the making, the receiving of the benefit of and/or, where applicable, the repetition of these representations and warranties, and the compliance with these undertakings do not result in a violation of or conflict with: (a) any provision of Council Regulation (EC) 2271/1996 of 22 November 1996 protecting against the effects of the extra-territorial application of legislation adopted by a third country, and actions based thereon or resulting therefrom; (b) if applicable, any provision of Council Regulation (EC) 2271/1996 of 22 November 1996 protecting against the effects of the extra- territorial application of legislation adopted by a third country, and actions based thereon or resulting therefrom (as it forms part of the domestic law of the United Kingdom by virtue of the 2018 Withdrawal Act) and any provisions of the Sanctions and Anti-Money Laundering Act 2018; (c) if applicable, section 7 of the German Foreign Trade Regulation (Außenwirtschaftsverordnung) (in conjunction with section 4

Page 53 paragraph 1 of No.3 foreign trade law (AWG) (Außenwirtschaftsgesetz)); or (d) any similar applicable anti-boycott law or regulation. 11.31.3 In connection with any amendment, waiver, determination or direction relating to any part of a Sanctions Provision of which a Restricted Lender does not have the benefit pursuant to this Clause 11.31, the Commitments of that Restricted Lender will be excluded for the purpose of determining whether the consent of the relevant Lenders has been obtained or whether the determination or direction by the relevant Lenders has been made. 11.31.4 Any amendment, waiver, determination or direction relating to any part of this Clause 11.31 will be subject to the consent of each Restricted Lender. 12 Undertakings and Covenants The undertakings and covenants in this Clause 12 remain in force for the duration of the Facility Period. 12.1 General Undertakings 12.1.1 Financial statements The Borrower shall supply to the Agent as soon as the same become available, but in any event within one hundred and eighty (180) days after the end of each of its financial years, its audited consolidated financial statements for that financial year. 12.1.2 Cash Flow Projections The Borrower shall supply to the Agent as soon as the same become available, but in any event prior to the start of each of its financial years, its cash flow projections for the coming financial year. 12.1.3 Requirements as to financial statements Each set of financial statements delivered by the Borrower under Clause 12.1.1: (a) shall be certified by an authorised signatory of the Borrower as fairly representing its financial condition as at the date as at which those financial statements were drawn up; and (b) shall be prepared in accordance with GAAP. 12.1.4 Interim financial statements The Borrower shall supply to the Agent as soon as the same become available, but in any event within one hundred and twenty (120) days after the end of the first, second and third quarter during each of its financial years, its unaudited consolidated quarterly financial statements for that quarter. 12.1.5 Compliance Certificates The Borrower shall supply to the Agent a Compliance Certificate, signed by a duly authorised representative of the Borrower, with each set of its annual financial statements delivered pursuant to Clause 12.1.1 (the "Annual Statements") and with each set of its quarterly financial statements delivered pursuant to Clause 12.1.4 (the "Quarterly Statements") which, in each case, shall contain computations as to compliance with Clause 12.2 as at the date the relevant financial statements were drawn up.

Page 54 12.1.6 Information: miscellaneous The Borrower shall, and shall procure that each of the other Security Parties shall, supply to the Agent: (a) promptly upon becoming aware of them, details of any material litigation, arbitration or administrative proceedings which are current, threatened or pending against any Security Party, and which, if adversely determined, are reasonably likely to have a Material Adverse Effect; (b) promptly, details of any capture, seizure, arrest, confiscation or detention of any Collateral Vessel which remains in existence five Business Days after the initial capture, seizure, arrest, confiscation or detention (as the case may be); and (c) promptly, such further information regarding the financial condition, business and operations of any Security Party as the Agent may reasonably request in writing. 12.1.7 Maintenance of Legal Validity The Borrower shall, and shall procure that each of the other Security Parties shall, comply with the terms of and do all that is necessary to maintain in full force and effect all Authorisations required in or by the laws and regulations of its jurisdiction of formation or incorporation and all other applicable jurisdictions, to enable it lawfully to enter into and perform its obligations under the Security Documents and to ensure the legality, validity, enforceability or admissibility in evidence of the Security Documents in its jurisdiction of incorporation, formation or organisation and all other applicable jurisdictions. 12.1.8 Notification of Default The Borrower shall promptly, upon becoming aware of the same, inform the Agent in writing of the occurrence of any Event of Default and, upon receipt of a written request to that effect from the Agent, confirm to the Agent that, save as previously notified to the Agent or as notified in such confirmation, no Event of Default has occurred. 12.1.9 Claims Pari Passu The Borrower shall, and shall procure that each of the other Security Parties shall, ensure that at all times the claims of the Finance Parties against it under the Security Documents rank at least pari passu with the claims of all its other unsecured creditors save those whose claims are preferred by any bankruptcy, insolvency, liquidation, winding-up or other similar laws of general application. 12.1.10 Necessary Authorisations Without prejudice to any specific provision of the Security Documents relating to an Authorisation, the Borrower shall, and shall procure that each of the other Security Parties shall, (i) obtain, comply with and do all that is necessary to maintain in full force and effect all Necessary Authorisations if a failure to do the same may cause a Material Adverse Effect; and (ii) promptly upon request, supply certified copies to the Agent of all Necessary Authorisations. 12.1.11 Compliance with Applicable Laws The Borrower shall, and shall procure that each of the other Security Parties shall, comply with all applicable laws, including Environmental Laws, to which it may be subject (except as regards Sanctions to which Clause 12.1.12 applies, and anti-money laundering, anti-

Page 55 corruption and anti-bribery laws to which Clause 12.1.13 applies) if a failure to do the same may have a Material Adverse Effect. 12.1.12 Sanctions (a) The Borrower shall not and shall procure that no Security Party will, directly or indirectly, make any proceeds of the Loan or other transaction(s) contemplated by any Finance Document available to, or for the benefit of, a Restricted Party or permit or otherwise authorise any such proceeds to be applied in a manner or for a purpose prohibited by Sanctions or which would be reasonably expected to put any Finance Party in breach of any Sanctions to which it adheres (b) The Borrower shall not, and shall procure that no Security Party shall: (i) become a Restricted Party; (ii) be subject to or the target of any action by any regulatory or enforcement authority or third party in relation to any Sanctions of any Sanctions Authority; (iii) become 50% or more owned, directly or indirectly, by, or act directly or indirectly on behalf of or for the benefit of, a Restricted Party (it being understood that if a Security Party engages in a chartering activity with a charterer that is the target of any sectoral Sanctions, such chartering activity shall not constitute "acting directly or indirectly on behalf of or for the benefit of, a Restricted Party", where such chartering activity is not in breach of sectoral Sanctions imposed by the Sanctions Authorities); or (iv) own or control, directly or indirectly, a Restricted Party. (c) The Borrower shall not (and shall procure that no Security Party or any of its Relevant Persons shall) be in breach of Sanctions. (d) The Borrower shall, and shall procure that each Collateral Owner shall, prevent its assets, the assets subject to the Security Documents or any Collateral Vessel from being used, directly or indirectly: (i) by, or for the benefit of, any Restricted Party (including being sold, chartered, leased or otherwise provided directly or indirectly to any Restricted Party) if such use would be in breach of Sanctions; and/or (ii) in any trade which is prohibited under Sanctions or which could expose the relevant Collateral Vessel, any Finance Party or any Approved Manager to enforcement proceedings or any other consequences whatsoever arising from Sanctions.

Page 56 (e) Without prejudice to the rights of the Finance Parties under any other provisions of this Agreement and the other Finance Documents, if the relevant Collateral Owner or the Borrower finds out that a Collateral Vessel, without its knowledge, has been sold, chartered, conferred, leased or otherwise provided directly or indirectly to any Restricted Party in breach of Sanctions, it shall as soon as possible and in any case within 30 days after the day it finds out that any of the events described in this clause has occurred terminate or procure the termination of that relationship with the Restricted Party. In this case the Borrower will also inform the Finance Parties promptly upon becoming so aware. (f) Neither the Loan nor any part thereof shall be repaid or prepaid (i) out of proceeds from funds or assets that constitute property of, or that are beneficially owned directly or indirectly by, any Restricted Party, are obtained or derived from transactions with or relating to any Restricted Party or transactions in violation of Sanctions (in each case, it being understood that any proceeds obtained or derived from, directly or indirectly, chartering activity with a charterer that is the target of any sectoral Sanctions shall not be subject to restrictions under this subclause 12.1.12(f) where such chartering activity is not in breach of sectoral Sanctions imposed by the Sanctions Authorities and provided that (ii) below is not breached) or (ii) otherwise in any manner that could be reasonably be expected to cause any Finance Party to be in violation of Sanctions. (g) The Borrower shall promptly, upon becoming aware of the same (and if permitted to do so by the relevant Sanctions), inform the Agent in writing if it or any Security Party is in breach of any Sanctions and/or of any proceedings or investigations initiated by any relevant Sanctions Authority against any Security Party. (h) The Borrower shall not and shall procure that the Collateral Owners shall not use, cause or permit the Collateral Vessels to be used in a way that would result in a violation of the provisions of Article 3n of Council Regulation (EU) No 833/2014 and US Executive Order 14071 and Determinations thereunder, in each case related to the Russian oil price cap (the "Russian Price Cap Framework") and any other similar restrictions on the maritime transportation of oil or petroleum products of Russian Federation origin ("Russian Oil Products")) by it or by, any Collateral Owner, Charterer or a Finance Party. (i) For so long as the Russian Price Cap Framework is in effect: (i) the Borrower and/or the relevant Collateral Owners shall confirm that the use of such Collateral Vessels was in compliance with the Russian Price Cap Framework and any other similar restrictions on the maritime transportation of Russian Oil Products; (ii) on 31 January each year, with reference to the period of twelve (12) months ending on the preceding 31 December,

Page 57 the Borrower shall provide to the Agent an attestation in the form set out in Schedule 8 (or such other form as may be agreed by the Agent) duly signed by two of its directors or senior officers; and (iii) the Agent shall provide to the Lenders the attestation referred to in paragraph (ii) above as soon as it receives it from the Borrower or the relevant Collateral Owners. 12.1.13 Anti-money laundering, anti-corruption and anti-bribery laws The Borrower shall, and shall procure that each of the Security Parties shall, conduct its business in compliance with applicable anti-money laundering, anti-corruption and anti-bribery laws. 12.1.14 Environmental compliance The Borrower shall, and shall procure that each of the Security Parties will: (a) comply with all Environmental Laws; (b) obtain, maintain and ensure compliance with all requisite Environmental Approvals; (c) implement procedures to monitor compliance with and to prevent liability under any Environmental Laws, where failure to do so has or is reasonably likely to have a Material Adverse Effect. 12.1.15 Sustainable vessel dismantling The Borrower shall, and shall procure that each of the Security Parties shall, ensure that any of the Collateral Vessels controlled by it or which is sold by it to an intermediary with the intention of being scrapped, is recycled at a recycling yard which conducts its recycling business in a socially and environmentally responsible manner in accordance with the Hong Kong International Convention for the Safe and Environmentally Sound Recycling of Ships 2009 and/or the EU Ship Recycling Regulations 2013. 12.1.16 Environmental claims The Borrower shall, and shall procure that each of the Security Parties will, promptly upon becoming aware of the same, inform the Agent in writing of: (a) any Environmental Claim against any member of the Borrower Group which is current, pending or threatened; and (b) any facts or circumstances which are reasonably likely to result in any Environmental Claim being commenced or threatened against any member of the Borrower Group, where the claim, if determined against that member of the Borrower Group, has or is reasonably likely to have a Material Adverse Effect. 12.1.17 Taxation

Page 58 The Borrower shall, and shall procure that each Security Party will, pay and discharge all Taxes imposed upon it or its assets within the time period allowed without incurring penalties unless and only to the extent that: (a) such payment is being contested in good faith; (b) adequate reserves are being maintained for those Taxes and the costs required to contest them which have been disclosed in its latest financial statements; and (c) such payment can be lawfully withheld and failure to pay those Taxes does not have or is not reasonably likely to have a Material Adverse Effect. 12.1.18 Loans or other financial commitments The Borrower shall procure that no Collateral Owner will make any loan or enter into any guarantee and indemnity or otherwise voluntarily assume any actual or contingent liability in respect of any obligation of any other person except for the Loan, loans made in the ordinary course of business in connection with the chartering, operation or repair of its Collateral Vessel or loans made to other members of the Borrower Group on an unsecured and subordinated basis. 12.1.19 Further Assurance The Borrower shall, and shall procure that each of the Security Parties shall, at its own expense, promptly take all such action as the Agent may reasonably require for the purpose of perfecting or protecting any Finance Party's rights with respect to the security created or evidenced (or intended to be created or evidenced) by the Security Documents. 12.1.20 Other information The Borrower will, and will procure that each of the Security Parties will, promptly supply to the Agent such financial information and explanations as the Majority Lenders may from time to time reasonably require in connection with the Security Parties, including the unaudited consolidated annual financial statements of the Borrower as soon as such financial statements have been drawn up. 12.1.21 Inspection of records The Borrower will, and will procure that each other Security Party will, permit the inspection of its financial records and accounts on reasonable prior written notice from time to time during business hours by the Agent or its nominee. 12.1.22 Insurance The Borrower shall procure that all of the assets, operation and liability of the members of the Borrower Group are insured against such risks, liabilities and for amounts as normally adopted by the industry for similar assets and liabilities and, in the case of the Collateral Vessels, in accordance with the terms of the Security Documents. 12.1.23 Merger and Demerger The Borrower shall not, and shall ensure that no other Security Party will, enter into any amalgamation, merger, demerger or corporate restructuring without the prior written consent of all Lenders (such consent not to be unreasonably withheld) save (in the case of the Borrower or the Pledgor) where the Borrower or the Pledgor is the surviving entity of any such amalgamation, merger, demerger or corporate restructuring.

Page 59 12.1.24 Transfer of Assets The Borrower shall procure that no Collateral Owner will sell or transfer any of its material assets other than: (a) on arm's length terms to third parties where the net proceeds of sale are used as a prepayment hereunder; or (b) on arm's length terms to its Affiliates, which are and remain members of the Borrower Group. 12.1.25 Change of Business The Borrower shall not, and shall procure that no other Security Party will, without the prior written consent of all Lenders, make any substantial change to the general nature of its shipping business from that carried on at the date of this Agreement. 12.1.26 Acquisitions The Borrower shall procure that no Collateral Owner will make any acquisition or investment without the prior written consent of all Lenders (such consent not to be unreasonably withheld or delayed) save for the purchase of any Collateral Vessel or Replacement Vessel (provided that no Collateral Owner shall own more than one Collateral Vessel or Replacement Vessel (as the case may be) at any one time). 12.1.27 "Know your customer" checks If: (a) the introduction of or any change in (or in the interpretation, administration or application of) any law or regulation made after the date of this Agreement; (b) any change in the status of the Borrower after the date of this Agreement; or (c) a proposed assignment or transfer by a Lender of any of its rights and obligations under this Agreement to a party that is not a Lender prior to such assignment or transfer, obliges the Agent or any Lender (or, in the case of (c) above, any prospective new Lender) to comply with "know your customer" or similar identification procedures in circumstances where the necessary information is not already available to it, or in any other situation whereby the Agent or any Lender is or becomes obliged to satisfy any "know your customer" requirements or similar identification procedures, the Borrower shall promptly upon the request of the Agent or any Lender supply, or procure the supply of, such documentation and other evidence as is reasonably requested by the Agent (for itself or on behalf of any Lender) or any Lender for itself (or, in the case of (c) above, on behalf of any prospective new Lender) in order for the Agent or that Lender (or, in the case of (c) above, any prospective new Lender) to carry out and be satisfied it has complied with all necessary "know your customer" or other similar checks under all applicable laws and regulations pursuant to the transactions contemplated in the Finance Documents including, without limitation, obtaining, verifying and recording certain information and documentation that will allow the Agent and any Lender to identify each Security Party in accordance with the requirements of the PATRIOT Act.

Page 60 12.1.28 No borrowings The Borrower shall procure that no Collateral Owner shall incur any liability or obligation except (i) liabilities and obligations under the Finance Documents to which it is a party, (ii) liabilities or obligations reasonably incurred in the ordinary course of owning and chartering, repairing and maintaining its Collateral Vessel and (iii) Financial Indebtedness owing to Affiliates provided that such Financial Indebtedness is unsecured and subordinated and provided that so long as no Event of Default shall have occurred and be continuing, or would result from the making of any such payment, nothing in this Clause 12.1.28 shall prevent any Collateral Owner from repaying any such Financial Indebtedness or paying interest on any such Financial Indebtedness. 12.1.29 Dividends The Borrower is free to pay any dividends or make other distributions to its shareholders or buy back its own shares provided that (i) no Event of Default is continuing at the time of such payment, distributions or buy-back, or would result from such payment, distributions or buy-back and (ii) such payment, distributions or buy-back would not result in the Borrower being in breach of Clause 10.9 or Clause 12.2. 12.1.30 Listing The Borrower or, to the extent it has the ability to control more than 50 per cent of voting power of the Borrower, Teekay, shall throughout the Facility Period maintain its listing as a publicly traded company on the New York Stock Exchange or other recognised stock exchange acceptable to the Agent (acting on the instructions of all the Lenders) 12.1.31 Negative Pledge The Borrower shall procure that no Collateral Owner shall create, or permit to subsist, any Encumbrance (other than pursuant to the Security Documents) over all or any part of its assets or undertakings (other than Permitted Encumbrances) nor dispose of any of those assets or of all or part of that undertaking other than, in the case of a sale of a Collateral Vessel, where such sale complies with the requirements of Clause 6.4. 12.1.32 Management of Collateral Vessels The Borrower shall ensure that (a) each Collateral Vessel is at all times technically and commercially managed by Approved Managers and (b) at any time that the Approved Managers of the Collateral Vessels are not the Borrower, Teekay, Teekay Marine (Singapore) Pte. Ltd. or any other member of the Borrower Group or the Teekay Group, such Approved Managers provide a written confirmation confirming that, among other things, following the occurrence of an Event of Default which is continuing unremedied and unwaived, all claims of the Approved Managers against a Collateral Owner shall be subordinated to the claims of the Finance Parties under the Finance Documents. The Borrower shall promptly inform the Agent in writing of any proposed change of an Approved Manager. 12.1.33 Classification The Borrower shall ensure that each Collateral Vessel maintains the highest classification required for the purpose of the relevant trade of such Collateral Vessel which shall be with a Pre-Approved Classification Society, in each case, free from any material overdue recommendations and adverse notations affecting that Collateral Vessel's class.

Page 61 12.1.34 Certificate of Financial Responsibility The Borrower shall procure that each Collateral Owner shall, if required, obtain and maintain a certificate of financial responsibility in relation to any Collateral Vessel which is to call at the United States of America. 12.1.35 Registration The Borrower shall not change or permit a change to the flag of a Collateral Vessel during the Facility Period other than to a Pre-Approved Flag or such other flag as may be approved by the Agent acting on the instructions of the Lenders, such approval not to be unreasonably withheld or delayed. 12.1.36 ISM and ISPS Compliance The Borrower shall ensure that each ISM Company and ISPS Company complies in all material respects with the ISM Code and the ISPS Code, respectively, or any replacements thereof and in particular (without prejudice to the generality of the foregoing) shall ensure that such company holds (i) a valid and current Document of Compliance issued pursuant to the ISM Code, (ii) a valid and current SMC issued in respect of the relevant Collateral Vessel pursuant to the ISM Code, and (iii) an ISSC in respect of the relevant Collateral Vessel, and the Borrower shall promptly, upon request, supply the Agent with copies of the same. 12.1.37 Maintenance The Borrower shall ensure that each of the Collateral Vessels shall be maintained in good and safe condition and with all registered surveys carried out when due. 12.1.38 Chartering The Borrower shall procure that no Collateral Owner shall, during the Facility Period, without the prior written consent of the Agent (acting on the instructions of all Lenders), take any vessel on charter or other contract of employment (or agree to do so) from any party outside the Borrower Group or the Teekay Group. 12.1.39 Valuations The Borrower will deliver to the Agent (at its own cost) Valuations (in accordance with the definition of, and sufficient to establish, Fair Market Value) of each Collateral Vessel for the purposes of testing compliance with Clause 10.9 (Additional Security) (a) prior to the First Drawdown Date for the purpose of Clause 3.3, (b) in March and September in each calendar year and (c) following the occurrence of an Event of Default which is continuing unremedied and unwaived, on such other occasions as the Agent may request (acting on the instructions of the Majority Lenders). Such Valuations shall be dated no earlier than seventy five (75) days, in the case of (a) above, and no earlier than thirty (30) days, in every other case, prior to the date on which they are to be delivered to the Agent in accordance with this Clause and shall be at the cost of the Borrower. 12.1.40 Green Passport The Borrower shall procure that each Collateral Vessel has and that each Collateral Owner provides the Agent with a copy of its Collateral Vessel's "Green Passport" (being a document listing all potentially hazardous materials on board a vessel) or any equivalent document for that Collateral Vessel in a form reasonably satisfactory to the Agent and executed by a surveyor approved by the Agent (such approval not to be unreasonably withheld). If such document is not available prior to the First Drawdown Date or Vessel Replacement Date (as the case may be) it shall be obtained during

Page 62 the next dry docking of that Collateral Vessel and provided to the Agent within sixty (60) days of such dry docking. 12.1.41 Poseidon Principles The Borrower shall (and shall procure that each Collateral Owner will), upon the request of any Lender and at the cost of the Borrower, on or before 30 June in each calendar year, supply or procure the supply to the Agent (for transmission to each Lender) of such information as is reasonably requested in writing in order for any Lender to comply with its obligations under the Poseidon Principles in respect of the preceding calendar year, including, without limitation, all ship fuel oil consumption data required to be collected and reported in accordance with regulation 22A of Annex VI and any Statement of Compliance, in each case relating to its Collateral Vessel for the preceding calendar year and hereby consents to each Lender obtaining such information directly from third parties, provided that no Lender shall publicly disclose such information with the identity of the relevant Collateral Vessel without the prior written consent of the Borrower and, for the avoidance of doubt, such information shall be "Confidential information" for the purposes of Clause 22 (Confidentiality) but the Borrower acknowledges that, in accordance with the Poseidon Principles, such information will form part of the information published regarding the applicable Lender's portfolio climate alignment. 12.2 Financial covenants Throughout the Facility Period the Borrower shall: 12.2.1 maintain Free Liquidity and Available Credit Lines of (in aggregate) not less than $35,000,000; and 12.2.2 ensure that the aggregate of Free Liquidity and Available Credit Lines will not be less than 5% of the Total Debt; provided that following any change in the applicable accounting policies for the Borrower from GAAP the Agent (acting on the instructions of the Majority Lenders and in consultation with the Borrower) may require an amendment to this Clause 12.2 as the Agent deems logical and necessary having regard to the nature of such changes in policy and the intended substance of this Clause 12.2. 13 Events of Default 13.1 Events of Default Each of the events or circumstances set out in this Clause 13.1 is an Event of Default. 13.1.1 Borrower's Failure to Pay under this Agreement The Borrower fails to pay any amount due from it under this Agreement at the time, in the currency and otherwise in the manner specified herein provided that, if the Borrower can demonstrate to the reasonable satisfaction of the Agent that all necessary instructions were given to effect such payment and the non-receipt thereof is attributable solely to an administrative or technical error by the Agent or an error in the banking system or a Disruption Event, such payment shall instead be deemed to be due, solely for the purposes of this paragraph, within three (3) Business Days of the date on which it actually fell due under this Agreement; or

Page 63 13.1.2 Misrepresentation Any representation or statement made by any Security Party in any Finance Document to which it is a party or in any notice or other document, certificate or statement delivered by it pursuant thereto or in connection therewith is or proves to have been incorrect or misleading in any material respect, where the circumstances causing the same give rise to a Material Adverse Effect; or 13.1.3 Specific Covenants A Security Party fails duly to perform or comply with any of the obligations expressed to be assumed by or procured by the Borrower under Clauses 6.4, 6.5, 6.6, 6.7, 10.9, 12.1.7, 12.1.12, 12.1.22, 12.1.28, 12.1.30, 12.1.31, 12.1.35 and 12.2; or 13.1.4 Other Obligations A Security Party fails duly to perform or comply with any of the obligations expressed to be assumed by it in any Finance Document (other than those referred to in Clause 13.1.3) and such failure is not remedied within 30 days after the earlier of (i) the Agent having given notice thereof to the Borrower, and (ii) the Borrower becoming aware of such Default; or 13.1.5 Cross Default Any Financial Indebtedness of any Security Party is not paid when due (or within any applicable grace period) or any Financial Indebtedness of any Security Party is declared to be or otherwise becomes due and payable prior to its specified maturity due to a default where (in either case) the aggregate of all such unpaid or accelerated indebtedness (i) of the Borrower is equal to or greater than $50,000,000 or its equivalent in any other currency; or (ii) of the Pledgor is equal to or greater than $15,000,000 or its equivalent in any other currency; or (iii) of any Collateral Owner is equal to or greater than $2,500,000 or its equivalent in any other currency; or 13.1.6 Insolvency and Rescheduling A Security Party is unable to pay its debts as they fall due, commences negotiations with any one or more of its creditors with a view to the general readjustment or rescheduling of its indebtedness or makes a general assignment for the benefit of its creditors or a composition with its creditors; or 13.1.7 Winding-up A Security Party files for initiation of formal restructuring proceedings, is wound up or declared bankrupt or takes any corporate action or other steps are taken or legal proceedings are started for its winding-up, dissolution, administration or re-organisation or for the appointment of a liquidator, receiver, administrator, administrative receiver, conservator, custodian, trustee or similar officer of it or of any or all of its revenues or assets or any moratorium is declared or sought in respect of any of its indebtedness; or 13.1.8 Execution or Distress (a) Any Security Party fails to comply with or pay any sum due from it (within 30 days of such amount falling due) under any final judgment or any final order made or given by any court or other official body of a competent jurisdiction in an aggregate (i) in respect of the Borrower equal to or greater than fifty million Dollars ($50,000,000) or its equivalent in any other currency; or (ii) in respect of the

Page 64 Pledgor equal to or greater than fifteen million Dollars ($15,000,000) or its equivalent in any other currency; or (iii) in respect of any Collateral Owner equal to or greater than two million five hundred thousand Dollars ($2,500,000) or its equivalent in any other currency, being a judgment or order against which there is no right of appeal or if a right of appeal exists, where the time limit for making such appeal has expired. (b) Any execution or distress is levied against, or an encumbrancer takes possession of, the whole or any part of, the property, undertaking or assets of a Security Party in an aggregate amount (i) in respect of the Borrower equal to or greater than fifty million Dollars ($50,000,000) or its equivalent in any other currency; or (ii) in respect of the Pledgor equal to or greater than $15,000,000 or its equivalent in any other currency; or (iii) in respect of any Collateral Owner equal to or greater than $2,500,000 or its equivalent in any other currency, other than any execution or distress which is being contested in good faith and which is either discharged within 30 days or in respect of which adequate security has been provided within 30 days to the relevant court or other authority to enable the relevant execution or distress to be lifted or released; or 13.1.9 Similar Event Any event occurs which, under the laws of any jurisdiction, has a similar or analogous effect to any of those events mentioned in Clauses 13.1.6, 13.1.7 or 13.1.8; or 13.1.10 Repudiation Any Security Party repudiates any Finance Document to which it is a party or does or causes to be done any act or thing evidencing an intention to repudiate any such Finance Document; or 13.1.11 Validity and Admissibility At any time any act, condition or thing required to be done, fulfilled or performed in order: (a) to enable any Security Party lawfully to enter into, exercise its rights under and perform the respective obligations expressed to be assumed by it in the Finance Documents; (b) to ensure that the obligations expressed to be assumed by each of the Security Parties in the Finance Documents are legal, valid and binding; or (c) to make the Finance Documents admissible in evidence in any applicable jurisdiction is not done, fulfilled or performed within 30 days after notification from the Agent to the relevant Security Party requiring the same to be done, fulfilled or performed; or 13.1.12 Illegality At any time it is or becomes unlawful for any Security Party to perform or comply with any or all of its obligations under the Finance Documents to which it is a party or any of the obligations of the Borrower hereunder are not or cease to be legal, valid and binding and such illegality

Page 65 is not remedied or mitigated to the satisfaction of the Agent within thirty (30) days after it has given notice thereof to the relevant Security Party; or 13.1.13 Material Adverse Change At any time there shall occur any event or change which has a Material Adverse Effect in respect of any Security Party and such event or change, if capable of remedy, is not so remedied within 30 days of the delivery of a notice confirming such event or change by the Agent to the relevant Security Party; or 13.1.14 Conditions Subsequent If any of the conditions set out in Clause 3.7 is not satisfied within the relevant timeframe or such other time period specified by the Agent in its discretion; or 13.1.15 Revocation or Modification of consents etc. If any Necessary Authorisation which is now or which at any time during the Facility Period becomes necessary to enable any of the Security Parties to comply with any of their obligations in or pursuant to any of the Finance Documents is revoked, withdrawn or withheld, or modified in a manner which the Agent reasonably considers is, or may be, prejudicial to the interests of a Finance Party in a material manner, or if such Necessary Authorisation ceases to remain in full force and effect; or 13.1.16 Cessation of Business The Borrower ceases, or threatens to cease, to carry on all or a substantial part of its business; or 13.1.17 Curtailment of Business If the business of the Borrower is wholly or materially curtailed by any intervention by or under authority of any government, or if all or a substantial part of the undertaking, property or assets of the Borrower is seized, nationalised, expropriated or compulsorily acquired by or under authority of any government or the Borrower disposes or threatens to dispose of a substantial part of its business or assets; or 13.1.18 Notice of Termination If any Security Party (that has given a guarantee and indemnity pursuant to this Agreement) gives notice to the Agent to determine its obligations under its Guarantee; or 13.1.19 Environmental Matters (a) Any Environmental Claim is pending or made against a Collateral Owner or in connection with a Collateral Vessel, where such Environmental Claim has a Material Adverse Effect. (b) Any actual Environmental Incident occurs in connection with a Collateral Vessel, where such Environmental Incident has a Material Adverse Effect; or 13.1.20 Loss of Property All or a substantial part of the business or assets of any Security Party is destroyed, abandoned, seized, appropriated or forfeited for any reason, and such occurrence in the reasonable opinion of the Agent (acting on the instructions of the Majority Lenders) has or could reasonably be expected to have a Material Adverse Effect. 13.1.21 Hedging Agreement Termination A notice is given by a Hedge Provider under section 6(a) of any Hedging Agreement for an Event of Default (as

Page 66 defined in such Hedging Agreement) that has not been remedied or waived under this Agreement, designating an Early Termination Date (as defined in the ISDA Master Agreement) for the purpose of such Hedging Agreement, or a Hedging Agreement is for any other reason terminated, cancelled, suspended, rescinded, revoked or otherwise ceases to remain in full force and effect unless due to a close out of all Transactions or default by the relevant Hedge Provider. 13.2 Acceleration If an Event of Default is continuing unremedied or unwaived the Agent may (with the consent of the Majority Lenders) and shall (at the request of the Majority Lenders) by notice to the Borrower cancel any part of the Maximum Amount of the Loan not then advanced and: 13.2.1 declare that the Loan, together with accrued interest, and all other amounts accrued or outstanding under the Finance Documents are immediately due and payable, whereupon they shall become immediately due and payable; and/or 13.2.2 declare that the Loan is payable on demand, whereupon it shall immediately become payable on demand by the Agent; and/or 13.2.3 declare the Commitments terminated and the Maximum Amount of the Loan reduced to zero. 14 Assignment and Transfer 14.1 Lenders' rights A Lender (the "Existing Lender") may assign any of its rights under this Agreement or transfer by novation any of its rights and obligations under this Agreement (i) to any other branch or Affiliate of that Existing Lender or to any other Lender (or an Affiliate of another Lender), (ii) to a trust corporation, fund or another person which is regularly engaged in or established for the purpose of making, purchasing or investing in loans, securities or other financial assets and which is, or the assets of which are, managed or serviced by an Existing Lender on a long term basis or (iii) (subject to the prior written consent of the Borrower, such consent not to be unreasonably withheld but not to be required at any time after an Event of Default which is continuing unremedied or unwaived) to any other bank, financial institution or institutional lender, or any trust, fund, insurer or reinsurer or other entity which is regularly engaged in, or established for the purpose of, making, purchasing or investing in loans, securities or other financial assets (the "New Lender"), provided that where any such assignment or transfer relates to only part of a Lender's Commitment, (i) it shall be in an amount of no less than $5,000,000 and (ii) such assignment or transfer of only part of a Lender's Commitment shall not result in such Lender holding a Commitment of less than $5,000,000. Where the consent of the Borrower is required, the Borrower shall be deemed to have given its consent if no express refusal is given within five (5) Business Days. 14.2 Borrower's co-operation The Borrower will co-operate fully with an Existing Lender in connection with any assignment or transfer by that Existing Lender; will execute and procure the execution of such documents as that Existing Lender may require in that connection including, but not limited to, re-executing any Security Documents (if required); and irrevocably authorises any Finance Party to disclose to any proposed assignee or transferee (whether before or after any assignment or transfer and whether or not any assignment or transfer shall take place) all information relating to

Page 67 the Security Parties, the Loan and the Relevant Documents which any Finance Party may in its discretion consider necessary or desirable (subject to any duties of confidentiality applicable to the Lenders generally). 14.3 Rights of assignee Any assignee of an Existing Lender shall (unless limited by the express terms of the assignment) take the full benefit of every provision of the Finance Documents benefiting that Existing Lender provided that an assignment will only be effective on notification by the Agent to that Existing Lender and the assignee that the Agent is satisfied it has complied with all necessary "Know your customer" or other similar checks under all applicable laws and regulations in relation to the assignment to the assignee. 14.4 Transfer Certificates If an Existing Lender wishes to transfer any of its rights and obligations under or pursuant to this Agreement, it may do so by delivering to the Agent a duly completed Transfer Certificate, in which event on the Transfer Date: 14.4.1 to the extent that that Existing Lender seeks to transfer its rights and obligations, the Borrower (on the one hand) and that Existing Lender (on the other) shall be released from all further obligations towards the other; 14.4.2 the Borrower (on the one hand) and the transferee (on the other) shall assume obligations towards the other identical to those released pursuant to Clause 14.4.1; and 14.4.3 the Agent, each of the Lenders and the transferee shall have the same rights and obligations between themselves as they would have had if the transferee had been an original party to this Agreement as a Lender provided that the Agent shall only be obliged to execute a Transfer Certificate once: (a) it is satisfied it has complied with all necessary "know your customer" or other similar checks under all applicable laws and regulations in relation to the transfer to the transferee; and (b) the transferee has paid to the Agent for its own account a transfer fee of $5,000. The Agent shall, as soon as reasonably practicable after it has executed a Transfer Certificate, send to the Borrower and the Lenders a copy of that Transfer Certificate. 14.4.4 If: (a) a Lender assigns or transfers any of its rights or obligations under the Finance Documents or changes its Facility Office; and (b) as a result of circumstances, existing at the date the assignment, transfer or change occurs, the Borrower would be obliged to make a payment to the New Lender or Lender acting through its new Facility Office under Clauses 8.7 to 8.9 or Clause 8.12 or Clause 17.3, then the New Lender or Lender acting through its new Facility Office is only entitled to receive payment under those Clauses to the same extent as the Existing Lender or Lender acting through its previous

Page 68 Facility Office would have been if the assignment, transfer or change had not occurred. This Clause 14.4.4 shall not apply in respect of an assignment or transfer made in the ordinary course of the primary syndication of the Loan. 14.5 Finance Documents Unless otherwise expressly provided in any Finance Document or otherwise expressly agreed between an Existing Lender and any proposed transferee and notified by that Existing Lender to the Agent on or before the relevant Transfer Date, there shall automatically be assigned to the transferee with any transfer of an Existing Lender's rights and obligations under or pursuant to this Agreement the rights of that Existing Lender under or pursuant to the Finance Documents (other than this Agreement) which relate to the portion of that Existing Lender's rights and obligations transferred by the relevant Transfer Certificate. 14.6 No assignment or transfer by the Security Parties No Security Party may assign any of its rights or transfer any of its rights or obligations under the Finance Documents. 14.7 Security over Lenders' rights In addition to the other rights provided to Lenders under this Clause 14, each Lender may without consulting with or obtaining consent from any Security Party, at any time charge, assign or otherwise create an Encumbrance in or over (whether by way of collateral or otherwise) all or any of its rights under any Finance Document to secure obligations of that Lender including, without limitation: 14.7.1 any charge, assignment or other Encumbrance to secure obligations to a federal reserve or central bank; and 14.7.2 in the case of any Lender which is a fund, any charge, assignment or other Encumbrance granted to any holders (or trustee or representatives of holders) of obligations owed, or securities issued, by that Lender as security for those obligations or securities, except that no such charge, assignment or Encumbrance shall: (a) release a Lender from any of its obligations under the Finance Documents or substitute the beneficiary of the relevant charge, assignment or other Encumbrance for the Lender as a party to any of the Finance Documents; or (b) require any payments to be made by any Security Party or grant to any person any more extensive rights than those required to be made or granted to the relevant Lender under the Finance Documents. 14.8 Acknowledgement regarding any Supported QFCs To the extent that the Finance Documents provide support, through a guarantee or otherwise, for Hedging Agreements or any other agreement or instrument that is a QFC (such support, "QFC Credit Support" and each such QFC a "Supported QFC"), the parties acknowledge and agree as follows with respect to the resolution power of the Federal Deposit Insurance Corporation under the Federal Deposit Insurance Act and Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act (together with the regulations promulgated thereunder, the "U.S. Special Resolution Regimes") in

Page 69 respect of such Supported QFC and QFC Credit Support (with the provisions below applicable notwithstanding that the Finance Documents and any Supported QFC may in fact be stated to be governed by the laws of the State of New York and/or of the United States or any other state of the United States): (a) In the event a Covered Entity that is party to a Supported QFC (each, a "Covered Party") becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer of such Supported QFC and the benefit of such QFC Credit Support (and any interest and obligation in or under such Supported QFC and such QFC Credit Support, and any rights in property securing such Supported QFCor such QFC Credit Support) from such Covered Party will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if the Supported QFC and such QFC Credit Support (and any such interest, obligation and rights in property) were governed by the laws of the United States or a state of the United States. In the event a Covered Party or a BHC Act Affiliate of a Covered Party becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under the Finance Documents that might otherwise apply to such Supported QFC or any QFC Credit Support that may be exercised against such Covered Party are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if the Supported QFC and the Security Documents were governed by the laws of the United States or a state of the United States. Without limitation of the foregoing, it is understood and agreed that rights and remedies of the parties with respect to a Defaulting Lender shall in no event affect the rights of any Covered Party with respect to a Supported QFC or any QFC Credit Support. (b) As used in this Clause 14.8, the following terms have the following meanings: "BHC Act Affiliate" of a party means an "affiliate" (as such term is defined under, and interpreted in accordance with, 12 U.S.C. 1841(k)) of such party. "Covered Entity" means any of the following: (i) a "covered entity" as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b); (ii) a "covered bank" as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or (iii) a "covered FSI" as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b). "Default Right" has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable. "QFC" has the meaning assigned to the term "qualified financial contract" in, and shall be interpreted in accordance with, 12 U.S.C. 5390(c)(8)(D).

Page 70 15 The Agent and the Lenders 15.1 Appointment 15.1.1 Each Lender appoints the Agent to act as its agent and/or security trustee under and in connection with the Finance Documents and each Hedge Provider appoints the Agent to act as its security trustee for the purposes of the Security Documents. 15.1.2 Each Lender and each Hedge Provider authorises the Agent to exercise the rights, powers, authorities and discretions specifically given to the Agent under or in connection with the Finance Documents, in the case of the Lenders, and the Security Documents, in the case of the Hedge Providers, together with any other incidental rights, powers, authorities and discretions. 15.1.3 Except in Clause 15.28 or where the context otherwise requires or where expressly provided to the contrary, references in this Clause 15 to the "Finance Documents" or to any "Finance Document" shall not include a Hedging Agreement. 15.2 Authority Each Lender and each Hedge Provider irrevocably authorises the Agent and the Agent hereby agrees (subject to Clauses 15.5.1, 15.25 and this Clause 15.2): 15.2.1 to execute any Finance Document (other than this Agreement) on its behalf; 15.2.2 to collect, receive, release or pay any money on its behalf; 15.2.3 acting on the instructions from time to time of the Majority Lenders (save where the terms of any Finance Document expressly provide otherwise) to give or withhold any waivers, consents or approvals under or pursuant to any Finance Document; 15.2.4 acting on the instructions from time to time of the Majority Lenders (save where the terms of any Finance Document expressly provide otherwise) to exercise, or refrain from exercising, any rights, powers, authorities or discretions under or pursuant to any Finance Document; and The Agent shall have no duties or responsibilities as agent or as security trustee other than those expressly conferred on it by the Finance Documents and shall not be obliged to act on any instructions from the Lenders or the Majority Lenders if to do so would, in the opinion of the Agent (in its sole discretion), be contrary to any provision of the Finance Documents or to any law, or would expose the Agent to any actual or potential liability to any third party. 15.3 Trust The Agent agrees and declares, and each of the other Finance Parties acknowledges, that, subject to the terms and conditions of this Clause 15.3, the Agent holds the Trust Property on trust for the Finance Parties absolutely. Each of the other Finance Parties agrees that the obligations, rights and benefits vested in the Agent shall be performed and exercised in accordance with this Clause 15.3. The Agent shall have the benefit of all of the provisions of this Agreement benefiting it in its capacity as Agent for the Finance Parties, and all the powers and discretions conferred on trustees by the Trustee Act 1925 (to the extent not inconsistent with this Agreement). In addition:

Page 71 15.3.1 the Agent and any attorney, agent or delegate of the Agent may indemnify itself or himself out of the Trust Property against all liabilities, costs, fees, damages, charges, losses and expenses sustained or incurred by it or him in relation to the taking or holding of any of the Trust Property or in connection with the exercise or purported exercise of the rights, trusts, powers and discretions vested in the Agent or any other such person by or pursuant to the Security Documents or in respect of anything else done or omitted to be done in any way relating to the Security Documents other than as a result of its gross negligence or wilful misconduct; 15.3.2 the other Finance Parties acknowledge that the Agent shall be under no obligation to insure any property nor to require any other person to insure any property and shall not be responsible for any loss which may be suffered by any person as a result of the lack or insufficiency of any insurance; and 15.3.3 the Finance Parties agree that the perpetuity period applicable to the trusts declared by this Agreement shall be the period of 125 years from the date of this Agreement. 15.4 Required consents 15.4.1 Subject to Clause 15.5 any term of the Finance Documents (other than a Hedging Agreement) may be amended or waived only with the consent of the Majority Lenders and the Borrower and any such amendment or waiver will be binding on all Parties. 15.4.2 The Agent may effect, on behalf of any Finance Party, any amendment or waiver permitted by this Clause 15. 15.4.3 Without prejudice to the generality of Clause 15.15.4, the Agent may engage, pay for and rely on the services of lawyers in determining the consent level required for and effecting any amendment, waiver or consent under this Agreement. 15.5 Exceptions 15.5.1 Subject to Clause 15.6 (Changes to reference rates), an amendment, waiver or (in the case of a Security Document) a consent of, or in relation to, any term of any Finance Document (other than a Hedging Agreement) that has the effect of changing or which relates to: (a) the definitions of "Fair Market Value", "Majority Lenders", "Maximum Amount", "Proportionate Share", "Restricted Party", "Sanctions", "Sanctions Authority", "Sanctions List" and "Sanctioned Country" in Clause 1.1; (b) an extension to the date of payment of any amount under the Finance Documents; (c) a reduction in the Margin or a reduction in the amount of any payment of principal, interest, fees or commission payable; (d) a change in currency of payment of any amount under the Finance Documents;

Page 72 (e) an increase in any Commitment, an extension of the Final Availability Date or any requirement that a cancellation of Commitments reduces the Commitments of the Lenders rateably; (f) any provision which expressly requires the consent of all the Lenders; (g) Clause 2.2, Clause 14, this Clause 15, Clause 11.29, Clause 12.1.12 or Clause 23; (h) (other than as expressly permitted by the provisions of any Finance Document) the nature or scope of: (i) any Guarantee; (ii) the Charged Property; or (iii) the manner in which the proceeds of enforcement of the Security Documents are distributed; (i) the release of any Guarantee or of any Encumbrance created or expressed to be created or evidenced by the Security Documents unless permitted under this Agreement or any other Finance Document or relating to a sale or disposal of an asset which is the subject of any Encumbrance created or expressed to be created or evidenced by the Security Documents where such sale or disposal is expressly permitted under this Agreement or any other Finance Document; (j) the pro rata application of payments made by the Borrower under the Finance Documents or sharing of payments or Commitment reductions; or (k) agreement that documents tendered under Schedule 2, Part IV, paragraph 4(d) are satisfactory; shall not be made, or given, without the prior consent of all the Lenders. 15.5.2 An amendment or waiver which relates to the rights or obligations of the Agent or the Arrangers or the Bookrunners (each in their capacity as such) may not be effected without the consent of the Agent or, as the case may be, the Arrangers or the Bookrunners. 15.6 Changes to reference rates 15.6.1 In this Clause 15.6: "Published Rate" means SOFR, or the Term SOFR for any Quoted Tenor. "Published Rate Contingency Period" means, in relation to: (a) Term SOFR (all Quoted Tenors), 10 US Government Securities Business Days; and (b) SOFR, 5 US Government Securities Business Days.

Page 73 "Published Rate Replacement Event" means, in relation to a Published Rate: (a) the methodology, formula or other means of determining that Published Rate has, in the opinion of the Majority Lenders, and the Borrower materially changed; (b) (i) the administrator of that Published Rate or its supervisor publicly announces that such administrator is insolvent; or (ii) information is published in any order, decree, notice, petition or filing, however described, of or filed with a court, tribunal, exchange, regulatory authority or similar administrative, regulatory or judicial body which reasonably confirms that the administrator of that Published Rate is insolvent, provided that, in each case, at that time, there is no successor administrator to continue to provide that Published Rate; (c) the administrator of that Published Rate publicly announces that it has ceased or will cease, to provide that Published Rate permanently or indefinitely and, at that time, there is no successor administrator to continue to provide that Published Rate; (d) the supervisor of the administrator of that Published Rate publicly announces that such Published Rate has been or will be permanently or indefinitely discontinued; or (e) the administrator of that Published Rate or its supervisor announces that that Published Rate may no longer be used; or (f) the administrator of that Published Rate (or the administrator of an interest rate which is a constituent element of that Published Rate) determines that that Published Rate should be calculated in accordance with its reduced submissions or other contingency or fallback policies or arrangements and either: (i) the circumstance(s) or event(s) leading to such determination are not (in the opinion of the Majority Lenders and the Borrower) temporary; or (ii) that Published Rate is calculated in accordance with any such policy or arrangement for a period no less than the applicable Published Rate Contingency Period; or (g) in the opinion of the Majority Lenders and the Borrower, that Published Rate is otherwise no longer appropriate for the purposes of calculating interest under this Agreement.

Page 74 "Quoted Tenor" means, in relation to Term SOFR, any period for which that rate is customarily displayed on the relevant page or screen of an information service. "Relevant Nominating Body" means any applicable central bank, regulator or other supervisory authority or a group of them, or any working group or committee sponsored or chaired by, or constituted at the request of, any of them or the Financial Stability Board. "Replacement Reference Rate" means a reference rate which is: (h) formally designated, nominated or recommended as the replacement for a Published Rate by: (i) the administrator of that Published Rate (provided that the market or economic reality that such benchmark rate measures is the same as that measured by that Published Rate); or (ii) any Relevant Nominating Body, and if replacements have, at the relevant time, been formally designated, nominated or recommended under both paragraphs, the "Replacement Reference Rate" will be the replacement under paragraph (ii) above; (i) in the opinion of the Majority Lenders and the Borrower, generally accepted in the international or any relevant domestic syndicated loan markets as the appropriate successor to that Published Rate; or (j) in the opinion of the Majority Lenders and the Borrower, an appropriate successor to a Published Rate. 15.6.2 Subject to Clause 15.5.2, if a Published Rate Replacement Event has occurred in relation to a Published Rate, any amendment or waiver which relates to: (a) providing for the use of a Replacement Reference Rate in relation to that currency in place of that Published Rate; and (b) (i) aligning any provision of any Finance Document to the use of that Replacement Reference Rate; (ii) enabling that Replacement Reference Rate to be used for the calculation of interest under this Agreement (including, without limitation, any consequential changes required to enable that Replacement Reference Rate to be used for the purposes of this Agreement); (iii) implementing market conventions applicable to that Replacement Reference Rate; (iv) providing for appropriate fallback (and market disruption) provisions for that Replacement Reference Rate; or

Page 75 (v) adjusting the pricing to reduce or eliminate, to the extent reasonably practicable, any transfer of economic value from one Party to another as a result of the application of that Replacement Reference Rate (and if any adjustment or method for calculating any adjustment has been formally designated, nominated or recommended by the Relevant Nominating Body, the adjustment shall be determined on the basis of that designation, nomination or recommendation), may be made with the consent of the Agent (acting on the instructions of the Majority Lenders) and the Borrower. 15.7 Excluded Commitments If: 15.7.1 any Defaulting Lender fails to respond to a request for a consent, waiver, amendment of or in relation to any term of any Finance Document or any other vote of Lenders under the terms of this Agreement within twenty (20) Business Days of that request being made; or 15.7.2 any Lender which is not a Defaulting Lender fails to respond to such a request (other than an amendment, waiver or consent referred to in Clauses 15.5.1(b), 15.5.1(c) and 15.5.1(e)) or other or such a vote within twenty (20) Business Days of that request being made, (unless, in either case, the Borrower and the Agent agree to a longer time period in relation to any request): (a) its Commitment(s) shall not be included for the purpose of calculating the Total Commitments when ascertaining whether any relevant percentage (including, for the avoidance of doubt, unanimity) of the Total Commitments has been obtained to approve that request; and (b) its status as a Lender shall be disregarded for the purpose of ascertaining whether the agreement of any specified group of Lenders has been obtained to approve that request. 15.8 Replacement of Lender 15.8.1 If: (a) any Lender becomes a Non-Consenting Lender (as defined in Clause 15.8.4); or (b) the Borrower or any other Security Party becomes obliged to repay any amount in accordance with Clause 6.1 or to pay additional amounts pursuant to Clause 8.7, Clause 8.12.1 or Clause 17.3 to any Lender, then the Borrower may, on ten (10) Business Days' prior written notice to the Agent and such Lender, replace such Lender by requiring such Lender to (and,

Page 76 to the extent permitted by law, such Lender shall) transfer pursuant to Clause 14 all (and not part only) of its rights and obligations under this Agreement to a Lender or other bank, financial institution, trust, fund or other entity (a "Replacement Lender") selected by the Borrower, which confirms its willingness to assume and does assume all the obligations of the transferring Lender in accordance with Clause 14 for a purchase price in cash payable at the time of transfer in an amount equal to the outstanding principal amount of such Lender's participation in the outstanding Loan and all accrued interest, Break Costs and other amounts payable in relation thereto under the Finance Documents. 15.8.2 The replacement of a Lender pursuant to this Clause 15.8 shall be subject to the following conditions: (a) the Borrower shall have no right to replace the Agent; (b) neither the Agent nor the Lender shall have any obligation to the Borrower to find a Replacement Lender; (c) in the event of a replacement of a Non-Consenting Lender such replacement must take place no later than thirty (30) Business Days after the date on which that Lender is deemed a Non-Consenting Lender; (d) in no event shall the Lender replaced under this Clause 15.8 be required to pay or surrender to such Replacement Lender any of the fees received by such Lender pursuant to the Finance Documents; and (e) the Lender shall only be obliged to transfer its rights and obligations pursuant to Clause 15.8.1 once it is satisfied that it has complied with all necessary "know your customer" or other similar checks under all applicable laws and regulations in relation to that transfer. 15.8.3 A Lender shall perform the checks described in Clause 15.8.2(e) as soon as reasonably practicable following delivery of a notice referred to in Clause 15.8.1 and shall notify the Agent and the Borrower when it is satisfied that it has complied with those checks. 15.8.4 In the event that: (a) the Borrower or the Agent (at the request of the Borrower) has requested the Lenders to give a consent in relation to, or to agree to a waiver or amendment of, any provisions of the Finance Documents; (b) the consent, waiver or amendment in question requires the approval of all the Lenders; and (c) Lenders whose Commitments aggregate more than 75% of the Total Commitments (or, if the Total Commitments have been reduced to zero, aggregated more than 75% of the Total Commitments prior to that reduction) have consented or agreed to such waiver or amendment,

Page 77 then any Lender who does not and continues not to consent or agree to such waiver or amendment shall be deemed a "Non-Consenting Lender". 15.9 FATCA Mitigation Subject to Clause 14.4, if a FATCA Deduction is or will be required to be made by any Party under Clause 8.16 in respect of a payment to any Lender which is a FATCA FFI (a "FATCA Non-Exempt Lender"), the FATCA Non-Exempt Lender may either: (a) transfer its entire interest in the Loan to a U.S. branch or affiliate; or (b) (subject to the prior written consent of the Borrower in the case of a transferee which is not already a Lender, such consent not to be unreasonably withheld or delayed) nominate one or more transferee lenders who upon becoming a Lender would be a FATCA Exempt Party, by notice in writing to the Agent and the Borrower specifying the terms of the proposed transfer, and cause such transferee lender(s) to purchase all of the FATCA Non-Exempt Lender's interest in the Loan. 15.10 Disenfranchisement of Defaulting Lenders 15.10.1 For so long as a Defaulting Lender has any Commitment in ascertaining: (a) the Majority Lenders; or (b) whether: (i) any given percentage (including, for the avoidance of doubt, unanimity) of the Total Commitments; or (ii) the agreement of any specified group of Lenders, has been obtained to approve any request for a consent, waiver, amendment or other vote of Lenders under the Finance Documents, that Defaulting Lender's Commitment will be reduced by the amount of its participation in the Loan it has failed to make available and, to the extent that that reduction results in that Defaulting Lender's Commitment being zero, that Defaulting Lender shall be deemed not to be a Lender for the purposes of (i) and (ii). 15.10.2 For the purposes of this Clause 15.10, the Agent may assume that the following Lenders are Defaulting Lenders: (a) any Lender which has notified the Agent that it has become a Defaulting Lender; (b) any Lender in relation to which it is aware that any of the events or circumstances referred to in (a), (b) or (c) of the definition of "Defaulting Lender" has occurred, unless it has received notice to the contrary from the Lender concerned (together with any supporting evidence reasonably requested by the Agent) or the Agent is otherwise aware that the Lender has ceased to be a Defaulting Lender.

Page 78 15.11 Replacement of a Defaulting Lender 15.11.1 The Borrower may, at any time a Lender has become and continues to be a Defaulting Lender, by giving ten (10) Business Days' prior written notice to the Agent and such Lender, replace such Lender by requiring such Lender to (and, to the extent permitted by law, such Lender shall) transfer pursuant to Clause 14 all (and not part only) of its rights and obligations under this Agreement to a Lender or other bank, financial institution, trust, fund or other entity (a "Replacement Lender") selected by the Borrower which confirms its willingness to assume and does assume all the obligations, or all the relevant obligations, of the transferring Lender in accordance with Clause 14 for a purchase price in cash payable at the time of transfer which is either: (a) in an amount equal to the outstanding principal amount of such Lender's participation in the outstanding Loan and all accrued interest, Break Costs and other amounts payable in relation thereto under the Finance Documents; or (b) in an amount agreed between that Defaulting Lender, the Replacement Lender and the Borrower and which does not exceed the amount described in (a). 15.11.2 Any transfer of rights and obligations of a Defaulting Lender pursuant to this Clause 15.11 shall be subject to the following conditions: (a) the Borrower shall have no right to replace the Agent; (b) neither the Agent nor the Defaulting Lender shall have any obligation to the Borrower to find a Replacement Lender; (c) the transfer must take place no later than thirty (30) Business Days after the notice referred to in Clause 15.11.1; (d) in no event shall the Defaulting Lender be required to pay or surrender to the Replacement Lender any of the fees received by the Defaulting Lender pursuant to the Finance Documents; and (e) the Defaulting Lender shall only be obliged to transfer its rights and obligations pursuant to 15.11.1 once it is satisfied that it has complied with all necessary "know your customer" or other similar checks under all applicable laws and regulations in relation to that transfer to the Replacement Lender. 15.11.3 The Defaulting Lender shall perform the checks described in Clause 15.11.2(e) as soon as reasonably practicable following delivery of a notice referred to in Clause 15.11.1 and shall notify the Agent and the Borrower when it is satisfied that it has complied with those checks. 15.12 Liability Neither the Agent nor any of its directors, officers, employees or agents shall be liable to the Lenders for anything done or omitted to be done by the Agent under or in connection with any of the Relevant Documents unless as a result of the Agent's gross negligence or wilful misconduct.

Page 79 15.13 Acknowledgement Each Lender and Hedge Provider acknowledges that: 15.13.1 it has not relied on any representation made by the Agent or any of the Agent's directors, officers, employees or agents or by any other person acting or purporting to act on behalf of the Agent to induce it to enter into any Finance Document; 15.13.2 it has made and will continue to make without reliance on the Agent, and based on such documents and other evidence as it considers appropriate, its own independent investigation of the financial condition and affairs of the Security Parties in connection with the making and continuation of the Loan; 15.13.3 it has made its own appraisal of the creditworthiness of the Security Parties; and 15.13.4 the Agent shall not have any duty or responsibility at any time to provide it with any credit or other information relating to any Security Party unless that information is received by the Agent pursuant to the express terms of a Finance Document. Each Lender and Hedge Provider agrees that it will not assert nor seek to assert against any director, officer, employee or agent of the Agent or against any other person acting or purporting to act on behalf of the Agent any claim which it might have against them in respect of any of the matters referred to in this Clause 15.13. 15.14 Limitations on responsibility The Agent shall have no responsibility to any Security Party or to any Finance Party on account of: 15.14.1 the failure of a Finance Party or of any Security Party to perform any of its obligations under a Finance Document; nor 15.14.2 the financial condition of any Security Party; nor 15.14.3 the completeness or accuracy of any statements, representations or warranties made in or pursuant to any Finance Document, or in or pursuant to any document delivered pursuant to or in connection with any Finance Document; nor 15.14.4 the negotiation, execution, effectiveness, genuineness, validity, enforceability, admissibility in evidence or sufficiency of any Finance Document or of any document executed or delivered pursuant to or in connection with any Finance Document. 15.15 The Agent's rights The Agent may: 15.15.1 assume that all representations or warranties made or deemed repeated by any Security Party in or pursuant to any Finance Document are true and complete, unless, in its capacity as the Agent, it has acquired actual knowledge to the contrary; 15.15.2 assume (unless it has received notice to the contrary in its capacity as Agent) that no Default has occurred unless, in the case of Clause 13.1.1 only, it, in its capacity as the Agent, has acquired actual knowledge to the contrary; 15.15.3 rely on any document or notice believed by it to be genuine;

Page 80 15.15.4 rely as to legal or other professional matters on opinions and statements of any legal or other professional advisers selected or approved by it; 15.15.5 rely as to any factual matters which might reasonably be expected to be within the knowledge of any Security Party on a certificate signed by or on behalf of that Security Party; and 15.15.6 refrain from exercising any right, power, discretion or remedy unless and until instructed to exercise that right, power, discretion or remedy and as to the manner of its exercise by the Lenders (or, where applicable, by the Majority Lenders) and unless and until the Agent has received from the Lenders any payment which the Agent may require on account of, or any security which the Agent may require for, any costs, claims, expenses (including legal and other professional fees) and liabilities which it considers it may incur or sustain in complying with those instructions. 15.16 The Agent's duties The Agent shall inform the Lenders promptly of any Event of Default under Clause 13.1.1 of which the Agent has actual knowledge. 15.17 No deemed knowledge The Agent shall not be deemed to have actual knowledge of the falsehood or incompleteness of any representation or warranty made or deemed repeated by any Security Party or actual knowledge of the occurrence of any Default (other than a Default under Clause 13.1.1) unless a Lender, a Hedge Provider or a Security Party shall have given written notice thereof to the Agent in its capacity as the Agent. Any information acquired by the Agent other than specifically in its capacity as the Agent shall not be deemed to be information acquired by the Agent in its capacity as the Agent. 15.18 Other business The Agent may, without any liability to account to the Lenders or the Hedge Providers, generally engage in any kind of banking or trust business with a Security Party or with a Security Party's subsidiaries or associated companies or with a Lender as if it were not the Agent. 15.19 Indemnity The Lenders shall, promptly on the Agent's request, reimburse the Agent in their respective Proportionate Share, for, and keep the Agent fully indemnified in respect of all liabilities, damages, costs and claims sustained or incurred by the Agent in connection with the Finance Documents, or the performance of its duties and obligations, or the exercise of its rights, powers, discretions or remedies under or pursuant to any Finance Document, to the extent not paid by the Security Parties and not arising from the Agent's gross negligence or wilful misconduct. 15.20 Employment of agents In performing its duties and exercising its rights, powers, discretions and remedies under or pursuant to the Finance Documents, the Agent shall be entitled to employ and pay agents to do anything which the Agent is empowered to do under or pursuant to the Finance Documents (including the receipt of money and documents and the payment of money) and to act or refrain from taking action in reliance on the opinion of, or advice or information obtained from, any lawyer, banker, broker, accountant, valuer or any other person believed by the Agent in good faith to be competent to give such opinion, advice or information. 15.21 Distribution of payments The Agent shall pay promptly to the order of each Lender that Lender's Proportionate Share of every sum of money received by the Agent pursuant to the Finance Documents (with the exception of the Hedging Agreements,

Page 81 any amounts payable pursuant to Clause 9 and/or any Fee Letter and any amounts which, by the terms of the Finance Documents, are paid to the Agent for the account of the Agent alone or specifically for the account of one or more Lenders) and until so paid such amount shall be held by the Agent on trust absolutely for that Lender. 15.22 Reimbursement The Agent shall have no liability to pay any sum to a Lender until it has itself received payment of that sum. If, however, the Agent does pay any sum to a Lender on account of any amount prospectively due to that Lender pursuant to Clause 15.21 before it has itself received payment of that amount, and the Agent does not in fact receive payment within five (5) Business Days after the date on which that payment was required to be made by the terms of the Finance Documents, that Lender will, on demand by the Agent, refund to the Agent an amount equal to the amount received by it, together with an amount sufficient to reimburse the Agent for any amount which the Agent may certify that it has been required to pay by way of interest on money borrowed to fund the amount in question during the period beginning on the date on which that amount was required to be paid by the terms of the Finance Documents and ending on the date on which the Agent receives reimbursement. 15.23 Redistribution of payments Unless otherwise agreed between the Lenders and the Agent, if at any time a Lender receives or recovers by way of set-off, the exercise of any lien or otherwise from any Security Party, an amount greater than that Lender's Proportionate Share of any sum due from that Security Party to the Lenders under the Finance Documents (the amount of the excess being referred to in this Clause 15.23 and in Clause 15.24 as the "Excess Amount") then: 15.23.1 that Lender shall promptly notify the Agent (which shall promptly notify each other Lender); 15.23.2 that Lender shall pay to the Agent an amount equal to the Excess Amount within ten (10) days of its receipt or recovery of the Excess Amount; and 15.23.3 the Agent shall treat that payment as if it were a payment by the Security Party in question on account of the sum due from that Security Party to the Lenders and shall account to the Lenders in respect of the Excess Amount in accordance with the provisions of this Clause 15.23. However, if a Lender has commenced any legal proceedings to recover sums owing to it under the Finance Documents and, as a result of, or in connection with, those proceedings has received an Excess Amount, the Agent shall not distribute any of that Excess Amount to any other Lender which had been notified of the proceedings and had the legal right to, but did not, join those proceedings or commence and diligently prosecute separate proceedings to enforce its rights in the same or another court. 15.24 Rescission of Excess Amount If all or any part of any Excess Amount is rescinded or must otherwise be restored to any Security Party or to any other third party, the Lenders which have received any part of that Excess Amount by way of distribution from the Agent pursuant to Clause 15.23 shall repay to the Agent for the account of the Lender which originally received or recovered the Excess Amount, the amount which shall be necessary to ensure that the Lenders share rateably in accordance with their Proportionate Shares in the amount of the receipt or payment retained, together with interest on that amount at a rate equivalent to that (if any) paid by the Lender receiving or recovering the Excess Amount to the person to whom that Lender is liable

Page 82 to make payment in respect of such amount, and Clause 15.23.3 shall apply only to the retained amount. 15.25 Instructions Where the Agent is authorised or directed to act or refrain from acting in accordance with the instructions of the Lenders or of the Majority Lenders each of the Lenders shall provide the Agent with instructions within five (5) Business Days of the Agent's request (which request must be in writing). If a Lender does not provide the Agent with instructions within that period, that Lender shall be bound by the decision of the Agent. Nothing in this Clause 15.25 shall limit the right of the Agent to take, or refrain from taking, any action without obtaining the instructions of the Lenders or the Majority Lenders if the Agent in its discretion considers it necessary or appropriate to take, or refrain from taking, such action in order to preserve the rights of the Lenders under or in connection with the Finance Documents. In that event, the Agent will notify the Lenders of the action taken by it as soon as reasonably practicable, and the Lenders agree to ratify any action taken by the Agent pursuant to this Clause 15.25. 15.26 Payments All amounts payable to a Lender under this Clause 15 shall be paid to such account at such bank as that Lender may from time to time direct in writing to the Agent. 15.27 "Know your customer" checks Each Lender shall promptly upon the request of the Agent supply, or procure the supply of, such documentation and other evidence as is reasonably requested by the Agent (for itself) in order for the Agent to carry out and be satisfied it has complied with all necessary "know your customer" or other similar checks under all applicable laws and regulations pursuant to the transactions contemplated in the Finance Documents. 15.28 Resignation 15.28.1 Subject to a successor being appointed in accordance with this Clause 15.28, the Agent may resign as agent and/or security trustee at any time without assigning any reason by giving to the Borrower, the Lenders and, in the case of its resignation as security trustee, the Hedge Providers notice of its intention to do so, in which event the following shall apply: (a) with the consent of the Borrower not to be unreasonably withheld (but such consent not to be required at any time after an Event of Default which is continuing unremedied or unwaived) the Lenders may within thirty (30) days after the date of the notice from the Agent appoint a successor to act as agent and/or security trustee or, if they fail to do so with the consent of the Borrower, not to be unreasonably withheld (but such consent not to be required at any time after an Event of Default which is continuing unremedied or unwaived), the Agent may appoint any other bank or financial institution as its successor; (b) the resignation of the Agent shall take effect simultaneously with the appointment of its successor on written notice of that appointment being given to the Borrower and the Lenders;

Page 83 (c) the Agent shall thereupon be discharged from all further obligations as agent but shall remain entitled to the benefit of the provisions of this Clause 15; and (d) the successor of the Agent and each of the other parties to this Agreement shall have the same rights and obligations amongst themselves as they would have had if that successor had been a party to this Agreement. 15.28.2 The Agent shall resign and the Majority Lenders (after consultation with the Borrower) shall appoint a successor Agent in accordance with Clause 15.28 if on or after the date which is three months before the earliest FATCA Application Date relating to any payment to the Agent under the Finance Documents, either: (a) the Agent fails to respond to a request under Clause 8.15 and a Lender reasonably believes that the Agent will not be (or will have ceased to be) a FATCA Exempt Party on or after that FATCA Application Date; (b) the information supplied by the Agent pursuant to Clause 8.15 indicates that the Agent will not be (or will have ceased to be) a FATCA Exempt Party on or after that FATCA Application Date; or (c) the Agent notifies the Borrower and the Lenders that the Agent will not be (or will have ceased to be) a FATCA Exempt Party on or after that FATCA Application Date, and (in each case) a Lender reasonably believes that a Party will be required to make a FATCA Deduction that would not be required if the Agent were a FATCA Exempt Party, and that Lender, by notice to the Agent, requires it to resign. 15.29 Replacement of the Agent 15.29.1 After consultation with the Borrower, the Majority Lenders may, by giving thirty (30) days' notice to the Agent (or, at any time the Agent is an Impaired Agent, by giving any shorter notice determined by the Majority Lenders) replace the Agent by appointing a successor Agent. 15.29.2 The retiring Agent shall (at its own cost if it is an Impaired Agent and otherwise at the expense of the Lenders) make available to the successor Agent such documents and records and provide such assistance as the successor Agent may reasonably request for the purposes of performing its function as Agent under the Finance Documents. 15.29.3 The appointment of the successor Agent shall take effect on the date specified in the notice from the Majority Lenders to the retiring Agent. As from this date, the retiring Agent shall be discharged from any further obligation in respect of the Finance Documents (other than its obligations under Clause 15.29.2 but shall remain entitled to the benefit of this Clause 15 (and any agency fees for the account of the retiring Agent shall cease to accrue from (and shall be payable on) that date).

Page 84 15.29.4 Any successor Agent and each of the other Parties shall have the same rights and obligations amongst themselves as they would have had if such successor had been an original Party. 15.30 No fiduciary relationship Except as provided in Clauses 15.3 and 15.21, the Agent shall not have any fiduciary relationship with or be deemed to be a trustee of or for any other person and nothing contained in any Finance Document shall constitute a partnership between any two or more Lenders or between the Agent and any other person. 15.31 No other Duties Notwithstanding anything to the contrary hereunder, neither the Bookrunners nor the Arrangers nor the Coordinator shall have any powers, duties or responsibilities under any of the Finance Documents, except in their respective capacities, as applicable, as Bookrunners, Arrangers or Coordinator. 16 Set-Off 16.1 A Finance Party may set off any matured obligation due from a Security Party under any Finance Document (to the extent beneficially owned by that Finance Party) against any matured obligation owed by that Finance Party to a Security Party, regardless of the place of payment, booking branch or currency of either obligation. If the obligations are in different currencies, that Finance Party may convert either obligation at a market rate of exchange in its usual course of business for the purpose of the set- off. 16.2 The rights conferred on each Hedge Provider by this Clause 16 shall be in addition to, and without prejudice to or limitation of, the rights of netting and set-off conferred on that Hedge Provider by the relevant Hedging Agreement. 17 Payments 17.1 Payments Each amount payable by a Security Party under a Finance Document (other than a Hedging Agreement) shall be paid (and the Borrower shall procure such payment) to such account at such bank as the Agent may from time to time direct to the relevant Security Party in the Currency of Account and in such funds as are customary at the time for settlement of transactions in the relevant currency in the place of payment. Payment shall be deemed to have been received by the Agent on the date on which the Agent receives authenticated advice of receipt, unless that advice is received by the Agent on a day other than a Business Day or at a time of day (whether on a Business Day or not) when the Agent in its reasonable discretion considers that it is impossible or impracticable for the Agent to utilise the amount received for value that same day, in which event the payment in question shall be deemed to have been received by the Agent on the Business Day next following the date of receipt of advice by the Agent. 17.2 No deductions or withholdings Each payment (whether of principal or interest or otherwise) to be made by a Security Party under a Finance Document (other than a Hedging Agreement) shall (and the Borrower shall procure such payment), subject only to Clause 17.3, be made free and clear of and without deduction for or on account of any Taxes or other deductions, withholdings, rights of set-off, restrictions, conditions or counterclaims of any nature, other than FATCA Deductions.

Page 85 17.3 Grossing-up If at any time any law requires the Borrower or any other Security Party to make any deduction or withholding from any payment, other than a FATCA Deduction, or to change the rate or manner in which any required deduction or withholding is made under a Finance Document (other than a Hedging Agreement), the Borrower shall (and shall procure that such Security Party shall) promptly notify the Agent and, simultaneously with making that payment, will pay to the Agent for and on behalf of the relevant Finance Party whatever additional amount (after taking into account any additional Taxes on, or deductions or withholdings from, or restrictions or conditions on, that additional amount) is necessary to ensure that, after making the deduction or withholding, the relevant Finance Parties receive a net sum equal to the sum which they would have received had no deduction or withholding been made, it being understood that there shall be no requirement for any Security Party to further gross up a guarantee or indemnity payment or any other amount payable under this Agreement or any Security Document which already includes a grossing up element pursuant to this Clause 17.3 or any equivalent provision in a Security Document to take account of withholding. 17.4 Evidence of deductions If at any time the Borrower or any other Security Party is required by law to make any deduction or withholding from any payment to be made by it under a Finance Document (other than a Hedging Agreement), the Borrower shall (and shall procure that such Security Party shall) pay the amount required to be deducted or withheld to the relevant authority within the time allowed under the applicable law and will as soon as reasonably practicable, and in any case no later than thirty (30) days after making that payment, deliver to the Agent an original receipt issued by the relevant authority, or other evidence reasonably acceptable to the Agent, evidencing the payment to that authority of all amounts required to be deducted or withheld. 17.5 Rebate If the Borrower or any other Security Party pays any additional amount under Clause 8.12 or Clause 17.3, and a Finance Party subsequently receives a refund of or allowance in respect of any Tax which that Finance Party identifies as being referable to that increased amount so paid by the Borrower or that other Security Party, that Finance Party shall, as soon as reasonably practicable, pay to the Borrower or that other Security Party an amount equal to the amount of the refund or allowance received, if and to the extent that it may do so without prejudicing its right to retain that refund or allowance and without putting itself in any worse financial position than that in which it would have been had the relevant deduction or withholding not been required to have been made. Nothing in this Clause 17.5 shall be interpreted as imposing any obligation on any Finance Party to apply for any refund or allowance nor as restricting in any way the manner in which any Finance Party organises its tax affairs, nor as imposing on any Finance Party any obligation to disclose to the Borrower or any other Security Party any information regarding its tax affairs or tax computations. 17.6 Adjustment of due dates If any payment or transfer of funds to be made under a Finance Document, other than a payment of interest on the Loan or a payment under a Hedging Agreement, shall be due on a day which is not a Business Day, that payment shall be made on the next succeeding Business Day (unless the next succeeding Business Day falls in the next calendar month in which event the payment shall be made on the next preceding Business Day). Any such variation of time shall be taken into account in computing any interest in respect of that payment.

Page 86 17.7 Control Account The Agent shall open and maintain on its books a control account in the name of the Borrower showing the advance of the Loan and the computation and payment of interest and all other sums due under this Agreement. The Borrower's obligations to repay the Loan and to pay interest and all other sums due under this Agreement shall be evidenced by the entries from time to time made in the control account opened and maintained under this Clause 17.7 and those entries will, in the absence of manifest error, be conclusive and binding. 17.8 Impaired Agent 17.8.1 If, at any time, the Agent becomes an Impaired Agent, a Security Party or a Lender which is required to make a payment under the Finance Documents to the Agent in accordance with Clause 17.1 may instead either: (a) pay that amount direct to the required recipient(s); or (b) if in its absolute discretion it considers that it is not reasonably practicable to pay that amount direct to the required recipient(s), pay that amount or the relevant part of that amount to an interest- bearing account held with an Acceptable Bank in relation to which no Insolvency Event has occurred and is continuing, in the name of the Security Party or the Lender making the payment (the "Paying Party") and designated as a trust account for the benefit of the Party or Parties beneficially entitled to that payment under the Finance Documents (the "Recipient Party" or "Recipient Parties"). In each case such payments must be made on the due date for payment under the Finance Documents. 17.8.2 All interest accrued on the amount standing to the credit of the trust account shall be for the benefit of the Recipient Party or the Recipient Parties pro rata to their respective entitlements. 17.8.3 A Party which has made a payment in accordance with this Clause 17.8 shall be discharged of the relevant payment obligation under the Finance Documents and shall not take any credit risk with respect to the amounts standing to the credit of the trust account. 17.8.4 Promptly upon the appointment of a successor Agent in accordance with Clause 15.29, each Paying Party shall (other than to the extent that that Party has given an instruction pursuant to Clause 17.8.5) give all requisite instructions to the bank with whom the trust account is held to transfer the amount (together with any accrued interest) to the successor Agent for distribution to the relevant Recipient Party or Recipient Parties in accordance with Clause 15.21. 17.8.5 A Paying Party shall, promptly upon request by a Recipient Party and to the extent: (a) it has not given an instruction pursuant to Clause 17.8.4; and (b) that it has been provided with the necessary information by that Recipient Party,

Page 87 give all requisite instructions to the bank with whom the trust account is held to transfer the relevant amount (together with any accrued interest) to that Recipient Party. 18 Notices 18.1 Communications in writing Any communication to be made under or in connection with this Agreement shall be made in writing and, unless otherwise stated, may be made by fax or letter or (subject to Clause 18.6) electronic mail. 18.2 Addresses The address and fax number (and the department or officer, if any, for whose attention the communication is to be made) of each party to this Agreement for any communication or document to be made or delivered under or in connection with this Agreement are: 18.2.1 in the case of the Borrower, c/o Teekay Shipping (Canada) Ltd Suite 2100, Bentall 5, 550 Burrard Street, Vancouver, B.C., Canada V6C 2K2 (fax no: +1 604 844 6600) marked for the attention of Renee Eng, Director, Treasury; 18.2.2 in the case of each Lender, those appearing opposite its name in Schedule 1; 18.2.3 in the case of the Agent, 1211 Avenue of the Americas, 23rd Floor, New York, New York 10036, United States of America (fax no: +1 (212) 421 4420) marked for the attention of Shipping, Offshore & Oil Services; and 18.2.4 in the case of a Hedge Provider, at the address below its name in Schedule 1, Part II; or any substitute address, fax number, department or officer as any party may notify to the Agent (or the Agent may notify to the other parties, if a change is made by the Agent) by not less than five (5) Business Days' notice. 18.3 Delivery Any communication or document made or delivered by one party to this Agreement to another under or in connection this Agreement will only be effective: 18.3.1 if by way of fax, when received in legible form; or 18.3.2 if by way of letter, when it has been left at the relevant address or five (5) Business Days after being deposited in the post postage prepaid in an envelope addressed to it at that address; or 18.3.3 if by way of electronic mail, in accordance with Clause 18.6; and, if a particular department or officer is specified as part of its address details provided under Clause 18.2, if addressed to that department or officer. Any communication or document to be made or delivered to the Agent will be effective only when actually received by the Agent. All notices from or to the Borrower (save in respect of a Hedging Agreement) shall be sent through the Agent. 18.4 Notification of address and fax number Promptly upon receipt of notification of an address, fax number or change of address, pursuant to Clause 18.2 or changing its own address or fax number, the Agent shall notify the other parties to this Agreement.

Page 88 18.5 English language Any notice given under or in connection with this Agreement must be in English. All other documents provided under or in connection with this Agreement must be: 18.5.1 in English; or 18.5.2 if not in English, and if so required by the Agent, accompanied by a certified English translation and, in this case, the English translation will prevail unless the document is a constitutional, statutory or other official document. 18.6 Electronic communication (a) Any communication to be made in connection with this Agreement may be made by electronic mail or other electronic means (including Debtdomain and any other similar electronic communication platform), if the Borrower and the relevant Finance Party: (i) agree that, unless and until notified to the contrary, this is to be an accepted form of communication; (ii) notify each other in writing of their electronic mail address and/or any other information required to enable the sending and receipt of information by that means; and (iii) notify each other of any change to their address or any other such information supplied by them. (b) Any electronic communication made between the Borrower and the relevant Finance Party will be effective only when actually received in readable form and acknowledged by the recipient (it being understood that any system generated responses do not constitute an acknowledgement) and in the case of any electronic communication made by the Borrower to a Finance Party only if it is addressed in such a manner as the Finance Party shall specify for this purpose. 19 Partial Invalidity If, at any time, any provision of a Finance Document is or becomes illegal, invalid or unenforceable in any respect under any law of any jurisdiction, neither the legality, validity or enforceability of the remaining provisions nor the legality, validity or enforceability of such provision under the law of any other jurisdiction will in any way be affected or impaired. 20 Remedies and Waivers No failure to exercise, nor any delay in exercising, on the part of any Finance Party, any right or remedy under a Finance Document shall operate as a waiver, nor shall any single or partial exercise of any right or remedy prevent any further or other exercise or the exercise of any other right or remedy. The rights and remedies provided in this Agreement are cumulative and not exclusive of any rights or remedies provided by law.

Page 89 21 Miscellaneous 21.1 No oral variations No variation or amendment of a Finance Document shall be valid unless in writing and signed on behalf of all the Finance Parties. 21.2 Further Assurance If any provision of a Finance Document shall be invalid or unenforceable in whole or in part by reason of any present or future law or any decision of any court, or if the documents at any time held by or on behalf of the Finance Parties or any of them are considered by the Lenders for any reason insufficient to carry out the terms of this Agreement, then from time to time the Borrower will promptly, on demand by the Agent, execute or procure the execution of such further documents as in the opinion of the Lenders are necessary to provide adequate security for the repayment of the Indebtedness. 21.3 Rescission of payments etc. Any discharge, release or reassignment by a Finance Party of any of the security constituted by, or any of the obligations of a Security Party contained in, a Finance Document shall be (and be deemed always to have been) void if any act (including, without limitation, any payment) as a result of which such discharge, release or reassignment was given or made is subsequently wholly or partially rescinded or avoided by operation of any law. 21.4 Certificates Any certificate or statement signed by an authorised signatory of the Agent purporting to show the amount of the Indebtedness (or any part of the Indebtedness) or any other amount referred to in any Finance Document shall, save for manifest error or on any question of law, be conclusive evidence as against the Borrower of that amount. 21.5 Counterparts This Agreement may be executed in any number of counterparts each of which shall be original but which shall together constitute the same instrument. 21.6 Contracts (Rights of Third Parties) Act 1999 A person who is not a party to this Agreement (other than the Indemnified Parties) has no right under the Contracts (Rights of Third Parties) Act 1999 to enforce or to enjoy the benefit of any term of this Agreement. 21.7 Contractual recognition of bail-in Notwithstanding any other term of any Finance Document or any other agreement, arrangement or understanding between the Parties, each Party acknowledges and accepts that any liability of any Party to any other Party under or in connection with the Finance Documents may be subject to Bail- In Action by the relevant Resolution Authority and acknowledges and accepts to be bound by the effect of: (a) any Bail-In Action in relation to any such liability; including (without limitation): (i) a reduction, in full and part, in the principal amount, or outstanding amount due (including any accrued but unpaid interest) in respect of any such liability; (ii) a conversion of all, or part of, any such liability into shares or other instruments of ownership that may be issued to, or conferred on, it; and (iii) a cancellation of any such liability; and

Page 90 (b) a variation of any term of any Finance Document to the extent necessary to give effect to any Bail-In Action in relation to any such liability. 22 Confidentiality 22.1 Confidential Information Each Finance Party agrees to keep all Confidential Information confidential and not to disclose it to anyone, save to the extent permitted by Clause 22.2 and Clause 22.3, and to ensure that all Confidential Information is protected with security measures and a degree of care that would apply to its own confidential information. To the extent that Confidential Information comprises personal information of any officer, director or employee of a Security Party, each Finance Party agrees to hold that personal information in accordance with any law applicable to it. 22.2 Disclosure of Confidential Information Any Finance Party may disclose: 22.2.1 to any of its Affiliates and Related Funds and any of its or their officers, directors, employees, professional advisers, auditors, insurers, reinsurers, insurance advisors, insurance brokers, risk mitigation or know-your-customer service providers or contractors, rating agencies, partners and Representatives such Confidential Information as that Finance Party shall consider appropriate if any person to whom the Confidential Information is to be given pursuant to this Clause 22.2.1 is informed in writing of its confidential nature and that some or all of such Confidential Information may be price-sensitive information except that there shall be no such requirement to so inform if the recipient is subject to professional obligations to maintain the confidentiality of the information or is otherwise bound by requirements of confidentiality in relation to the Confidential Information; 22.2.2 to any person: (a) to (or through) whom it assigns or transfers (or may potentially assign or transfer) all or any of its rights and/or obligations under one or more Finance Documents or which succeeds (or which may potentially succeed) it as agent or security trustee and, in each case, to any of that person's Affiliates, Related Funds, Representatives, auditors and professional advisers; (b) with (or through) whom it enters into (or may potentially enter into), whether directly or indirectly, any sub-participation in relation to, or any other transaction under which payments are to be made or may be made by reference to, one or more Finance Documents and/or one or more Security Parties and to any of that person's Affiliates, Related Funds, Representatives, auditors and professional advisers; (c) appointed by any Finance Party or by a person to whom Clause 22.2.2(a) or 22.2.2(b) applies to receive communications, notices, information or documents delivered pursuant to the Finance Documents on its behalf; (d) who invests in or otherwise finances (or may potentially invest in or otherwise finance), directly or indirectly, any transaction referred to in Clause 22.2.2(a) or 22.2.2(b);

Page 91 (e) to whom information is required or requested to be disclosed by any court of competent jurisdiction or any governmental, banking, taxation or other regulatory authority or similar body, the rules of any relevant stock exchange or pursuant to any applicable law or regulation; (f) to whom information is required to be disclosed in connection with, and for the purposes of, any litigation, arbitration, administrative or other investigations, proceedings or disputes; (g) to whom or for whose benefit that Finance Party charges, assigns or otherwise creates security (or may do so) pursuant to Clause 14.7; (h) who is a Party; or (i) with the consent of the Borrower; in each case, such Confidential Information as that Finance Party shall consider appropriate if: (i) in relation to Clauses 22.2.2(a), 22.2.2(b) and 22.2.2(c), the person to whom the Confidential Information is to be given has entered into a Confidentiality Undertaking except that there shall be no requirement for a Confidentiality Undertaking if the recipient is a professional adviser and is subject to professional obligations to maintain the confidentiality of the Confidential Information; (ii) in relation to Clause 22.2.2(d), the person to whom the Confidential Information is to be given has entered into a Confidentiality Undertaking or is otherwise bound by requirements of confidentiality in relation to the Confidential Information they receive and is informed that some or all of such Confidential Information may be price-sensitive information; (iii) in relation to Clauses 22.2.2(e), 22.2.2(f) and 22.2.2(g), the person to whom the Confidential Information is to be given is informed of its confidential nature and that some or all of such Confidential Information may be price-sensitive information except that there shall be no requirement to so inform if, in the opinion of that Finance Party, it is not practicable so to do in the circumstances; and 22.2.3 to any person appointed by that Finance Party or by a person to whom Clause 22.2.2(a) or 22.2.2(b) applies to provide administration or settlement services in respect of one or more of the Finance Documents including without limitation, in relation to the trading of participations in respect of the Finance Documents, such Confidential Information as may be required to be disclosed to enable such service provider to provide any of the services referred to in this Clause 22.2.3 if the service provider to whom the Confidential Information is to be given has entered into a Confidentiality Undertaking. 22.3 Disclosure to numbering service providers 22.3.1 Any Finance Party may disclose to any national or international numbering service provider appointed by that Finance Party to provide identification

Page 92 numbering services in respect of this Agreement, the Loan and/or one or more Security Parties the following information: (a) names of Security Parties; (b) country of domicile of Security Parties; (c) place of incorporation of Security Parties; (d) date of this Agreement; (e) Clause 23; (f) the names of the Agent and the Arrangers; (g) date of each amendment and restatement of this Agreement; (h) amount of Total Commitments; (i) currencies of the Loan; (j) type of Loan; (k) ranking of the Loan; (l) Final Availability Date for the Loan; (m) changes to any of the information previously supplied pursuant to (a) to (l); and (n) such other information agreed between such Finance Party and that Security Party, to enable such numbering service provider to provide its usual syndicated loan numbering identification services. 22.3.2 The Parties acknowledge and agree that each identification number assigned to this Agreement, the Loan and/or one or more Security Parties by a numbering service provider and the information associated with each such number may be disclosed to users of its services in accordance with the standard terms and conditions of that numbering service provider. 22.3.3 The Borrower represents that none of the information set out in Clauses 22.3.1(a) to 22.3.1(n) is, nor will at any time be, unpublished price-sensitive information. 22.3.4 The Agent shall notify the Borrower and the other Finance Parties of: (a) the name of any numbering service provider appointed by the Agent in respect of this Agreement, the Loan and/or one or more Security Parties; and (b) the number or, as the case may be, numbers assigned to this Agreement, the Loan and/or one or more Security Parties by such numbering service provider.

Page 93 23 Law and Jurisdiction 23.1 Governing law This Agreement and any non-contractual obligations arising from or in connection with it shall in all respects be governed by and interpreted in accordance with English law. 23.2 Jurisdiction For the exclusive benefit of the Finance Parties, the parties to this Agreement irrevocably agree that the courts of England are to have jurisdiction to settle any dispute (a) arising from or in connection with this Agreement or (b) relating to any non-contractual obligations arising from or in connection with this Agreement and that any proceedings may be brought in those courts. 23.3 Alternative jurisdictions Nothing contained in this Clause 23 shall limit the right of the Finance Parties to commence any proceedings against the Borrower in any other court of competent jurisdiction nor shall the commencement of any proceedings against the Borrower in one or more jurisdictions preclude the commencement of any proceedings in any other jurisdiction, whether concurrently or not. 23.4 Waiver of objections The Borrower irrevocably waives any objection which it may now or in the future have to the laying of the venue of any proceedings in any court referred to in this Clause 23, and any claim that those proceedings have been brought in an inconvenient or inappropriate forum, and irrevocably agrees that a judgment in any proceedings commenced in any such court shall be conclusive and binding on it and may be enforced in the courts of any other jurisdiction. 23.5 Waiver of Jury Trial IN THE EVENT THAT VENUE IS LAID IN ANY COURT THAT IS LOCATED IN THE UNITED STATES, THE BORROWER HEREBY AGREES TO WAIVE ITS RIGHT TO A JURY TRIAL OR ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT OR ANY DEALINGS BETWEEN IT AND ANY AND ALL FINANCE PARTIES RELATING TO THE SUBJECT MATTER OF THIS AGREEMENT AND THE RELATIONSHIP THAT IS BEING ESTABLISHED, INCLUDING, WITHOUT LIMITATION, CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS AND ALL OTHER COMMON LAW AND STATUTORY CLAIMS. THE BORROWER WARRANTS AND REPRESENTS THAT IT HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL, AND THAT IT KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH SUCH LEGAL COUNSEL. 23.6 Service of process Without prejudice to any other mode of service allowed under any relevant law, the Borrower: 23.6.1 irrevocably appoints Teekay Shipping (UK) Ltd of 4th Floor Thomas House, 84 Eccleston Square, London SW1V 1PX as its agent for service of process in relation to any proceedings before the English courts in connection with this Agreement; and 23.6.2 agrees that failure by a process agent to notify the Borrower of the process will not invalidate the proceedings concerned. 24 PATRIOT Act Notice Each of the Finance Parties hereby notifies the Borrower that pursuant to the requirements of the PATRIOT Act and the policies and practices of the Finance Parties, the Finance Parties are required to obtain, verify and record certain information and

Page 94 documentation that identifies each Security Party, which information includes the name and address of each Security Party and such other information that will allow the Finance Parties to identify each Security Party in accordance with the PATRIOT Act.

Page 95 Schedule 1 Original Finance Parties Part I The Lenders and the Commitments The Lenders Commitments (US$) The Proportionate Share (%) Nordea Bank Abp, New York Branch 1211 Avenue of the Americas 23rd Floor New York NY 10036 United States of America Attn: Credit Administration Email: DLNY-NY-CADLoan@nordea.com erik.havnvik@nordea.com anna.cecilie.ribe@nordea.com $65,000,000 18.57% Skandinaviska Enskilda Banken AB (publ) Kungsträdgårdsgatan 8 106 40 Stockholm Sweden Attn: Gjert Moberg / Kari Kvistad Email: Gjert.moberg@seb.no kari.kvistad@seb.no For loan administration matters: Attn: Structured Credit Operations Email: sco@seb.se $45,000,000 12.86% Crédit Agricole Corporate and Investment Bank 12, place des Etats-Unis 92547 Montrouge France Attn: Yannick Le Gourieres / Manon Didier Email: yannick.legourieres@ca-cib.com / manon.didier@ca-cib.com / NYShipFinance@ca-cib.com $65,000,000 18.57%

Page 96 For loan administration matters: Attn: Rosine Serra Joannides/Cyprien Foulfoin +33 1 41 89 43 76/+33 1 41 89 98 05 rosine.serra-joannides@ca-cib.com /cyprien.foulfoin@ca-cib.com Danske Bank, Norwegian Branch Bryggetorget 4 0250 Oslo Norway Attn: Henrik Sebastian Toften / Stian Hjelmeland Email: htof@danskebank.com / Stian.hjelmeland@danskebank.com $40,000,000 11.43% Clifford Capital Pte. Ltd. 1 Raffles Quay #23-01 North Tower Singapore Attn: Desmond Wong / Jolene Chew Email: ccplrisk@cliffordcap.sg / jolene.chew@cliffordcap.sg For operations matters: Name: Cindy Oh / Lee Li Ling / Amanda Ng / Gertrude Tan Telephone number: +65 6229 2929 / +65 6229 2930 / +65 6229 2968 Fax number: +65 6444 9600 Email address: fto@cliffordcap.sg $40,000,000 11.43% ING Bank N.V., London Branch 8-10 Moorgate, London EC2R 6DA United Kingdom Attn: Weilong Liang / Pauline Liadi Email: Weilong.liang@ing.com / Pauline.liadi@ing.com $55,000,000 15.71%

Page 97 BNP Paribas 16 Boulevard des Italiens 75009 Paris France Attn: Eric Dulcire / Karim Baz Email: eric.dulcire@bnpparibas.com / karim.baz@bnpparibas.com $40,000,000 11.43% Part II MLAs Nordea Bank Abp, New York Branch 1211 Avenue of the Americas 23rd Floor New York NY 10036 United States of America Attn: Erik Havnvik Email:DLNY-NY-CADLoan@nordea.com / erik.havnvik@nordea.com anna.cecilie.ribe@nordea.com Crédit Agricole Corporate and Investment Bank 12, place des Etats-Unis 92547 Montrouge France Attn: Yannick Le Gourieres / Manon Didier Email: yannick.legourieres@ca-cib.com / manon.didier@ca-cib.com ING Bank N.V., London Branch 8-10 Moorgate, London EC2R 6DA United Kingdom Attn: Weilong Liang / Pauline Liadi Email: Weilong.liang@ing.com / Pauline.liadi@ing.com

Page 98 Part III Lead Arrangers Clifford Capital Pte. Ltd. 1 Raffles Quay #23-01 North Tower Singapore Attn: Desmond Wong / Jolene Chew Email: ccplrisk@cliffordcap.sg / jolene.chew@cliffordcap.sg Skandinaviska Enskilda Banken AB (publ) Kungsträdgårdsgatan 8 106 40 Stockholm Sweden Attn: Gjert Moberg / Kari Kvistad Email: Gjert.moberg@seb.no kari.kvistad@seb.no Danske Bank A/S Holmens Kanal 2-12, D-1092 Copenhagen K, Denmark Attn: Henrik Sebastian Toften / Stian Hjelmeland Email: htof@danskebank.com / Stian.hjelmeland@danskebank.com BNP Paribas 16 Boulevard des Italiens 75009 Paris France Attn: Eric Dulcire / Karim Baz Email: eric.dulcire@bnpparibas.com / karim.baz@bnpparibas.com

Page 99 Part IV Bookrunners Nordea Bank Abp, New York Branch 1211 Avenue of the Americas 23rd Floor New York NY 10036 United States of America Attn: Erik Havnvik Email:DLNY-NY-CADLoan@nordea.com erik.havnvik@nordea.com anna.cecilie.ribe@nordea.com Crédit Agricole Corporate and Investment Bank 12, place des Etats-Unis 92547 Montrouge France Attn: Yannick Le Gourieres / Manon Didier Email: yannick.legourieres@ca-cib.com / manon.didier@ca- cib.com ING Bank N.V., London Branch 8-10 Moorgate, London EC2R 6DA United Kingdom Attn: Weilong Liang / Pauline Liadi Email: Weilong.liang@ing.com / Pauline.liadi@ing.com

Page 100 Part V The Hedge Providers Nordea Bank Abp, Business Identity Code 2858394-9 c/o Nordea Danmark, Filial af Nordea Bank Abp, Finland 7288 Derivatives Services PO Box 850 DK-0900 Copenhagen K Denmark Tel.: +45 55 47 51 71 Email: otc@nordea.com Skandinaviska Enskilda Banken AB (publ) Kungsträdgårdsgatan 8 106 40 Stockholm Sweden Attn: Gjert Moberg / Kari Kvistad Email: Gjert.moberg@seb.no kari.kvistad@seb.no Crédit Agricole Corporate and Investment Bank 12, place des Etats-Unis 92547 Montrouge France Attn: Yannick Le Gourieres / Manon Didier Email: yannick.legourieres@ca-cib.com / manon.didier@ca-cib.com Danske Bank A/S Holmens Kanal 2-12, D-1092 Copenhagen K, Denmark Attn: Henrik Sebastian Toften / Stian Hjelmeland Email: htof@danskebank.com / Stian.hjelmeland@danskebank.com ING Bank N.V. Foppingadreef 7 P.O. Box 1800 NL-1000 BV Amsterdam The Netherlands Facsimile: +31-20-501-3381 Telephone: +31-20-563-8222 Email: Trade.Processing.Derivatives.AMS@INGBank.com

Page 101 BNP Paribas 16 Boulevard des Italiens 75009 Paris France Attn: Eric Dulcire / Karim Baz Email: eric.dulcire@bnpparibas.com / karim.baz@bnpparibas.com

Page 102 Schedule 2 Conditions Precedent and Subsequent Part I: Conditions precedent to service of Drawdown Notice 1 Security Parties (a) Constitutional Documents Copies of the constitutional documents of the Borrower together with such other evidence as the Agent may reasonably require that the Borrower is duly incorporated in its country of incorporation and remains in existence with power to enter into, and perform its obligations under, the Relevant Documents to which it is or is to become a party. (b) Certificate of good standing A certificate of good standing in respect of the Borrower (if available). (c) Board resolutions A copy of a resolution of the board of directors of the Borrower: (i) approving the terms of, and the transactions contemplated by, the Relevant Documents to which it is a party and ratifying or resolving that it execute those Relevant Documents; and (ii) if required authorising a specified person or persons to execute those Relevant Documents (and all documents and notices to be signed and/or despatched under those documents) on its behalf. (d) Specimen signatures A specimen of the signature of each person actually executing any of the Relevant Documents pursuant to the resolutions referred to in (c). (e) Shareholder resolutions If required by any legal advisor to the Agent, a copy of a resolution signed by all the holders of the issued shares in the Borrower, approving the terms of, and the transactions contemplated by, the Relevant Documents to which it is a party. (f) Officer's certificates An original certificate of a duly authorised officer or representative of the Borrower certifying that each copy document relating to it specified in this Part I of Schedule 2 is correct, complete and in full force and effect as at a date no earlier than the date of this Agreement, setting out the names of its directors and officers and setting out the proportion of shares held by each shareholder. (g) Powers of attorney The original power of attorney of the Borrower under which any documents are to be executed or transactions undertaken by the Borrower. 2 Finance Documents This Agreement and any Fee Letter.

Page 103 3 Legal opinions The following legal opinions, each addressed to the Agent, or confirmation satisfactory to the Agent that such opinion will be given: (a) an opinion on matters of English law from Stephenson Harwood LLP; and (b) an opinion on matters of Marshall Island law from Watson Farley & Williams LLP, New York. 4 Other documents and evidence (a) Process agent Evidence that any process agent referred to in Clause 23.6 and any process agent appointed under any Finance Document executed pursuant to paragraph 2 above has accepted its appointment. (b) Other authorisations A copy of any Necessary Authorisation or other document, opinion or assurance which the Agent considers to be necessary (if it has notified the Borrower accordingly) in connection with the entry into and performance of the transactions contemplated by any of the Relevant Documents or for the validity and enforceability of any of the Relevant Documents. (c) Fees Evidence that the fees, costs and expenses then due from the Borrower under Clause 7.13 and Clause 9 have been paid. (d) "Know your customer" documents Such documentation and other evidence as is reasonably requested by the Agent in order for the Lenders to comply with all necessary "know your customer" or similar identification procedures in relation to the transactions contemplated in the Finance Documents (including "know your customer" documentation on each shareholder of the Borrower with a shareholding of 20% or more). (e) Other Such other documents, authorisations, opinions and assurances as the Agent may specify. (f) Valuations Valuations (in accordance with the definition of, and sufficient to establish, Fair Market Value) of each Collateral Vessel dated no earlier than seventy five (75) days prior to the First Drawdown Date. (g) Commitments The Coordinator having received confirmation of commitments from Lenders for, in aggregate, the full amount of the Loan.

Page 104 Part II(A): Conditions precedent to First Drawdown Date 1 Security Parties (a) Bringdown Certificate An original certificate from a duly authorised officer or representative of the Borrower confirming that none of the documents delivered to the Agent pursuant to Schedule 2, Part I, paragraphs 1(a), (c), (d), (e) and (f) have been amended or modified in any way since the date of their delivery to the Agent. (b) Constitutional Documents Copies of the constitutional documents of each Collateral Owner and the Pledgor together with such other evidence as the Agent may reasonably require that each Collateral Owner and the Pledgor is duly formed or incorporated in its country of formation or incorporation and remains in existence with power to enter into, and perform its obligations under, the Relevant Documents to which it is or is to become a party. (c) Certificates of good standing A certificate of good standing in respect of each Collateral Owner, the Pledgor and, if required, the Borrower (if such a certificate can be obtained). (d) Board resolutions A copy (or extract) of a resolution of the board of directors (or sole member) of each Collateral Owner and the Pledgor: (i) approving the terms of, and the transactions contemplated by, the Relevant Documents to which it is a party and ratifying or resolving that it execute those Relevant Documents; and (ii) if required authorising a specified person or persons to execute those Relevant Documents (and all documents and notices to be signed and/or despatched under those documents) on its behalf. (e) Shareholder resolutions If required by any legal advisor to the Agent, a copy of a resolution signed by all the holders of the issued shares or membership interests (as the case may be) in each Collateral Owner and the Pledgor, approving the terms of, and the transactions contemplated by, the Relevant Documents to which it is a party. (f) Officer's certificates An original certificate of a duly authorised officer or representative of each Collateral Owner and the Pledgor certifying that each copy document relating to it specified in this Part II(A) of Schedule 2 is correct, complete and in full force and effect as at a date no earlier than the date of the Drawdown Date, setting out the names of its directors and officers, setting out the proportion of shares held by each shareholder, and confirming that its borrowing and guaranteeing limits will not be exceeded. (g) Powers of attorney The notarially attested and legalised (where necessary for registration purposes) power of attorney of each Collateral Owner and the Pledgor under which any documents are to be executed or transactions undertaken by that Collateral Owner and the Pledgor.

Page 105 2 Security and related documents In respect of each Collateral Vessel other than a Delayed Delivery Collateral Vessel: (a) Vessel documents photocopies, certified as true, accurate and complete by a duly authorised representative of the Collateral Owner of that Collateral Vessel, of: (i) the Management Agreements (if any); (ii) any Charter; (iii) evidence of that Collateral Vessel's current Certificate of Financial Responsibility issued pursuant to the United States Oil Pollution Act 1990 (if applicable); (iv) the ISM Company's current Document of Compliance; (v) that Collateral Vessel's current ISSC; (vi) that Collateral Vessel's current IAPPC; (vii) that Collateral Vessel's current SMC; (viii) that Collateral Vessel’s "Green Passport" (if available), in each case together with all addenda, amendments or supplements. (b) Evidence of Collateral Owners' title Evidence that on the First Drawdown Date (i) that Collateral Vessel is permanently registered under the relevant flag in the ownership of the relevant Collateral Owner and (ii) the Mortgage will be capable of being registered against that Collateral Vessel with first priority. (c) Evidence of insurance Evidence that that Collateral Vessel is insured in the manner required by the Security Documents and that letters of undertaking will be issued in the manner required by the Security Documents, together with the written approval of the Insurances by an insurance adviser appointed by the Agent. (d) Certificate of class A certified copy of the Class Certificate for hull and machinery in respect of that Collateral Vessel confirming that that Collateral Vessel is classed with the highest in respect of each Collateral Vessel class applicable to vessels of her type with a Pre-Approved Classification Society free of material overdue recommendations affecting class. (e) Security Documents The Guarantees, the Mortgages, the Assignments, the Account Security Deed and the Share Pledges, together with all other documents required by any of them, including, without limitation, all notices of assignment and/or charge and evidence that those notices will be duly acknowledged by the recipients, all share certificates, certified copy share registers or registers of members, transfer forms, proxy forms, letters of resignation and letters of undertakings specified in the Share Pledges.

Page 106 (f) Managers' Confirmations The Managers' Confirmations (if any) together with notices of any assignments contained in the same and evidence that those notices will be duly acknowledged by the recipients. (g) Other Relevant Documents Copies of each of the Relevant Documents not otherwise comprised in the documents listed in this Part II(A) of Schedule 2. 3 Legal opinions Confirmation satisfactory to the Agent that legal opinions substantially in the form provided to the Agent prior to the First Drawdown Date will be given promptly following disbursement of the Loan, namely: (a) an opinion on matters of English law from Stephenson Harwood LLP; (b) an opinion on matters of Marshall Islands law from Watson Farley & Williams LLP; (c) an opinion on matters of New York law from Watson Farley & Williams LLP, New York; and (d) an opinion on matters of Bahamas law from Lennox Patton (or such other legal advisors in respect of the jurisdiction of the underlying flag of the Collateral Vessels). 4 Other documents and evidence (a) Drawdown Notice A duly completed Drawdown Notice. (b) Process agent Evidence that any process agent appointed under any of the Security Documents executed pursuant to paragraph 2(b) above has accepted its appointment. (c) Other Authorisations A copy of any other Necessary Authorisation or other document, opinion or assurance which the Agent considers to be necessary (if it has notified the Borrower accordingly) in connection with the entry into and performance of the transactions contemplated by any Relevant Document or for the validity and enforceability of any Relevant Document. (d) "Know your customer" Such documentation and other evidence as is reasonably requested by the Agent in order for the Lenders to comply with all necessary "know your customer" or similar identification procedures in relation to the transactions contemplated in the Finance Documents. (e) Fees Evidence that the fees, costs and expenses then due from the Borrower under Clause 7.13 and Clause 9 have been paid by, or will have been paid on, the Drawdown Date. (f) Existing indebtedness Evidence satisfactory to the Agent that on or by the First Drawdown Date, the existing indebtedness (if any) relating to the relevant Collateral Vessel shall be, or have been, as the case may be, repaid in full together with accrued interest and all other fees accrued or outstanding and any relevant or the obligations connected to such existing indebtedness will be released and discharged.

Page 107 Part II(B): Conditions precedent to be met no later than the Second Target Date In respect of each Delayed Delivery Collateral Vessel: 1 Vessel documents photocopies, certified as true, accurate and complete by a duly authorised representative of the Collateral Owner of that Delayed Delivery Collateral Vessel, of: (a) the Management Agreements (if any); (b) any Charter; (c) evidence of that Delayed Delivery Collateral Vessel's current Certificate of Financial Responsibility issued pursuant to the United States Oil Pollution Act 1990 (if applicable); (d) the ISM Company's current Document of Compliance; (e) that Delayed Delivery Collateral Vessel's current ISSC; (f) that Delayed Delivery Collateral Vessel's current IAPPC; (g) that Delayed Delivery Collateral Vessel's current SMC; (h) that Delayed Delivery Collateral Vessel’s "Green Passport" (if available), in each case together with all addenda, amendments or supplements. 2 Evidence of Collateral Owners' title Evidence that (i) that Delayed Delivery Collateral Vessel is permanently registered under the relevant flag in the ownership of the relevant Collateral Owner and (ii) the Mortgage will be capable of being registered against that Delayed Delivery Collateral Vessel with first priority. 3 Evidence of insurance Evidence that that Delayed Delivery Collateral Vessel is insured in the manner required by the Security Documents and that letters of undertaking will be issued in the manner required by the Security Documents, together with the written approval of the Insurances by an insurance adviser appointed by the Agent. 4 Certificate of class A certified copy of the Class Certificate for hull and machinery in respect of that Delayed Delivery Collateral Vessel confirming that that Delayed Delivery Collateral Vessel is classed with the highest in respect of each Delayed Delivery Collateral Vessel class applicable to vessels of her type with a Pre-Approved Classification Society free of material overdue recommendations affecting class 5 Security Documents Security Documents in respect of the relevant Delayed Delivery Collateral Vessel (to the extent not already provided to the Agent), including the relevant Mortgage and the relevant Assignments, together with all other documents required by any of them. 6 Managers' Confirmations The Managers' Confirmations (if any) together with notices of any assignments contained in the same and evidence that those notices will be duly acknowledged by the recipients.

Page 108 7 Other Relevant Documents Copies of each of the Relevant Documents not otherwise comprised in the documents listed in this Part II(B) of Schedule 2. 8 Legal opinions Confirmation satisfactory to the Agent that legal opinions substantially in the form previously provided to the Agent will be given promptly following the Second Target Achievement Date, namely: (a) an opinion on matters of English law from Stephenson Harwood LLP; (b) an opinion on matters of Marshall Islands law from Watson Farley & Williams LLP; and (c) an opinion on matters of Bahamas law from Lennox Patton (or such other legal advisors in respect of the jurisdiction of the underlying flag of the Collateral Vessels). 9 Other Documents Any documents and evidence under Part II(A) to the extent not already provided to the Agent.

Page 109 Part II(C): Conditions precedent to subsequent Drawdown Dates 1 Drawdown Notice A Drawdown Notice for the relevant Drawing. 2 Other Documents 2.1 Prior to the Second Target Achievement Date, any documents and evidence under Part II(A) to the extent not already provided to the Agent. 2.2 After the Second Target Achievement Date, any documents and evidence under Part II(A) and/or Part II(B) to the extent not already provided to the Agent.

Page 110 Part III(A): Conditions subsequent to First Drawdown Date 1 Evidence of Collateral Owners' title In respect of each Collateral Vessel, no later than one Business Day after the First Drawdown Date, a certificate of ownership and encumbrance (or equivalent) issued by the Registrar of Ships (or equivalent official) of the flag of that Collateral Vessel confirming that (a) that Collateral Vessel is permanently registered under that flag in the ownership of the relevant Collateral Owner, (b) the Mortgage has been registered with first priority against the relevant Collateral Vessel and (c) there are no further Encumbrances registered against any of that Collateral Vessels. 2 Letters of undertaking Letters of undertaking in respect of the Insurances as required by the Security Documents together with copies of the relevant policies or cover notes or entry certificates duly endorsed with the interest of the Finance Parties. 3 Acknowledgements of notices Acknowledgements of all notices of assignment and/or charge given pursuant to any Security Documents received by the Agent pursuant to Part II(A) of this Schedule 2. 4 Legal opinions Such of the legal opinions specified in Part II(A) of this Schedule 2 as have not already been provided to the Agent.

Page 111 Part III(B): Conditions subsequent for a Delayed Delivery Collateral Vessel 1 Evidence of Collateral Owners' title In respect of each Delayed Delivery Collateral Vessel, no later than one Business Day after the date on which the relevant Mortgage is registered, a certificate of ownership and encumbrance (or equivalent) issued by the Registrar of Ships (or equivalent official) of the flag of that Delayed Delivery Collateral Vessel confirming that (a) that Delayed Delivery Collateral Vessel is permanently registered under that flag in the ownership of the relevant Collateral Owner, (b) the Mortgage has been registered with first priority against the relevant Delayed Delivery Collateral Vessel and (c) there are no further Encumbrances registered against that Delayed Delivery Collateral Vessel. 2 Letters of undertaking Letters of undertaking in respect of the Insurances of the relevant Delayed Delivery Collateral Vessel as required by the Security Documents in respect of that Delayed Delivery Collateral Vessel together with copies of the relevant policies or cover notes or entry certificates duly endorsed with the interest of the Finance Parties. 3 Acknowledgements of notices Acknowledgements of all notices of assignment and/or charge given pursuant to any Security Documents received by the Agent pursuant to Part II(B) of this Schedule 2. 4 Legal opinions Such of the legal opinions specified in Part II(B) of this Schedule 2 as have not already been provided to the Agent.

Page 112 Part IV: Conditions precedent to a Vessel Replacement Date 1 Replacement Owner (a) Constitutional Documents Copies of the constitutional documents of the Replacement Owner together with such other evidence as the Agent may reasonably require that the Replacement Owner is duly formed or incorporated in its country of formation or incorporation and remains in existence with power to enter into, and perform its obligations under, the Relevant Documents to which it is or is to become a party. (b) Certificate of good standing A certificate of good standing in respect of the Replacement Owner (if such a certificate can be obtained). (c) Board resolutions A copy of a resolution of the board of directors of the Replacement Owner (or its sole member): (i) approving the terms of, and the transactions contemplated by, the Relevant Documents to which it is a party and ratifying or resolving that it execute those Relevant Documents; and (ii) if required authorising a specified person or persons to execute those Relevant Documents (and all documents and notices to be signed and/or despatched under those documents) on its behalf. (d) Officer's certificate A certificate of a duly authorised officer or representative of the Replacement Owner certifying that each copy document relating to it specified in this Part IV of Schedule 2 is correct, complete and in full force and effect as at a date no earlier than the date of the Vessel Replacement Date and setting out the names of its directors and officers (or its sole member), setting out the proportion of shares held by each shareholder (or its sole member) and confirming that its borrowing and guaranteeing limits will not be exceeded. (e) Power of attorney The notarially attested and legalised (where necessary for registration purposes) power of attorney of the Replacement Owner under which any documents are to be executed or transactions undertaken by the Replacement Owner. 2 Security and related documents (a) Vessel documents In respect of the Replacement Vessel photocopies, certified as true, accurate and complete by a duly authorised representative of the relevant Replacement Owner, of: (i) the Management Agreements (if any); (ii) any Charter; (iii) evidence of the Replacement Vessel's current Certificate of Financial Responsibility issued pursuant to the United States Oil Pollution Act 1990 (if applicable);

Page 113 (iv) the ISM's Company's current Document of Compliance; (v) the Replacement Vessel's current ISSC; (vi) the Replacement Vessel's IAPPC; (vii) the Replacement Vessel's current SMC; and (viii) the Replacement Vessel's "Green Passport" (if available), in each case together with all addenda, amendments or supplements. (b) Evidence of Owner's title Evidence that on the Vessel Replacement Date (i) the Replacement Vessel will be at least provisionally registered under a Pre-Approved Flag in the ownership of the Replacement Owner and (ii) a Mortgage will be capable of being registered against the Replacement Vessel with first priority. (c) Evidence of insurance Evidence that the Replacement Vessel is insured in the manner required by the Security Documents and that letters of undertaking will be issued in the manner required by the Security Documents, together with (if required by the Agent) the written approval of the Insurances by an insurance adviser appointed by the Agent. (d) Confirmation of class A Certificate of Confirmation of Class for hull and machinery confirming that the Replacement Vessel is classed with the highest class applicable to vessels of her type with a Pre-Approved Classification Society free of material overdue recommendations affecting class. (e) Security Documents The Guarantee to be executed by the Replacement Owner, the Mortgage and the Assignment to be executed in respect of the Replacement Vessel, a Share Pledge in respect of the Replacement Owner together with all other documents required by any of them, including, without limitation, all notices of assignment and/or charge and evidence that those notices will be duly acknowledged by the recipients. (f) Managers' Confirmations The Managers' Confirmations (if any) together with notices of any assignments contained in the same and evidence that those notices will be duly acknowledged by the recipients. (g) Other Relevant Documents Copies of each of the Relevant Documents in respect of the Replacement Vessel not otherwise comprised in the documents listed in this Part IV of Schedule 2. (h) Valuations Valuations (in accordance with the definition of, and sufficient to establish, Fair Market Value) of the Replacement Vessel dated no earlier than thirty (30) days prior to the Vessel Replacement Date. 3 Legal opinions If a Security Party is incorporated in a jurisdiction other than England and Wales or if any Finance Document is governed by the laws of a jurisdiction other than England and Wales, a legal opinion of the legal advisers to the Lenders in each relevant jurisdiction, substantially in the form provided to the Agent prior to the Vessel

Page 114 Replacement Date or confirmation satisfactory to the Agent that such an opinion will be given. 4 Other documents and evidence (a) Process agent Evidence that any process agent appointed under any new Finance Document has accepted its appointment. (b) Other authorisations A copy of any other Necessary Authorisation or other document, opinion or assurance which the Agent considers to be necessary or desirable (if it has notified the relevant Replacement Owner accordingly) in connection with the entry into and performance of the transactions contemplated by any of the Relevant Documents or for the validity and enforceability of any of the Relevant Documents. (c) Fees Evidence that the fees, costs and expenses then due from the Borrower under Clause 9 have been, or will be, paid on the Vessel Replacement Date. (d) "Know your customer" Such documentation and other evidence as is reasonably requested by the Agent in order for the Lenders to comply with all necessary "know your customer" or similar identification procedures in relation to the transactions contemplated in the Finance Documents.

Page 115 Part V: Conditions subsequent to Vessel Replacement Date 1 Evidence of Replacement Owner's title On the Vessel Replacement Date, a certificate of ownership and encumbrance (or equivalent) issued by the Registrar of Ships (or equivalent official) of the flag of the Replacement Vessel confirming that (a) the Replacement Vessel is permanently registered under that flag in the ownership of the Replacement Owner, (b) the Mortgage has been registered with first priority against the Replacement Vessel and (c) there are no further Encumbrances registered against the Replacement Vessel. 2 Letters of undertaking Letters of undertaking in respect of the Insurances relating to the Replacement Vessel as required by the Security Documents together with copies of the relevant policies or cover notes or entry certificates duly endorsed with the interest of the Finance Parties. 3 Acknowledgements of notices Acknowledgements of all notices of assignment and/or charge given pursuant to any Security Documents received by the Agent pursuant to Part IV of this Schedule 2. 4 Legal opinions Such of the legal opinions specified in Part IV of this Schedule 2 as have not already been provided to the Agent.

Page 116 Schedule 3 The Collateral Vessels No. Vessel name Collateral Owner Type DWT Year built Flag Maximum Amount of Collateral Vessel Tranche ($) 1 Leyte Spirit Teekay Tankers HZ Hull No. H-1587 L.L.C. LR2 109,676 2011 Bahamas 18,124,407.96 2 Sebarok Spirit Teekay Tankers HZ Hull No. H-1592 L.L.C. LR2 109,581 2011 Bahamas 18,124,407.96 3 Luzon Spirit Teekay Tankers HZ Hull No. H-1593 L.L.C. LR2 109,581 2011 Bahamas 18,124,407.96 4 Hovden Spirit T.I.L. VII LLC LR2 105,276 2012 Bahamas 20,334,701.61 5 Trysil Spirit T.I.L. VI LLC LR2 105,276 2012 Bahamas 20,334,701.61 6 Tarbet Spirit T.I.L. V LLC Aframax 107,529 2009 Bahamas 17,019,261.13 7 Emerald Spirit T.I.L. III LLC Aframax 109,000 2009 Bahamas 15,637,827.60 8 Garibaldi Spirit T.I.L. IV LLC Aframax 100,009 2009 Bahamas 15,637,827.60 9 Whistler Spirit T.I.L. I LLC Aframax 109,000 2010 Bahamas 16,466,687.72 10 Blackcomb Spirit T.I.L. II LLC Aframax 109,000 2010 Bahamas 16,466,687.72 11 Peak Spirit T.I.L. VIII LLC Aframax 104,621 2011 Bahamas 18,621,724.03 12 Pinnacle Spirit Pinnacle Spirit LLC Suezmax 160,389 2008 Bahamas 17,903,378.59 13 Cascade Spirit T.I.L. XI LLC Suezmax 156,853 2009 Bahamas 17,240,290.50 14 Aspen Spirit T.I.L. IX LLC Suezmax 157,813 2009 Bahamas 17,240,290.50 15 Beijing Spirit Beijing Spirit L.L.C. Suezmax 156,493 2010 Bahamas 18,455,952.01 16 Moscow Spirit Rome Spirit L.L.C. Suezmax 156,493 2010 Bahamas 18,455,952.01 17 London Spirit London Spirit L.L.C. Suezmax 158,650 2011 Bahamas 21,163,561.73 18 Sydney Spirit Sydney Spirit L.L.C. Suezmax 158,542 2012 Bahamas 22,323,965.90 19 Athens Spirit Athens Spirit L.L.C. Suezmax 158,529 2012 Bahamas 22,323,965.90 Total: 350,000,000.00

Page 117 Schedule 4 Form of Drawdown Notice To: Nordea Bank Abp, New York Branch From: Teekay Tankers Ltd. [Date] 2023 Dear Sirs, Drawdown Notice We refer to the Loan Agreement dated 2023 made between, amongst others, ourselves and yourselves (the "Agreement"). Words and phrases defined in the Agreement have the same meaning when used in this Drawdown Notice. Pursuant to Clause 4.1 of the Agreement, we irrevocably request that you advance a Drawing in the sum of [ ] to us on 2023, which is a Business Day, by paying the amount of the advance to [ ]. We warrant that the representations and warranties contained in Clause 11 of the Agreement save those contained in Clauses 11.2, 11.61 and 11.22 are true and correct at the date of this Drawdown Notice and will be true and correct (although this warranty is not given with regard to Clause 11.7)2 on 2023 that no Default has occurred and is continuing unremedied or unwaived, and that no Default will result from the advance of the sum requested in this Drawdown Notice. We select the period of [ ] months as the Interest Period in respect of the said Drawing. Yours faithfully ....................... Name: Title: For and on behalf of Teekay Tankers Ltd. 1 For all drawdowns other than the first, add reference to Clause 11.7 here. 2 For all drawdowns other than the first, delete phrase in brackets.

Page 118 Schedule 5 Form of Transfer Certificate To: Nordea Bank Abp, New York Branch Transfer Certificate This transfer certificate relates to a secured loan facility agreement (as from time to time amended, varied, supplemented or novated the "Loan Agreement") dated [ ] 2023, on the terms and subject to the conditions of which a secured revolving credit and term loan facility was made available to Teekay Tankers Ltd., by a syndicate of banks on whose behalf you act as agent and security trustee. 1 Terms defined in the Loan Agreement shall, unless otherwise expressly indicated, have the same meaning when used in this certificate. The terms "Transferor" and "Transferee" are defined in the schedule to this certificate (the "Schedule"). 2 The Transferor: 2.1 confirms that the details in the Schedule under the heading "Transferor's Commitment" accurately summarise its Commitment; and 2.2 requests the Transferee to accept by way of novation the transfer to the Transferee of the amount of the Transferor's Commitment specified in the Schedule by counter-signing and delivering this certificate to the Agent at its address for communications specified in the Loan Agreement. 3 The Transferee requests the Agent to accept this certificate as being delivered to the Agent pursuant to and for the purposes of clause 14 of the Loan Agreement so as to take effect in accordance with the terms of that clause on the Transfer Date specified in the Schedule. 4 The Agent confirms its acceptance of this certificate for the purposes of clause 14 of the Loan Agreement. 5 The Transferee confirms that: 5.1 it has received a copy of the Loan Agreement together with all other information which it has required in connection with this transaction; 5.2 it has not relied and will not in the future rely on the Transferor or any other party to the Loan Agreement to check or enquire on its behalf into the legality, validity, effectiveness, adequacy, accuracy or completeness of any such information; and 5.3 it has not relied and will not in the future rely on the Transferor or any other party to the Loan Agreement to keep under review on its behalf the financial condition, creditworthiness, condition, affairs, status or nature of any Security Party. 6 Execution of this certificate by the Transferee constitutes its representation and warranty to the Transferor and to all other parties to the Loan Agreement that it has the power to become a party to the Loan Agreement as a Lender on the terms of the

Page 119 Loan Agreement and has taken all steps to authorise execution and delivery of this certificate. 7 The Transferee undertakes with the Transferor and each of the other parties to the Loan Agreement that it will perform in accordance with their terms all those obligations which by the terms of the Loan Agreement will be assumed by it after delivery of this certificate to the Agent and the satisfaction of any conditions subject to which this certificate is expressed to take effect. 8 The Transferor makes no representation or warranty and assumes no responsibility with respect to the legality, validity, effectiveness, adequacy or enforceability of any Finance Document or any document relating to any Finance Document, and assumes no responsibility for the financial condition of any Finance Party or for the performance and observance by any Security Party of any of its obligations under any Finance Document or any document relating to any Finance Document and any conditions and warranties implied by law are expressly excluded. 9 The Transferee acknowledges that nothing in this certificate or in the Loan Agreement shall oblige the Transferor to: 9.1 accept a re-transfer from the Transferee of the whole or any part of the rights, benefits and/or obligations transferred pursuant to this certificate; or 9.2 support any losses directly or indirectly sustained or incurred by the Transferee for any reason including, without limitation, the non-performance by any party to any Finance Document of any obligations under any Finance Document. 10 The address and fax number of the Transferee for the purposes of clause 18 of the Loan Agreement are set out in the Schedule. 11 This certificate may be executed in any number of counterparts each of which shall be original but which shall together constitute the same instrument. 12 This certificate shall be governed by and interpreted in accordance with English law.

Page 120 The Schedule 1 Transferor: 2 Transferee: 3 Transfer Date (not earlier that the fifth Business Day after the date of delivery of the Transfer Certificate to the Agent): 4 Transferor's Commitment: 5 Amount transferred: 6 Transferee's address and fax number for the purposes of clause 18 of the Loan Agreement: [name of Transferor] [name of Transferee] By: By: Date: Date: Nordea Bank Abp, New York Branch as Agent By: Date:

Page 121 Schedule 6 Form of Compliance Certificate To: Nordea Bank Abp, New York Branch From: Teekay Tankers Ltd. Date: [●] Dear Sirs We refer to an agreement (the "Loan Agreement") dated [● ] 2023 and made between (inter alia) (1) us as borrower, (2) the banks listed at Schedule 1 thereto as lenders and (3) yourselves as agent and security trustee (as from time to time amended, varied, novated or supplemented). Terms defined or construed in the Loan Agreement have the same meanings and constructions in this Certificate. We attach the relevant calculation applicable on the last day of our financial [year][quarter] ending [● ] (the "Relevant Period") which confirm that: 1 Free Liquidity and Available Credit Lines [were in aggregate at all times equal to or greater than/fell below] $35,000,000. Therefore the condition contained in clause 12.2.1 of the Loan Agreement [has/has not] been complied with in respect of the Relevant Period. 2 The aggregate of Free Liquidity and Available Credit Lines [was at all times equal to or greater than/fell below] 5.0% of Total Debt. Therefore the condition contained in clause 12.2.2 of the Loan Agreement [has/has not] been complied with. 3 The aggregate of the Fair Market Value of the Collateral Vessels is [●] and the value of any additional security previously provided under clause 10.9 of the Loan Agreement is [●] which in aggregate is not less than 125% of the amount of the Loan Outstanding in the Relevant Period. Therefore, the requirements of clause 10.9 of the Loan Agreement have been complied with in respect of the Relevant Period. The Fair Market Value of each Collateral Vessel is as follows at [date]: Name of Collateral Vessel Name of first shipbroker providing valuation Name of second shipbroker providing valuation Name of third shipbroker providing valuation Average market value [●] [●] [●] [●] [●] 4 Details of all calculations made for the purposes of this Compliance Certificate are set out in the schedule attached hereto. Signed: ........................................ Duly authorised representative of Teekay Tankers Ltd.

Page 122 Schedule Details of financial calculations

Page 123 Schedule 7 Reduction Schedule m.v. "Leyte Spirit" Reduction No. Reduction Date Reduction Amount (US$) Available Loan Amount (US$) 18,124,408.00 1 30.11.2023 1,489,677.37 16,634,730.63 2 31.05.2024 1,489,677.37 15,145,053.26 3 30.11.2024 1,489,677.37 13,655,375.89 4 31.05.2025 1,489,677.37 12,165,698.52 5 30.11.2025 1,489,677.37 10,676,021.15 6 31.05.2026 1,489,677.37 9,186,343.78 7 30.11.2026 1,489,677.37 7,696,666.41 8 31.05.2027 1,489,677.37 6,206,989.04 9 30.11.2027 1,489,677.37 4,717,311.67 10 31.05.2028 1,489,677.37 3,227,634.30 11 30.11.2028 1,613,817.15 1,613,817.15 12 31.05.2029 1,613,817.15 0.00 # Total Semi-Annual Reductions 1 $ 28,190,283.19 2 $ 33,891,592.17 3 $ 33,891,592.17 4 $ 33,891,592.17 5 $ 33,891,592.17 6 $ 33,891,592.17 7 $ 32,514,409.20 8 $ 31,137,226.23 9 $ 23,890,440.84 10 $ 18,757,262.81 11 $ 24,574,959.71 12 $ 21,477,457.17

Page 124 m.v. " Sebarok Spirit" Reduction No. Reduction Date Reduction Amount (US$) Available Loan Amount (US$) 18,124,408.00 1 30.11.2023 1,449,952.64 16,674,455.36 2 31.05.2024 1,449,952.64 15,224,502.72 3 30.11.2024 1,449,952.64 13,774,550.08 4 31.05.2025 1,449,952.64 12,324,597.44 5 30.11.2025 1,449,952.64 10,874,644.80 6 31.05.2026 1,449,952.64 9,424,692.16 7 30.11.2026 1,449,952.64 7,974,739.52 8 31.05.2027 1,449,952.64 6,524,786.88 9 30.11.2027 1,449,952.64 5,074,834.24 10 31.05.2028 1,449,952.64 3,624,881.60 11 30.11.2028 1,812,440.80 1,812,440.80 12 31.05.2029 1,812,440.80 0.00

Page 125 m.v. "Luzon Spirit" Reduction No. Reduction Date Reduction Amount (US$) Available Loan Amount (US$) 18,124,407.96 1 30.11.2023 1,412,291.53 16,712,116.43 2 31.05.2024 1,412,291.53 15,299,824.90 3 30.11.2024 1,412,291.53 13,887,533.37 4 31.05.2025 1,412,291.53 12,475,241.84 5 30.11.2025 1,412,291.53 11,062,950.31 6 31.05.2026 1,412,291.53 9,650,658.78 7 30.11.2026 1,412,291.53 8,238,367.25 8 31.05.2027 1,412,291.53 6,826,075.72 9 30.11.2027 1,412,291.53 5,413,784.19 10 31.05.2028 1,412,291.53 4,001,492.66 11 30.11.2028 2,000,746.33 2,000,746.33 12 31.05.2029 2,000,746.33 0.00

Page 126 m.v. "Hovden Spirit" Reduction No. Reduction Date Reduction Amount (US$) Available Loan Amount (US$) 20,334,701.60 1 30.11.2023 1,435,390.70 18,899,310.90 2 31.05.2024 1,435,390.70 17,463,920.20 3 30.11.2024 1,435,390.70 16,028,529.50 4 31.05.2025 1,435,390.70 14,593,138.80 5 30.11.2025 1,435,390.70 13,157,748.10 6 31.05.2026 1,435,390.70 11,722,357.40 7 30.11.2026 1,435,390.70 10,286,966.70 8 31.05.2027 1,435,390.70 8,851,576.00 9 30.11.2027 1,435,390.70 7,416,185.30 10 31.05.2028 1,435,390.70 5,980,794.60 11 30.11.2028 2,990,397.30 2,990,397.30 12 31.05.2029 2,990,397.30 0.00

Page 127 m.v. "Trysil Spirit" Reduction No. Reduction Date Reduction Amount (US$) Available Loan Amount (US$) 20,334,701.60 1 30.11.2023 1,435,390.70 18,899,310.90 2 31.05.2024 1,435,390.70 17,463,920.20 3 30.11.2024 1,435,390.70 16,028,529.50 4 31.05.2025 1,435,390.70 14,593,138.80 5 30.11.2025 1,435,390.70 13,157,748.10 6 31.05.2026 1,435,390.70 11,722,357.40 7 30.11.2026 1,435,390.70 10,286,966.70 8 31.05.2027 1,435,390.70 8,851,576.00 9 30.11.2027 1,435,390.70 7,416,185.30 10 31.05.2028 1,435,390.70 5,980,794.60 11 30.11.2028 2,990,397.30 2,990,397.30 12 31.05.2029 2,990,397.30 0.00

Page 128 m.v. "Tarbet Spirit" Reduction No. Reduction Date Reduction Amount (US$) Available Loan Amount (US$) 17,019,261.14 1 30.11.2023 2,083,991.16 14,935,269.98 2 31.05.2024 2,083,991.16 12,851,278.82 3 30.11.2024 2,083,991.16 10,767,287.66 4 31.05.2025 2,083,991.16 8,683,296.50 5 30.11.2025 2,083,991.16 6,599,305.34 6 31.05.2026 2,083,991.16 4,515,314.18 7 30.11.2026 2,083,991.16 2,431,323.02 8 31.05.2027 2,083,991.16 347,331.86 9 30.11.2027 347,331.86 0.00

Page 129 m.v. "Emerald Spirit" Reduction No. Reduction Date Reduction Amount (US$) Available Loan Amount (US$) 15,637,827.58 1 30.11.2023 679,905.55 14,957,922.03 2 31.05.2024 2,039,716.64 12,918,205.39 3 30.11.2024 2,039,716.64 10,878,488.75 4 31.05.2025 2,039,716.64 8,838,772.11 5 30.11.2025 2,039,716.64 6,799,055.47 6 31.05.2026 2,039,716.64 4,759,338.83 7 30.11.2026 2,039,716.64 2,719,622.19 8 31.05.2027 2,039,716.64 679,905.55 9 30.11.2027 679,905.55 0.00

Page 130 m.v. "Garibaldi Spirit" Reduction No. Reduction Date Reduction Amount (US$) Available Loan Amount (US$) 15,637,827.58 1 30.11.2023 638,278.68 14,999,548.90 2 31.05.2024 1,914,836.03 13,084,712.87 3 30.11.2024 1,914,836.03 11,169,876.84 4 31.05.2025 1,914,836.03 9,255,040.81 5 30.11.2025 1,914,836.03 7,340,204.78 6 31.05.2026 1,914,836.03 5,425,368.75 7 30.11.2026 1,914,836.03 3,510,532.72 8 31.05.2027 1,914,836.03 1,595,696.69 9 30.11.2027 1,595,696.69 0.00

Page 131 m.v."Whistler Spirit" Reduction No. Reduction Date Reduction Amount (US$) Available Loan Amount (US$) 16,466,687.72 1 30.11.2023 1,764,287.97 14,702,399.75 2 31.05.2024 1,764,287.97 12,938,111.78 3 30.11.2024 1,764,287.97 11,173,823.81 4 31.05.2025 1,764,287.97 9,409,535.84 5 30.11.2025 1,764,287.97 7,645,247.87 6 31.05.2026 1,764,287.97 5,880,959.90 7 30.11.2026 1,764,287.97 4,116,671.93 8 31.05.2027 1,764,287.97 2,352,383.96 9 30.11.2027 1,764,287.97 588,095.99 10 31.05.2028 588,095.99 0.00

Page 132 m.v. "Blackcomb Spirit" Reduction No. Reduction Date Reduction Amount (US$) Available Loan Amount (US$) 16,466,687.69 1 30.11.2023 1,703,450.45 14,763,237.24 2 31.05.2024 1,703,450.45 13,059,786.79 3 30.11.2024 1,703,450.45 11,356,336.34 4 31.05.2025 1,703,450.45 9,652,885.89 5 30.11.2025 1,703,450.45 7,949,435.44 6 31.05.2026 1,703,450.45 6,245,984.99 7 30.11.2026 1,703,450.45 4,542,534.54 8 31.05.2027 1,703,450.45 2,839,084.09 9 30.11.2027 1,703,450.45 1,135,633.64 10 31.05.2028 1,135,633.64 0.00

Page 133 m.v."Peak Spirit" Reduction No. Reduction Date Reduction Amount (US$) Available Loan Amount (US$) 18,621,724.02 1 30.11.2023 1,530,552.66 17,091,171.36 2 31.05.2024 1,530,552.66 15,560,618.70 3 30.11.2024 1,530,552.66 14,030,066.04 4 31.05.2025 1,530,552.66 12,499,513.38 5 30.11.2025 1,530,552.66 10,968,960.72 6 31.05.2026 1,530,552.66 9,438,408.06 7 30.11.2026 1,530,552.66 7,907,855.40 8 31.05.2027 1,530,552.66 6,377,302.74 9 30.11.2027 1,530,552.66 4,846,750.08 10 31.05.2028 1,530,552.66 3,316,197.42 11 30.11.2028 1,658,098.71 1,658,098.71 12 31.05.2029 1,658,098.71 0.00

Page 134 m.v. "Pinnacle Spirit" Reduction No. Reduction Date Reduction Amount (US$) Available Loan Amount (US$) 17,903,378.61 1 30.11.2023 2,754,365.94 15,149,012.67 2 31.05.2024 2,754,365.94 12,394,646.73 3 30.11.2024 2,754,365.94 9,640,280.79 4 31.05.2025 2,754,365.94 6,885,914.85 5 30.11.2025 2,754,365.94 4,131,548.91 6 31.05.2026 2,754,365.94 1,377,182.97 7 30.11.2026 1,377,182.97 0.00

Page 135 m.v."Cascade Spirit" Reduction No. Reduction Date Reduction Amount (US$) Available Loan Amount (US$) 17,240,290.50 1 30.11.2023 766,235.13 16,474,055.37 2 31.05.2024 2,298,705.40 14,175,349.97 3 30.11.2024 2,298,705.40 11,876,644.57 4 31.05.2025 2,298,705.40 9,577,939.17 5 30.11.2025 2,298,705.40 7,279,233.77 6 31.05.2026 2,298,705.40 4,980,528.37 7 30.11.2026 2,298,705.40 2,681,822.97 8 31.05.2027 2,298,705.40 383,117.57 9 30.11.2027 383,117.57 0.00

Page 136 m.v."Aspen Spirit" Reduction No. Reduction Date Reduction Amount (US$) Available Loan Amount (US$) 17,240,290.50 1 30.11.2023 766,235.13 16,474,055.37 2 31.05.2024 2,298,705.40 14,175,349.97 3 30.11.2024 2,298,705.40 11,876,644.57 4 31.05.2025 2,298,705.40 9,577,939.17 5 30.11.2025 2,298,705.40 7,279,233.77 6 31.05.2026 2,298,705.40 4,980,528.37 7 30.11.2026 2,298,705.40 2,681,822.97 8 31.05.2027 2,298,705.40 383,117.57 9 30.11.2027 383,117.57 0.00

Page 137 m.v."Beijing Spirit" Reduction No. Reduction Date Reduction Amount (US$) Available Loan Amount (US$) 18,455,952.02 1 30.11.2023 1,703,626.34 16,752,325.68 2 31.05.2024 1,703,626.34 15,048,699.34 3 30.11.2024 1,703,626.34 13,345,073.00 4 31.05.2025 1,703,626.34 11,641,446.66 5 30.11.2025 1,703,626.34 9,937,820.32 6 31.05.2026 1,703,626.34 8,234,193.98 7 30.11.2026 1,703,626.34 6,530,567.64 8 31.05.2027 1,703,626.34 4,826,941.30 9 30.11.2027 1,703,626.34 3,123,314.96 10 31.05.2028 1,703,626.34 1,419,688.62 11 30.11.2028 1,419,688.62 0.00

Page 138 m.v."Moscow Spirit" Reduction No. Reduction Date Reduction Amount (US$) Available Loan Amount (US$) 18,455,952.02 1 30.11.2023 1,677,813.82 16,778,138.20 2 31.05.2024 1,677,813.82 15,100,324.38 3 30.11.2024 1,677,813.82 13,422,510.56 4 31.05.2025 1,677,813.82 11,744,696.74 5 30.11.2025 1,677,813.82 10,066,882.92 6 31.05.2026 1,677,813.82 8,389,069.10 7 30.11.2026 1,677,813.82 6,711,255.28 8 31.05.2027 1,677,813.82 5,033,441.46 9 30.11.2027 1,677,813.82 3,355,627.64 10 31.05.2028 1,677,813.82 1,677,813.82 11 30.11.2028 1,677,813.82 0.00

Page 139 m.v. "London Spirit" Reduction No. Reduction Date Reduction Amount (US$) Available Loan Amount (US$) 21,163,561.78 1 30.11.2023 1,670,807.51 19,492,754.27 2 31.05.2024 1,670,807.51 17,821,946.76 3 30.11.2024 1,670,807.51 16,151,139.25 4 31.05.2025 1,670,807.51 14,480,331.74 5 30.11.2025 1,670,807.51 12,809,524.23 6 31.05.2026 1,670,807.51 11,138,716.72 7 30.11.2026 1,670,807.51 9,467,909.21 8 31.05.2027 1,670,807.51 7,797,101.70 9 30.11.2027 1,670,807.51 6,126,294.19 10 31.05.2028 1,670,807.51 4,455,486.68 11 30.11.2028 2,227,743.34 2,227,743.34 12 31.05.2029 2,227,743.34 0.00

Page 140 m.v. "Sydney Spirit" Reduction No. Reduction Date Reduction Amount (US$) Available Loan Amount (US$) 22,323,965.90 1 30.11.2023 1,633,460.92 20,690,504.98 2 31.05.2024 1,633,460.92 19,057,044.06 3 30.11.2024 1,633,460.92 17,423,583.14 4 31.05.2025 1,633,460.92 15,790,122.22 5 30.11.2025 1,633,460.92 14,156,661.30 6 31.05.2026 1,633,460.92 12,523,200.38 7 30.11.2026 1,633,460.92 10,889,739.46 8 31.05.2027 1,633,460.92 9,256,278.54 9 30.11.2027 1,633,460.92 7,622,817.62 10 31.05.2028 1,633,460.92 5,989,356.70 11 30.11.2028 2,994,678.35 2,994,678.35 12 31.05.2029 2,994,678.35 0.00

Page 141 m.v. "Athens Spirit" Reduction No. Reduction Date Reduction Amount (US$) Available Loan Amount (US$) 22,323,965.88 1 30.11.2023 1,594,568.99 20,729,396.89 2 31.05.2024 1,594,568.99 19,134,827.90 3 30.11.2024 1,594,568.99 17,540,258.91 4 31.05.2025 1,594,568.99 15,945,689.92 5 30.11.2025 1,594,568.99 14,351,120.93 6 31.05.2026 1,594,568.99 12,756,551.94 7 30.11.2026 1,594,568.99 11,161,982.95 8 31.05.2027 1,594,568.99 9,567,413.96 9 30.11.2027 1,594,568.99 7,972,844.97 10 31.05.2028 1,594,568.99 6,378,275.98 11 30.11.2028 3,189,137.99 3,189,137.99 12 31.05.2029 3,189,137.99 0.00

Page 142 Schedule 8 Form of Attestation to be issued by the Borrower Date: [31 January of each calendar year] This attestation relates to a secured loan facility agreement (as from time to time amended, varied, supplemented or novated the "Loan Agreement") dated [ ] 2023, and made between (inter alia) (1) us as borrower, (2) the banks listed at Schedule 1 thereto as lenders and (3) yourselves as agent and security trustee (as from time to time amended, varied, novated or supplemented). Capitalised terms used in this attestation shall have the meanings set out in the Loan Agreement We confirm that in relation to the maritime transport services of Russian Oil Products performed by the Collateral Ships during the period of twelve (12) months ending on [insert date of the preceding 31 December], we were, and, to the best of our knowledge, each Charterer, and any other third party was, in compliance with the Russian Price Cap Framework. We attest that we have obtained either a signed attestation or other documentation from or through the relevant charterers that any Russian Oil Products loaded onto any of the Collateral Ships during the above-referenced period were purchased at or below any applicable cap pursuant to the Russian Price Cap Framework. Signed: ........................................ Name: Title: ........................................ Name: Title: For and on behalf of Teekay Tankers Ltd.

Signatures Signed by ) for and on behalf of ) Teekay Tankers Ltd. ) its ) in the presence of: ) /s/ Tanpreet Rooprai Tanpreet Rooprai Attorney-in-Fact /s/ Charlotte Lymer Solicitor Watson Farley & Williams LLP 15 Appold Street, London EC2A 2HB Signed by ) as duly authorized ) for and on behalf of ) Nordea Bank Abp, New York Branch ) (as Agent) ) /s/ Eungkieun Park Eungkieun Park Attorney-in-Fact Signed by ) /s/ Eungkieun Park as duly authorized ) Eungkieun Park for and on behalf of ) Attorney-in-Fact Nordea Bank Abp, New York Branch ) (as Lender) )

Signed by ) as duly authorized ) for and on behalf of ) Skandinaviska Enskilda Banken AB (publ) ) (as a Lender) ) Signed by ) as duly authorized ) for and on behalf of ) Crédit Agricole Corporate and Investment ) Bank ) (as Lender) ) Signed by ) as duly authorized ) for and on behalf of ) Danske Bank, Norwegian Branch ) (as Lender) ) Signed by ) as duly authorized ) for and on behalf of ) Clifford Capital Pte. Ltd. ) (as Lender) ) Signed by ) as duly authorized ) for and on behalf of ) ING Bank N.V., London Branch ) (as Lender) ) /s/ Eungkieun Park Eungkieun Park Attorney-in-Fact /s/ Eungkieun Park Eungkieun Park Attorney-in-Fact /s/ Eungkieun Park Eungkieun Park Attorney-in-Fact /s/ Eungkieun Park Eungkieun Park Attorney-in-Fact /s/ Eungkieun Park Eungkieun Park Attorney-in-Fact Signed by ) as duly authorized ) for and on behalf of ) BNP Paribas ) (as Lender) ) /s/ Eungkieun Park Eungkieun Park Attorney-in-Fact

Signed by ) as duly authorized ) for and on behalf of ) Nordea Bank Abp, New York Branch ) (as a MLA) ) /s/ Eungkieun Park Eungkieun Park Attorney-in-Fact Signed by ) as duly authorized ) for and on behalf of ) Crédit Agricole Corporate and Investment ) Bank ) (as a MLA) ) /s/ Eungkieun Park Eungkieun Park Attorney-in-Fact Signed by ) /s/ Eungkieun Park as duly authorized ) Eungkieun Park for and on behalf of ) Attorney-in-Fact ING Bank N.V., London Branch ) (as MLA) ) Signed by ) /s/ Eungkieun Park as duly authorized ) Eungkieun Park for and on behalf of ) Attorney-in-Fact Clifford Capital Pte. Ltd. ) (as a Lead Arranger) ) Signed by ) /s/ Eungkieun Park as duly authorized ) Eungkieun Park for and on behalf of ) Attorney-in-Fact Skandinaviska Enskilda Banken AB (publ) ) (as a Lead Arranger) ) Signed by ) /s/ Eungkieun Park as duly authorized ) Eungkieun Park for and on behalf of ) Attorney-in-Fact Danske Bank A/S ) (as a Lead Arranger) )

Signed by ) as duly authorized ) for and on behalf of ) BNP Paribas ) (as Lead Arranger) ) Signed by ) as duly authorized ) for and on behalf of ) Nordea Bank Abp, New York Branch ) (as a Bookrunner) ) /s/ Eungkieun Park Eungkieun Park Attorney-in-Fact /s/ Eungkieun Park Eungkieun Park Attorney-in-Fact Signed by ) as duly authorized ) for and on behalf of ) Crédit Agricole Corporate and Investment ) Bank ) (as a Bookrunner) ) /s/ Eungkieun Park Eungkieun Park Attorney-in-Fact Signed by ) /s/ Eungkieun Park as duly authorized ) Eungkieun Park for and on behalf of ) Attorney-in-Fact ING Bank N.V., London Branch ) (as Bookrunner) ) Signed by ) /s/ Eungkieun Park as duly authorized ) Eungkieun Park for and on behalf of ) Attorney-in-Fact Nordea Bank Abp, New York Branch ) (as Coordinator) ) Signed by ) /s/ Eungkieun Park as duly authorized ) Eungkieun Park for and on behalf of ) Attorney-in-Fact Skandinaviska Enskilda Banken AB (publ) ) (as a Hedge Provider) )

Signed by ) /s/ Eungkieun Park as duly authorized ) Eungkieun Park for and on behalf of ) Attorney-in-Fact Crédit Agricole Corporate and Investment ) Bank ) (as a Hedge Provider) ) Signed by ) /s/ Eungkieun Park as duly authorized ) Eungkieun Park for and on behalf of ) Attorney-in-Fact Danske Bank A/S ) (as a Hedge Provider) ) Signed by ) /s/ Stephen Pewster as duly authorized ) Stephen Pewster for and on behalf of ) Authorised Signatory ING Bank N.V. ) (as a Hedge Provider) ) /s/ Adrian Marsh Adrian Marsh Authorised Signatory Signed by ) /s/ Eungkieun Park as duly authorized ) Eungkieun Park for and on behalf of ) Attorney-in-Fact BNP Paribas ) (as a Hedge Provider) )

Signed by ) /s/ Henrik M. Steffensen as duly authorized ) Henrik M. Steffensen for and on behalf of ) Nordea Bank Abp ) /s/ Anna C. Ribe (as a Hedge Provider) ) Anna Cecilie Ribe in the presence of: ) /s/ Kraen Holm Jorgensen Kraen Holm Jorgensen